As filed with the Securities and Exchange Commission on July 15, 1997
                              Registration No. 333-15127



 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                 AMENDMENT NO. 7
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             -----------------------

                                   AZUREL LTD.
                 (Name of small business issuer in its charter)

                             -----------------------

Delaware                             2844                    13-3842844
(State or Other            (Primary Standard Industrial    (I.R.S. Employer
Jurisdiction of                 Classification Code      Identification Number)
Incorporation or                     Number)
Organization)
                          ----------------------------


                               509 Madison Avenue
                            New York, New York 10022
                                 (212) 317-0712
              (Address and telephone number of principal executive
                         offices and principal place of business)

                          ----------------------------


                     Gerard Semhon, Chief Executive Officer
                                   AZUREL LTD.
                               509 Madison Avenue
                            New York, New York 10022
                                 (212) 317-0712
            (Name, address and telephone number of agent for service)

                         ------------------------------

                                   Copies to:
Jay M. Kaplowitz, Esq.                           Jack Becker, Esq.
Gersten, Savage, Kaplowitz, Fredericks        Snow Becker Krauss P.C.
  & Curtin, LLP                                  605 Third Avenue
101 East 52nd Street                     New York, New York 10158-0125
New York, New York 10022                         (212) 687-3860
(212) 752-9700                               (212) 949-7052 (FAX)
(212) 752-9713 (FAX)

                         ------------------------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed
Title of Each                                             Maximum                Proposed
Class of                                              Offering Price         Maximum Aggregate          Amount of
Securities to                 Amount To Be                 Per                   Offering             Registration
Be Registered                 Registered(1)             Security(2)              Price(2)                  Fee

Units (3) (4)                   1,380,000                 $5.10                 $7,038,000              $2,132.73

Common Stock, $.001
    par value                   1,380,000                  (5)                      (5)                      -

Redeemable Common
    Stock Purchase
    Warrants                    1,380,000                  (5)                      (5)                      -

Common Stock (6)                1,380,000                 $6.00                 $8,280,000              $2,509.09

Representative's
    Warrants (7)                  120,000                 $.001                     $ 120                  -- (8)

Common Stock (9)                  120,000                 $7.50                  $900,000                $272.73

Redeemable Common
    Stock Purchase
    Warrants (9)                  120,000                 $.15                     $1,800                    $.55

Common Stock (10)                 120,000                 $6.00                    $720,000               $218.18

Redeemable Common
    Stock Purchase
    Warrants (11)                 905,500                  $.10                     $90,550                $27.44

Common Stock (12)                 905,500                 $5.00                 $ 4,527,500             $1,371.97


TOTAL
REGISTRATION FEE                                                                                        $6,532.69 (13)


(1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon the exercise of Redeemable Warrants pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(3) Each Unit offered hereby consists of one Common Share and one Redeemable Common Stock Purchase Warrant.
(4) Includes 180,000 Units subject to the Representative's over-allotment option.
(5) Pursuant to Rule 457(i), no additional registration fee is required for these shares and warrants being registered as part of the Units offered hereby, since no additional consideration is being paid for them.
(6) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants. Includes shares of Common Stock issuable upon exercise of the Representative's over-allotment option.
(7) To be issued to the Representative, entitling the Representative to purchase up to 120,000 Shares of



                                       ii



     Common Stock and/or 120,000 Redeemable Common Stock Purchase Warrants.
(8)  No fee due pursuant to Rule 457(g).
(9)  Issuable upon exercise of the Representative's Warrants.
(10) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants included in the Representative's Warrants.
(11) Consists of Redeemable Common Stock Purchase Warrants registered on behalf of Selling Securityholders.
(12) 905,500 shares of Common Stock underlying Redeemable Common Stock Purchase Warrants owned by Selling Securityholders.
(13) No filing fee accompanies this Amendment No.3 to the Registration
     Statement because $7,042.05 was paid upon filing of the original Registration Statement and $258.50 was paid upon the filing of Amendment No.1 to the Registration Statement for an aggregate of $7,300.55, which is in excess of of the required registration fee.





                                EXPLANATORY NOTE


         This Registration Statement contains two forms of prospectus: (i) one to be used in connection with an offering by the Company of shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Prospectus") and (ii) one to be used in connection with the sale of Redeemable Common Stock Purchase Warrants and the exercise of such warrants by certain selling securityholders (the "Selling Securityholder Prospectus"). The Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are each labeled "Alternate Page for Selling Securityholder Prospectus."

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.






                   PRELIMINARY PROSPECTUS DATED JULY 14, 1997
                              SUBJECT TO COMPLETION





                                   AZUREL LTD.

                1,200,000 Shares of Common Stock, $.001 par value
               1,200,000 Redeemable Common Stock Purchase Warrants



         Azurel Ltd. (the "Company") hereby offers 1,200,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 1,200,000 redeemable common stock purchase warrants (the "Redeemable Warrants" and together with the Common Stock, the "Securities") to the general public (hereinafter referred to as the "Offering"). The Securities must be purchased on the basis of one Redeemable Warrant for each share of Common Stock purchased and will be separately transferable immediately upon issuance. Each Redeemable Warrant expires on ________, 2002, five years after the date of this Prospectus (the "Expiration Date") and entitles the holder thereof, commencing one year from the date of this Prospectus, to purchase one share of Common Stock at an exercise price of $4.50 (the "Exercise Price"), subject to adjustment in certain events. The Redeemable Warrants are redeemable by the Company, at a price of $.10 per Redeemable Warrant, at any time commencing one year after the date of this Prospectus and prior to the Expiration Date, on 30 days prior written notice to the registered holders of the Redeemable Warrants (the "Warrantholders"), provided that the closing bid price per share of the Common Stock exceeds $6.75 for a period not less than 20 trading days in any 30 day trading period ending not more than 15 days prior to the date of any redemption notice. The Redeemable Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. See "Underwriting" and "Description of Securities-Redeemable Warrants."



         Prior to this Offering, no public market for the Securities has existed, and no assurance can be given that any market for such Securities will develop on completion of the Offering, or if developed, be sustained. The offering price for the shares of Common Stock and Redeemable Warrants, and the terms of the Redeemable Warrants, have been determined by negotiations between the Company and Network 1 Financial Securities, Inc., the representative of the underwriters of this Offering (the "Representative"), and are not necessarily related to the Company's asset value, earnings, net worth or other established criteria of value. The Company has applied to The Nasdaq Stock Market, Inc. for inclusion of the Securities for trading on the NasdaqSmall Cap Market ("NASDAQ"). NASDAQ has proposed new listing standards which if adopted would have to be met by the Company. The Company doe not now satisfy these new listing requirements and if it cannot meet these requirements, at the time, if any, as it is required to do so, the Securities could be delisted from the Nasdaq SmallCap Market. See, "Risk Factors -- NASDAQ Eligibility and Maintenance Requirements; Possible Delisting of Securities." The trading symbols for the Common Stock and Redeemable Warrants are AZUR and AZURW, respectively. No assurances can be given that listing of these Securities will be approved by NASDAQ, or if approved, the Company will continue to qualify for listing. See "Underwriting."

         Concurrently with the Offering, the Company is registering 905,500 Warrants (the "Selling Securityholders' Warrants") and 905,500 shares underlying the Selling Securityholders' Warrants (the "Selling Securityholders' Warrant Shares"), at its expense, on behalf of certain of its securityholders (the "Selling Securityholders"). The Selling Securityholders' Warrants and the Selling Securityholders' Warrant Shares (the "Concurrent Offering") are not part of this underwritten Offering and are the subject of "lock-up" agreements for a period of six months following the completion of the Offering. The Company will not receive any of the proceeds from the sale of the Selling

Securityholders' Warrants, or the Selling Securityholders' Warrant Shares, but will receive proceeds from the exercise, if any, of the Selling Securityholders' Warrants. See "Concurrent Registration of Securities" and "Underwriting."

         THESE SECURITIES ARE SPECULATIVE SECURITIES INVOLVING A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" AND "DILUTION" COMMENCING ON PAGES 9 AND 19, RESPECTIVELY, OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                             Underwriting
                                                             Discounts and
                                                              Commissions          Proceeds to Company
                                   Price to Public            (1) and (3)              (2) and (3)
                                   ---------------            -----------              -----------
Per Share...                            $4.50                    $ .45                    $4.05
Per Redeemable Warrant                  $ .10                    $ .01                    $ .09
Total (3)                            $5,520,000                $552,000                $4,968,000


----------------

(1) Does not include additional compensation to the Representative consisting of (i) a non-accountable expense allowance of 3%, or $165,600 ($190,440 if the Over Allotment Option (as hereinafter defined) is exercised in full); (ii) a 24-month financial advisory and investment banking agreement providing for an aggregate payment of $48,000, payable in full at the closing of the Offering ("Closing"); and (iii) warrants (the "Representative's Warrants") exercisable for a period of four years commencing one year from the date of this Prospectus to purchase an aggregate of 120,000 shares of Common Stock and/or 120,000 Redeemable Warrants at a price of $6.75 per share of Common] Stock and $ .15 per Redeemable Warrant. In addition, the Company has agreed to pay to the Representative a warrant solicitation fee of 5% of the exercise price of the Redeemable Warrants exercised under certain circumstances and to indemnify the Underwriter against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) After deducting discounts and commissions payable to the Underwriters, but before payment of the Representative's non-accountable expense allowance, the financial advisory fee or other expenses of this Offering (estimated at $360,000) payable by the Company. See "Underwriting."

(3) The Company has granted the Representative an option, exercisable within 45 calendar days after the Closing, to purchase up to 180,000 additional shares of Common Stock and/or 180,000 Redeemable Warrants upon the same terms and conditions set forth above, solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company would be $6,348,000, $634,800, and $5,713,200, respectively.
         See "Underwriting."



         The Securities are being offered by the Underwriters on a "firm commitment" basis, subject to prior receipt and acceptance, the approval of certain legal matters by counsel and prior sale, if and when issued. The Representative reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. Delivery of the certificates representing the Securities is expected to be made against payment therefor at the offices of the Representative, The Galleria, Building 2, 2 Bridge Avenue, Red Bank, New Jersey 07701 on or about ___________, 1997.

                      NETWORK 1 FINANCIAL SECURITIES, INC.

                  The date of this Prospectus is     , 1997





                              [MARKETING DISPLAY]


                          [PICTURE TO BE INSERTED HERE]



Members Only (R) is a registered trademark of Europe Craft Imports, Inc.

         CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE
COMMON STOCK AND WARRANTS OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK OR WARRANTS TO STABILIZE THEIR MARKET PRICE. PURCHASES OF THE COMMON STOCK OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK OR WARRANTS MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         A SIGNIFICANT AMOUNT OF THE SECURITIES IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITERS WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN BE NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE SECURITIES THROUGH AND/OR WITH THE UNDERWRITERS.

         ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITERS MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE SECURITIES. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITERS WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITERS' PARTICIPATION IN SUCH MARKET. THE UNDERWRITERS MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME. SEE "RISK FACTORS - NO ASSURANCE OF PUBLIC MARKET; VOLATILITY OF STOCK PRICE."

DUE TO CERTAIN RESTRICTIONS IMPOSED BY THE STATE OF NEW JERSEY, EACH PURCHASER OF SECURITIES AND EACH TRANSFEREE THEREOF MUST MEET ONE OF THE FOLLOWING SUITABILITY STANDARDS: (I) ANY BANK, SAVINGS INSTITUTION, TRUST COMPANY, INSURANCE COMPANY, INVESTMENT COMPANY AS DEFINED IN THE "INVESTMENT COMPANY ACT OF 1940," PENSION OR PROFIT SHARING TRUST, OR OTHER FINANCIAL INSTITUTION OR INSTITUTIONAL BUYER, OR TO A BROKER-DEALER, WHETHER THE PURCHASER IS ACTING FOR ITSELF OR IN SOME FIDUCIARY CAPACITY; (II) ANY PRIVATE BUSINESS DEVELOPMENT COMPANY AS DEFINED IN SECTION 202(A)(22) OF THE "INVESTMENT ADVISERS ACT OF 1940;" OR (III) ANY ORGANIZATION DESCRIBED IN SECTION 501(C)(3) OF THE INTERNAL REVENUE CODE WITH TOTAL ASSETS IN EXCESS OF $5,000,000.00; OR (IV) ANY DIRECTOR, EXECUTIVE OFFICER, OR GENERAL PARTNER OF THE ISSUER OF THE SECURITIES BEING OFFERED OR SOLD, OR ANY DIRECTOR, EXECUTIVE OFFICER, OR GENERAL PARTNER OF A GENERAL PARTNER OF THAT ISSUER; OR (V) ANY PERSON WHO PURCHASES AT LEAST $150,000.00 OF THE SECURITIES BEING OFFERED, WHERE THE PURCHASER'S TOTAL PURCHASE PRICE DOES NOT EXCEED 20% OF THE PURCHASER'S NET WORTH AT THE TIME OF SALE, OR JOINT NET WORTH WITH THAT PERSON'S SPOUSE, FOR ONE OR ANY COMBINATION OF THE FOLLOWING: (A) CASH, (B) SECURITIES FOR WHICH MARKET QUOTATIONS ARE READILY AVAILABLE, (C) AN UNCONDITIONAL OBLIGATION TO PAY CASH OR SECURITIES FOR WHICH MARKET QUOTATIONS ARE READILY AVAILABLE WHICH OBLIGATION IS TO BE DISCHARGED WITHIN FIVE YEARS OF THE SALE OF THE SECURITES TO THE PURCHASER, OR
(D) THE CANCELLATION OF ANY INDEBTEDNESS OWED BY THE ISSUER OF [TO] THE PURCHASER; OR (VI) ANY NATURAL PERSON WHOSE INDIVIDUAL NET WORTH, OR JOINT NET WORTH WITH THAT PERSON'S SPOUSE, AT THE TIME OF HIS PURCHASE EXCEEDS $1,000,000.00; OR (VII) ANY NATURAL PERSON WHO HAD AN INDIVIDUAL INCOME IN EXCESS OF $200,000.00 IN EACH OF THE TWO MOST RECENT YEARS AND WHO REASONABLY EXPECTS AN INCOME IN EXCESS OF $200,000.00 IN THE CURRENT YEAR.



         DUE TO CERTAIN RESTRICTIONS IMPOSED BY THE STATE OF CALIFORNIA, EACH PURCHASER OF SECURITIES AND EACH TRANSFEREE THEREOF MUST, EITHER INDIVIDUALLY OR JOINTLY WITH THE PERSON'S SPOUSE, MEET THE FOLLOWING SUITABILITY STANDARDS: (I) A MINIMUM NET WORTH OF $250,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) AND A GROSS ANNUAL INCOME OF $65,000, OR (II) A MINIMUM NET WORTH OF $500,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OR $1,000,000 NET WORTH (INCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES), OR $200,000 GROSS ANNUAL INCOME.

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, except as otherwise indicated or the context otherwise requires, the "Company" or "Azurel" refers to Azurel Ltd., a Delaware corporation, and its wholly-owned subsidiaries, Private Label Cosmetics, Inc., a New Jersey corporation ("Private Label"), P.L.C. Specialties Inc., a New Jersey corporation ("PLC"), Fashion Laboratories, Inc., a Delaware corporation ("Fashion Labs"), International Cosmetic Group, Inc., a New Jersey corporation ("International"), and Scent 123, Inc., a Delaware corporation ("Scent 123"). This discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements.
Factors that might cause such a difference include those discussed in "Risk Factors."



                                   THE COMPANY

         Azurel Ltd. (the "Company" or "Azurel"), directly and through wholly-owned subsidiaries, manufactures, markets and sells cosmetics, fragrances and skin care products. Through four wholly-owned subsidiaries comprising its Private Label Group, acquired by the Company in August 1996, the Company operates a manufacturing and filling facility which sells cosmetics principally to major cosmetic companies for sale by each customer under the customer's own brand name (commonly known as "Private Label" sales). In addition, in order to take advantage of the Company's manufacturing capabilities and product development expertise, the Company currently is developing cosmetic, skin care and fragrance lines which it intends to market under brand names created internally or owned by others and licensed to the Company. These products are sometimes referred to as "Branded Products." To date the Company has developed only one line of Branded Products internally and has obtained only one license to sell a product line using a brand name owned by a third party. In addition, the Company intends, through its Scent 123 subsidiary, which acquired the assets of Scent Overnight, Inc. ("Scent Overnight") in October 1996, to sell well-recognized men's cologne and women's fragrances directly to the consumer by overnight delivery through toll-free telephone numbers. These products are sometimes referred to as "Distributed Fragrances." The Company, however, has not yet secured any sources of supply for the Distributed Fragrances.

         Virtually all of the Company's present business is conducted through the Private Label Group which manufactures, fills and packages a broad range of cosmetics, including lipsticks, powders, eye shadows and eye liners. Although the Private Label Group was acquired in August 1996 by the Company, the Private Label Group has been in business for more than 49 years, and the Private Label Group's management is remaining with the Company. See "Management," "Certain Transactions" and "Business - Products and Services."

         The Company's manufacturing plant (the "Facility") includes a laboratory which develops cosmetic products formulae for customers according to their specific requirements. The laboratory also develops and maintains a library of cosmetic products formulae for use by customers who have not developed their own formulae for a specific product. See "Business - Products and Services."

         Development of the Company's first Branded Product line, an original unisex fragrance line and related grooming products to be sold under the Sports Extreme USA(TM) trade name, commenced in January 1996 and was completed in September 1996, at which time marketing of the line commenced. Presently, the Sports Extreme USA(TM) line consists of a unisex fragrance, bath and shower gel, muscle and body relaxer and face moisturizer containing sunscreen and alphahydroxy fruit acids. The marketing of the Sports Extreme USA(TM) line will feature "extreme" sports such as ice climbing, bungee jumping, sky surfing and mountain biking. Retail sales of this line commenced in the second quarter of 1997. See "Business - Products and Services."

         In June 1996, the Company began developing cosmetics, fragrances and related products for sale under the Members Only trade name in the United States and certain other countries pursuant to a license agreement with the owner of the Members Only trade name. The Members Only trade name is presently used on clothing and a wide variety of other goods and has been marketed in the United States. The Company anticipates that development of the line will be completed in the foruth quarter of 1997 and that retail sales of the Members Only line will commence by the spring of 1998. See "Business - Products and Services."

         The Company expects that it will sell Branded Products directly to retail outlets in the United States and to international distribution companies. To date, sales of approximately $48,000 of Branded Products have been made. The Company entered into an exclusive distribution agreement with Northern Brands, Inc. for sale of the Company's products in duty-free shops in the United States and wholesale and retail shops in the Caribbean. The Company entered into verbal distribution agreements with two foreign distributors which cover certain countries in the Middle East and the Far East, pursuant to which such distributors will purchase the Company's products for resale in their distribution territories. The Company currently has $250,000 in orders from the distributor in the Middle East which the Company plans to begin shipping in August 1997. In addition, the Company has entered into verbal sale agency agreements with two foreign sales agents which cover certain countries in Europe. The Company expects that its relationship with foreign distributors will be exclusive for a particular area but will not require the distributor to purchase any minimum quantity of products. See "Business - Products and Services."

         As a complement to its marketing of Branded Products, the Company, through its Scent 123 subsidiary, intends to sell Distributed Fragrances directly to consumers, initially by overnight delivery, through toll-free telephone numbers. The Company has commenced locating sources of supply, developing concepts, logos, designs and advertising campaigns, and engaging in other activities preliminary to the commencement of the sale of Distributed Fragrances. The Company expects to begin test marketing of the Distributed Fragrances in the fourth quarter of 1997 and, if successful, to begin national marketing in February or March 1998. See "Business - Products and Services" and "Certain Transactions."


         The Company was incorporated in Delaware on June 26, 1995, Private Label was incorporated in New Jersey on July 5, 1967, PLC was incorporated in New Jersey on July 5, 1967, Fashion Labs was incorporated in Delaware on May 1, 1978, International was incorporated in New Jersey on May 30, 1979 and Scent 123 was incorporated in Delaware on September 6, 1996. The Company's offices are located at 509 Madison Avenue, New York, New York, 10022, and its telephone number is (212) 317-0712.

                                  THE OFFERING

Securities Offered by the Company (1)     1,200,000 shares of Common Stock and
                                          1,200,000 Redeemable Warrants

Offering Price                            Common Stock - $4.50 per share
                                          Redeemable Warrants - $ .10 per warrant

Common Stock Outstanding:
   Prior to the Offering (2)              3,878,747
   After the Offering (2)(3)              5,258,747

Redeemable Warrants Outstanding:
   Prior to the Offering (4)                905,500
   After the Offering (4)                 1,200,000


Terms of the Redeemable Warrants          Each Redeemable Warrant is exercisable
                                          from one year after the date of this
                                          Prospectus to five years after the
                                          date of this Prospectus and entitles
                                          the holder thereof to purchase one
                                          share of Common Stock at an exercise
                                          price of $4.50, subject to adjustment in
                                          certain circumstances (the "Exercise
                                          Price"). The Redeemable Warrants are
                                          redeemable by the Company, in whole or
                                          in part, at any time commencing
                                          one year after the date of this
                                          Prospectus, upon 30 days prior written
                                          notice, at a price of $.10 per
                                          Redeemable Warrant, provided that
                                          the closing bid price per share of the
                                          Common Stock exceeds $6.75 for a
                                          period not less than 20 trading days in
                                          any 30 trading day period ending not more
                                          than 15 days prior to the day on which the
                                          Company gives notice of redemption.
                                          See "Description of Securities-
                                          Redeemable Warrants."



Use of Proceeds                           The Company intends to use the net
                                          proceeds of this Offering for
                                          repayment of indebtedness incurred in
                                          connection with acquisitions and
                                          bridge financings, including an
                                          aggregate of approximately $965,000
                                          to related parties, to expand the
                                          Company's marketing efforts, to
                                          purchase inventory and equipment, to
                                          pay accrued expenses, including an
                                          aggregate of approximately $130,000
                                          to related parties, and for working
                                          capital.  See "Use of Proceeds."


Risk Factors                              The Securities involve a high degree
                                          of risk and immediate substantial
                                          dilution and should not be purchased
                                          by investors who cannot afford to
                                          lose their entire investment.
                                          Prospective investors should consider
                                          carefully the factors set forth under
                                          "Risk Factors" and "Dilution."




                                       5




Proposed NASDAQ                           Common Stock - AZUR
Symbols(5)                                Redeemable Warrants - AZURW


----------------

(1) Does not include (i) up to an additional 180,000 shares of Common Stock and 180,000 Redeemable Warrants issuable upon exercise of the Representative's Over-Allotment Option and (ii) the Representative's Warrants.

(2) Does not include (i) up to 750,000 shares of Common Stock reserved for issuance pursuant to stock options which may be granted pursuant to the Company's 1997 Stock Option Plan, (ii) 325,500 shares of Common Stock reserved for issuance pursuant to options and warrants issued in connection with financing and consulting agreements and (iii) 905,500 shares of Common Stock reserved for issuance pursuant to Redeemable Warrants being offered concurrently with this Offering by the Selling Securityholders pursuant to the Selling Securityholders' Prospectus. See "Management - Stock Option Plan," "Certain Transactions" and "Concurrent Registration of Securities."

(3) Does not include (i) up to an additional 180,000 shares of Common Stock and 180,000 Redeemable Warrants issuable upon exercise of the Representative's Over-Allotment Option; (ii) 180,000 shares of Common
     Stock issuable upon exercise of the Redeemable Warrants included in the Representative's Over-Allotment Option; (iii) 1,200,000 shares of Common Stock reserved for issuance upon the exercise of the Redeemable
     Warrants; (iv) up to 120,000 shares of Common Stock issuable upon exercise of the Representatives Warrants or (v) up to 120,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the Representative's Warrants. Includes (i) 1,200,000 shares of Common Stock offered hereby and (ii) 180,000 shares of Common Stock issuable upon the closing of this Offering in connection with the acquisition of the companies comprising the Private Label Group. See "Description of Securities," "Underwriting" and "Certain Transactions."

(4) Does not include (i) 180,000 Redeemable Warrants issuable upon exercise of the Representative's Over-Allotment Option or (ii) 120,000 Redeemable Warrants issuable upon exercise of the Representative's Warrants.

(5) The proposed trading symbols do not imply that an active trading market will develop for the Common Stock or Redeemable Warrants upon the completion of this Offering or be sustained thereafter, or that the Company's Securities will be approved for listing on NASDAQ or will continue to be listed, if approved. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

         The following sets forth summary financial information regarding Azurel including the acquisitions of the Private Label Group in August 1996 and Scent Overnight in October 1996. The pro forma summary financial information includes adjustments to reflect the acquisitions of the Private Label Group and Scent Overnight as if the acquisitions had occurred on January 1, 1995.

         The summary financial information as of December 31, 1996 and March 31, 1997, and year ended December 31, 1996, for the period June 26, 1995 (inception) to December 31, 1995 and the three months ended March 31, 1997 and March 31, 1996, has been abstracted from the financial statements of the Company included elsewhere herein (audited, with the exception of the three months ended March 31, 1997 and 1996, and all of the pro forma information). The interim financial statements for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the interim financial statements. The results of operations for the interim periods are not necessarily indicative of results that may be expected for the full year.

                                                     Historical (1)                                          Pro forma (2)
                           -----------------------------------------------------------------      ---------------------------------


                                                                      For the Period                               For the Period
                                                                        June 26, 1995                               June 26, 1995
                                                          Year           (inception)               Year              (inception)
                              Three months ended         Ended             through                Ended                through
                                  March 31,           December 31,      December 31,           December 31,          December 31,
                              1997         1996           1996              1995                   1996                  1995
                            --------     ---------  ----------------  -----------------      ----------------     ------------------
Statement of Operation Data:
                                               (Dollars and outstanding shares in thousands, except per share data)

   Net Sales................. $2,733     $   -         $  3,745           $    -             $  10,196              $   8,413

   Cost of goods sold........  2,108          -           2,871                -                 7,679                  6,628
   Net Income (Loss).........   (465)      (534)         (1,373)            (288)               (1,769)                (1,183)
   Net Income (Loss)
   per share.................  (0.12)     (0.21)          (0.42)           (0.20)                (0.54)                 (0.83)
   Number of Shares
   used in
   Computation...............  3,878      2,486           3,288            1,426                 3,288                  1,426

Balance Sheet Data:

                              December 31, 1996            March 31, 1997
                            ----------------------       ------------------
                                    Actual                     Actual
                            ----------------------       -------------------
   Current Assets........        $      3,623             $     3,851
   Total Assets..........               7,644                   7,808
   Current Liabilities...               4,162                   6,516
   Long term debt........               3,209                   1,485
   Stockholders'
   Equity(Deficiency)....                 273                   (193)



                                       7



   Working Capital
   (Deficit).............                (539)                (2,665)
   Accumulated Deficit...              (2,111)                (2,576)

(1) Includes the results of operations of the Private Label Group from August 22, 1996, the date of acquisition.

(2) See "Notes To Unaudited Pro Forma Financial Statements" for description of pro forma adjustments.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.


         Lack of History Upon Which to Evaluate the Company. Although the Company was organized in June 1995, it only recently (i) has commenced marketing certain of its proposed products, (ii) acquired the companies comprising its Private Label Group and (iii) acquired certain assets related to Scent 123's operations. The financial statements of the Private Label Group for the years ended December 31, 1996 and 1995 included elsewhere in this Prospectus reflect the results of operations under prior management for all of fiscal 1995 and for eight months of fiscal 1996. Although the President of the Private Label Group remained with the Company, the financial statements cannot be used by prospective investors to evaluate the ability of the Company's management to operate the Company's business. Accordingly, the Company's prospects must be considered in light of the risks, expenses, problems and difficulties frequently encountered in the establishment of a new business in an industry characterized by intense competition and changing consumer preferences, as well as in the commercialization and marketing of new products. See "Business" and the financial statements and related notes thereto included elsewhere in this Prospectus.

         Dependence Upon Integration of Acquired Operations; History of Losses; No Assurance of Profitability. The business of the Private Label Group, acquired in August 1996, currently represents 100% of the Company's revenues and approximately 91% of the Company's tangible assets. The success of the Company substantially depends upon the successful integration of the Private Label Group into the Company's operations. Moreover, while the Private Label Group has been in business for more than 49 years, and its current management is remaining with the Company, it has operated at a loss for the years ended December 31, 1996 and 1995 and for the three months ended March 31, 1997. Selling, general and administrative expenses of the Company for the year ended December 31, 1996 were $1,590,000 compared to $260,000 for the prior fiscal year; such increase resulted primarily from increases in officers salaries, consulting fees, professional fees and advertising and royalty expenses. As of March 31, 1997, the Company had an accumulated deficit of approximately $2,576,000. There can be no assurance that the Company will be able to integrate successfully the business of the Private Label Group into the Company or operate the remainder of the Company's business profitably. See "Business - The Company" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

         Going Concern Qualification in Certified Public Accountant's Report. Both Azurel and the Private Label Group incurred significant net losses for each of the fiscal periods included in this Prospectus and had a working capital deficiency of approximately $539,000 at March 31, 1997. In connection with the audit of Azurel's and Private Label Group's respective financial statements as of December 31, 1995 and Azurel's financial statements as of December 31, 1996, the Company has received a report from its independent certified public accountants, Feldman Radin & Co., P.C., which includes a going concern qualification in its opinion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

         Possible Need for Additional Financing. The Company expects that cash flow from operations, together with the net proceeds of this Offering, will fund its cash requirements for at least 12 months following the consummation of the Offering. However, additional financing may be required in the event that the Company incurs operating losses in the future or operations do not generate sufficient funds. Because there can be no assurance that adequate additional financing will be available on terms acceptable to the Company, if at all, the Company may be forced to limit or discontinue its existing or planned operations. Any future financings that involve the sale of the Company's equity securities may result in dilution to the then current stockholders. See "Use of Proceeds."


         Possible Inability to Meet Substantial Debt Service. The principal amount of the Company's indebtedness as of March 31, 1997 was approximately $5,153,000. Consequently, a significant portion of the Company's cash flow will be used to pay the principal and interest on such indebtedness. It is unlikely that the Company can meet its debt service and other cash requirements if the Private Label Group's operations are not profitable, in which case the Company may require alternative financing. There can be no assurance that alternative financing will be available to the Company on acceptable terms, if at all. See "Certain Transactions."


         Secured  Loans -  Existence  of Liens on All of Private  Label  Group's
Assets and Stock Pledge. All of the Private Label Group's assets have been pledged to a financing institution to secure certain indebtedness relating to a financing agreement. The agreement provides for cross corporate guarantees among the members of the Private Label Group and by the Company. In the event that the Private Label Group defaults on payment of its obligations, including the making of required payments of principal and interest, the Private Label Group's indebtedness could be accelerated and, in certain cases, the Private Label Group's assets could be subject to foreclosure. Moreover, to the extent that the Private Label Group's assets continue to be pledged to secure outstanding indebtedness, such assets will remain unavailable to secure additional debt financing. Such unavailability may adversely affect the Company's ability to borrow in the future. In addition, all of the outstanding capital stock of the entities comprising the Private Label Group has been pledged to Michael J. Assante, an affiliate of the Company, to secure indebtedness related to the acquisition of the Private Label Group. In the event that the Company defaults on payment of its obligations, the pledged capital stock could be foreclosed, in which case the Company would lose its ownership of the Private Label Group, which would have a material adverse effect on the Company. See "Certain Transactions."


         Related Party Transactions; Loans Due From Officers. Certain of the Company's shareholders have been retained by the Company as consultants, and certain shareholders have made loans to the Company. The shareholders involved in these transactions have received, or will receive, compensation for services and for the loans. Gerard Semhon and Constantine Bezas, the Company's President and a director, owe the Company $120,750 and $15,750, respectively, and $48,130, joint and severally, representing non-interest bearing advances made to them. Such advances will be offset against accrued consulting fees due Messrs. Semhon and Bezas. After such offset Mr. Semhon will owe the Company $70,426 and Mr. Bezas will not be indebted to the Company. The advance will be applied to reduce the amount the Company owes to Scent Overnight, a company of which Mr. Semhon is a principal stockholder, pursuant to a purchase money promissory note given as part of the purchase price for the assets of Scent Overnight. See "Certain Transactions" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

         49% of Proceeds to Repay Indebtedness; Benefit to Related Parties. The Company will use a portion of the proceeds of the Offering to repay (i) the installments of principal and interest (estimated at $513,000) due under a purchase money promissory note payable to Michael J. Assante, the president of the Private Label Group, and (ii) approximately $241,846 of accrued expenses, which includes accrued consulting fees totalling approximately $129,993 as of March 31, 1997, for consulting services rendered by Constantine Bezas, Truitt
Bell and Van Christakos, all officers and directors of the Company, in the amounts of approximately $17,800, $66,518 and $45,675, respectively. See "Use of Proceeds" and "Certain Transactions."


         Dependence Upon Key Customers. Approximately 22% and 12% of Private Label Group's revenues for the year ended December 31, 1996 were derived from two major customers. Approximately 21% and 14% of Private Label Group's revenues for the year ended December 31, 1995 were derived from the same two major customers. Approximately 16% and 11% of Private label Group's revenues for the three months ended March 31, 1997 were derived from the same two major customers. For these periods, revenues of the Private Label Group represent all of the Company's revenues. There can be no assurance that these customers will maintain their volume of business with Private Label Group. A loss of the sales to either of both of these customers could have a material adverse effect on the Company's results of operations. See "Business" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

         Sales to Affiliates; Notes Receivable From Affiliate. Michael J. Assante, President of Private Label Group, is the sole officer, director and shareholder of The Contemporary Cosmetic Group, Inc. ("Contemporary"). Mr. Assante is also a principal shareholder of Rubigo Cosmetics, Inc.("Rubigo"). Both Contemporary and Rubigo are customers of Private Label Group and individually comprise less than 5% of Private Label Group's revenues. Contemporary is indebted to the Company, as a result of sales by the Private Label Group, as of March 31, 1997 and December 31, 1996 in the amounts of $269,279 and $255,279, respectively, which is represented by a non-interest bearing demand promissory note. In addition, Contemporary utilizes approximately 10,000 square feet at the Facility from the Company on a month-to-month basis for approximately $6,500 per month. The Company believes that transactions between the Company and each of Contemporary and Rubigo are on terms no less favorable than transactions involving unaffiliated third parties. The Company does not believe that the loss of Contemporary and/or Rubigo as customers would have a material adverse effect on its business. See "Certain Transactions."

         Uncertainty of Market Acceptance of Branded Products; Dependence on Marketing Efforts. The Company has not yet commenced significant marketing activities for its Branded Products and has limited financial, personnel and other resources to undertake marketing such activities. Moreover, the market for fragrances, cosmetics and beauty products is sensitive to changing consumer preferences and demand. Achieving successful market acceptance for Branded Products will require substantial marketing efforts and expenditure of significant funds to create consumer awareness and demand. Considering the Company's limited financial resources, it will not be able to utilize various promotional techniques used by competitors but will be able only to engage in limited promotional and marketing efforts. There can be no assurance that the Company will have sufficient funds or other resources to achieve successful market acceptance of its Branded Products or make sufficient sales to achieve profitability. See "Business - Products and Services."

         Seasonality of Company's Products. The cosmetic and fragrance business in general is subject to seasonal fluctuations, with net sales in the second half of the year substantially higher than those in the first half as a result of increased demand by retailers in the United States in anticipation of and during the back-to-school, Thanksgiving and Holiday seasons. The Company anticipates that, although there can be no assurance, the sales of Branded Products and Distributed Fragrances, will follow the general industry trend. See "Business - - Seasonality and Backlog."

         Dependence Upon License Agreements for Branded Products. The Company's ability to develop cosmetic, skin care and fragrance lines for other companies under brand names licensed to the Company is dependent upon the Company's ability to obtain new licenses and retain its existing license of the Members Only trade name. The Company's current license of the Members Only trade name (the "License") expires on September 30, 2001. The Company has a right to renew for an additional five year term subject to certain conditions, including the requirement that the Company achieve certain minimum sales of the Members Only fragrances, grooming products and cosmetics. Under the License, the Company is obligated to pay minimum annual royalties which begin at $100,000 for the period ending September 30, 1997 and increase to $375,000 for the last year of the initial term. In addition, the Company's manufacture, sale and promotion of Members Only fragrances, grooming products and cosmetics is subject to the prior review and approval of such products by the owner of the trade name, which approval is not to be unreasonably withheld. Such approval has been obtained for the Members Only products now being developed. The failure to obtain prior approval of future additions to the product line on a timely basis could have a material adverse effect on the Company's ability to sell Members Only fragrances, grooming products and cosmetics. In addition, there can be no assurance that the Company will have the ability to satisfy all of its obligations under the Members Only license agreement, that such license agreement will be renewed or result in profitable operations or that the Company will be able to obtain additional license agreements on favorable terms, if at all. The failure to retain the Members Only license agreement or to obtain new license agreements could have a material adverse effect on the Company's business related to the Branded Products. See "Business - Products and Services."


         Marketing Uncertainties Related to Distributed Fragrances. The Company's ability to market the Distributed Fragrances will depend upon various factors, many of which are not within the control of the Company. These factors include, but are not limited to, (i) consumer acceptance of the Company's marketing concept for the Distributed Fragrances, (ii) the economic climate,
(iii) government regulations concerning the shipment of fragrances, (iv) the availability of sources of supply of the fragrances, (v) the successful performance of the Company's advertising and fulfillment firms engaged to assist the Company in selling the Distributed Fragrances and (vi) the Company's lack of experience in telemarketing. See "Business - Products and Services."

         Dependence Upon Obtaining Sources of Supply for Distributed Fragrances. The Company's success in selling the Distributed Fragrances depends upon obtaining an adequate supply of fragrances in order to maintain an appropriate inventory, and to ensure that such inventory is readily available to its customers. The Company does not expect to enter into supply agreements with fragrance manufacturers; but rather, it expects to purchase fragrances from manufacturers and others on an "as-needed" basis. There can be no assurance that the Company will be able to acquire such inventory, in which case the Company's expansion into this market would be adversely affected. See "Business - Products and Services."

         Vulnerability to Economic Conditions. The Company's future operating results are dependent upon the economic environments in which it operates. Demand for the Company's products could be adversely affected by economic conditions affecting consumer confidence and discretionary spending generally. The Company expects the demand for its products (and consequently its results of operations) to continue to be sensitive to economic conditions and other factors beyond its control.

         Competition. All aspects of the cosmetic, fragrance and skin care industry are subject to intense competition throughout the world. In all aspects of its business, the Company will compete with numerous companies, many of which are better known in the industry and have established channels of distribution and substantially all of which have greater financial and other resources than the Company. These competitors include Estee Lauder, Revlon, Avon and Maybelline.

         In selling the Branded Products, the Company will compete against numerous companies, many of which have international reputations and broad distribution channels in place. To date, the Company has (i) developed only one line of Branded Products using a trade name developed by it, (ii) not sold any significant amount of Branded Products and (iii) entered into only one formal agreement with a third party regarding the marketing of cosmetics and fragrances under a brand name owned by such third party. There can be no assurance that the Company will successfully develop or market any Branded Product.

         In the sale of Distributed Fragrances, the Company will compete directly with other direct marketers of such products, including catalogues, television shopping stations, companies in the flower and gift by wire businesses and, to a lesser degree, with retail stores. The Company expects that its major means of competition will be its convenience and overnight order fulfillment. The Company's method of selling the Distributed Fragrances is not proprietary in nature and may be replicated by others. In addition, the Company's possible lack of exclusivity with suppliers may allow such suppliers or other third parties to engage in the direct marketing of fragrance brands including, but not limited to, the fragrance brands offered by the Company. There can be no assurance that the Company will be successful in selling the Distributed Fragrances. See "Business - Competition."

         Government Regulation. The Company's manufacturing activities and the Facility are subject to extensive and rigorous governmental regulation concerning the protection of the environment and the quality of manufacturing. Federal, state and local regulatory agencies actively enforce these regulations and conduct periodic inspections to determine compliance with such government regulations. The Food and Drug Administration (the "FDA") enforces regulations regarding the quality of manufacturing ("Good Manufacturing Practices" or "GMP") through periodic surveillances and audits. Failure to comply with applicable regulatory requirements may result in fines, suspension of approvals, cessation of distribution, product recalls and criminal prosecution, any of which would have a material adverse effect on the Company. Changes in existing regulations, the interpretation thereof, or adoption of new regulations could impose costly new procedures for compliance, or prevent the Company from obtaining, or affect the timing of, additional regulatory approvals.

         The Federal Trade Commission ("FTC") and state and local authorities regulate the advertising of over-the-counter drugs and cosmetics. The Federal Food, Drug and Cosmetic Act, as amended (the "Food and Drug Act"), and the regulations promulgated thereunder, and other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, effectiveness, labeling, composition storage, record keeping, approval, advertising and promotion of the Company's products. In general, products falling within the FDA's definition of "new drugs" require pre-market approval by the FDA while products falling within the FDA's definition of "cosmetics" do not require pre-market approval. In the Company's opinion, the Company's products, as they are and will be promoted, fall within the FDA's definition of "cosmetics" and therefore do not require pre-market approval. There can be no assurance, however, that the FDA will concur in this view. In the event that the Company fails to comply with applicable regulations with respect to any products, the Company may be required to change its labeling, formulation or possibly cease manufacture and marketing of such products.

         The FDA may require post-marketing testing and surveillance to monitor the record of the Company's products and continued compliance with regulatory requirements. The FDA also may require the submission of any lot of a product for inspection and may restrict the release of any lot that does not comply with FDA standards, or may otherwise order the suspension of manufacture, recall or seizure if non-compliant product is discovered. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems concerning safety or efficacy of a product are discovered following approval.

         The Company may also be subject to foreign regulatory authorities governing testing or sales of certain of the Company's products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities or foreign countries must be obtained in certain cases prior to the commencement of marketing of the product in those countries. There can be no assurance that any product developed or marketed by the Company will be approved by the FDA or any foreign regulatory authority.

         The  Company's   proposed  method  of   distributing   the  Distributed
Fragrances may include shipment by air transportation. The shipment of fragrances by air is subject to federal regulation and the rules and regulations promulgated by the Department of Transportation's (the "DOT") Research & Special Programs Administration. The DOT considers the shipment of alcohol, a component in fragrances, to be the transportation of hazardous material. Scent 123 obtained a DOT exemption to transport hazardous material by overnight air transportation. As long as Scent 123 has the DOT exemption, which is in effect until November 30, 1997, and may thereafter be renewed upon application to and approval of the DOT, Scent 123 believes that its shipment of products will be in compliance with current DOT regulations. Scent 123's loss of the DOT exemption would have a material adverse effect on these business operations. There can be no assurance that Scent 123 will retain the DOT exemption or that Scent 123 will be able to comply with any future DOT regulations.

         The Company's sale of Distributed Fragrances is intended to utilize toll-free telephone services. Toll-free telephone service is provided to users by federally regulated common carrier telephone companies. The rates, terms and technical quality of this service are subject to regulations promulgated by the Federal Communications Commission (the "FCC") and tariffs published by the telecommunications service provider. Except for the sending of indecent, harassing or obscene messages or material, the interstate sale of services or products by users of a toll-free telephone number is not subject to direct federal regulation under the Communications Act of 1934. Fraudulent telephone messages are subject to criminal penalties under federal and state laws. The Company does not believe that FCC regulations will affect the proposed sale of Distributed Fragrances, but such regulations could affect the price, terms, quality and availability of the toll-free telephone services and may have a material adverse effect on the Company's sale of Distributed Fragrances.

         Potential Liability for Possible Violation of Section 5 of the Securities Act: Integration of 1997 Bridge Financings with this Offering. In January 1997, the Company completed a $200,000 private placement of eight units each consisting of a $25,000 10% promissory note and a warrant to purchase 25,000 shares of Common Stock to three accredited investors and in April 1997 completed a $350,000 private placement of 14 units consisting of the same securities to seven accredited investors. The Company believes that these financings were exempt from registration under Regulation D of the Securities Act of 1933 (the "Securities Act"), however, an investor in such financings could take the position that these financings should be deemed to be integrated with the Offering with the result that these financings would not have complied with Regulation D of the Securities Act. Such position might subject the Company to litigation with its attendant costs and risks. If it were determined that these financings should have been integrated with the Offering, it would give rise, among other things, to the investors having a right of rescission and the Company having liability in connection with the 1997 Bridge Financings.

         Conflict of Interest in Acquisition of Assets of Scent Overnight, Inc.; No Independent Appraisal of Value. The Company's Scent 123 subsidiary acquired certain intangible assets from a company controlled by Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board. The purchase price was arbitrarily determined between affiliates and was not determined by an independent appraisal of the assets. The purchase price was not based upon any recognized criteria of value and may have exceeded the fair market value of the assets acquired. See "Certain Transactions."

         Dependence on Key Employees. The Company is dependent upon the experience and abilities of its management, particularly, Gerard Semhon, Chief Executive Officer and Chairman of the Board, Constantine Bezas, President, and Michael J. Assante, President and Chief Executive Officer of the Private Label Group. While the

Company has entered into employment agreements only with Messrs. Semhon and Assante, the loss of the services of any of these or other key employees would have a material adverse effect on the business, operations and prospects of the Company. The Company currently has no key-person life insurance on any of these individuals. See "Business - Management."

         Influence of Principal Stockholder; Lack of Control by Management and Lack of Independent Directors. Upon completion of the Offering Tusany Investment and Trade, S.A. ("Tusany") will own approximately 29.6% of the outstanding shares of Common Stock. Although Tusany will not control a majority of the shares of Common Stock of the Company, it may be able to influence the decisions on certain matters, including the election of all of the Company's directors, increasing the authorized capital stock, dissolution, merger or sale of the assets of the Company, and generally may be able to direct the affairs of the Company. The management of the Company does not hold a majority of the voting power in the Company, and upon completion of the Offering will own approximately 18.3% of the outstanding shares of Common Stock. As a result, the Company's current management neither has control of any issue subject to a stockholder vote nor the ability to control the election of the Board of Directors. As a result, there can be no assurance that the Company's current management will be retained by the Board of Directors. In addition, all current members of the Company's Board of Directors are employed by the Company and, as such, there are no current members of the Company's Board of Directors who are not affiliated or associated with the Company and who are independent of the Company. All decisions affecting the day-to-day operations of the Company will be made by a board of Directors, the members of which are not independent of the Company. See "Principal Stockholders" and "Management."


         Immediate Substantial Dilution. The Company's present stockholders acquired their shares of Common Stock at costs substantially below the anticipated offering price of the Common Stock to be sold in this Offering. Between the Company's formation in June 1995 and the date of this Offering, they issued an aggregate of 4,058,747 shares of Common Stock at an average price per share of $.37 per share as compared to the $4.50 per share to be paid by the purchasers in this Offering. Therefore, upon the completion of this Offering, investors will incur immediate and substantial dilution in the per share net tangible book value of their Common Stock, estimated to be approximately $4.32 per share or approximately 96.0% of the public offering price per share (allocating no value to the Redeemable Warrants). See "Dilution."


         No Dividends and None Anticipated. The Company has neither declared nor paid any cash dividends on its Common Stock since its incorporation in June 1995, and the Board of Directors does not contemplate the payment of such dividends in the foreseeable future. Any decisions regarding the payment of dividends will depend on the Company's earnings, financial position and such other factors as the Board of Directors deems relevant. In addition, certain financing agreements and other documents executed in connection with the acquisition of the Private Label Group prohibit the payment of dividends so long as certain indebtedness is outstanding. See "Dividend Policy" and "Description of Securities - Common Stock."

         Limitation on Directors' Liabilities under Delaware Law and Board Indemnification. Pursuant to Delaware Law and the Company's Certificate of Incorporation, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with the following: (i) a breach of duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividend payment or stock repurchases illegal under Delaware law or (iv) any transaction from which a director has derived an improper personal benefit. In addition, the Company's By-laws require the Company to indemnify its officers, directors,and employees under certain circumstances, including those under which indemnification would otherwise be discretionary, and to advance expenses in proceedings in which they could be indemnified. See "Management - Limitation on Directors' or Officers' Liabilities and Indemnifications."

         Offering Price Arbitrarily Determined. The offering price of the Securities has been determined by negotiation between the Company and the Representative and is not necessarily related to the Company's assets, earnings, book value or any other objective standard of value.

         Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock, par value $.001 with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.
Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities - Preferred Stock."

         Shares Eligible for Future Sale; Potential Adverse Impact of Concurrent Offering by Selling Securityholders. Concurrently with this Offering, the Company is registering for sale an aggregate of 905,500 Selling Securityholders' Warrants and 905,500 Selling Securityholders' Warrant Shares. The Selling Securityholders have entered into agreements with the Underwriter not to sell their Redeemable Warrants or Warrant Shares for a period of three months, following the completion of the Offering, without the prior written consent of the Underwriter, which may be granted or withheld in the Underwriter's discretion. See "Underwriting."

         The Company currently has 3,878,747 shares of Common Stock outstanding that are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. As of April 29, 1997, 1,560,358 shares of Common Stock were become eligible for sale under Rule 144. In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. All holders of restricted securities of the Company have agreed not to publicly sell shares of the Company's Common Stock for a period of between one and two years from the date of this Prospectus without the prior written consent of the Underwriter. Any substantial sale of securities upon the expiration or earlier release of the lock-up, under Rule 144 or otherwise could have a significant adverse effect on the market price of the Company's securities. See "Shares Eligible for Future Sale."


         Effect of Issuance of Common Stock Upon Exercise of Warrants and Options; Possible Issuance of Additional Common Stock and Options. Immediately after the Offering, assuming the Representative's Over-Allotment Option is not exercised, the Company will have an aggregate of 16,915,753 shares of Common Stock authorized but unissued and not reserved for specific purposes and an additional 1,825,500 shares of Common Stock unissued but reserved for issuance pursuant to (i) the Company's 1997 Stock Option Plan, (ii) outstanding options and warrants, (iii) exercise of the Redeemable Warrants, (v) exercise of the Over-Allotment Option and the Redeemable Warrants underlying the Over-Allotment Option and (v) exercise of the Representative's Warrants and the Redeemable Warrants included therein. All of such shares may be issued without any action or approval of the Company's stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by the Company, any shares issued would further dilute the percentage ownership of the Company held by the public stockholders. The Company has agreed with the Representative that, except for the issuances disclosed in or contemplated by this Prospectus and issuances in connection with any merger or acquisition of another entity by the Company, it will not issue any securities, without the Representative's consent, including but not limited to any shares of Common Stock, for a period of 24 months following the Effective Date, without the prior written consent of the Representative. See "Underwriting."


         The exercise of warrants or options and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants and options can be expected to exercise them, to the extent they are able, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants and options. See "Management - Stock Option Plan," "Description of Securities" and "Underwriting."

         No Assurance of Public Market; Volatility of Stock Price. Prior to this Offering there has been no market for any of the Securities. There can be no assurance that a trading market will develop after this Offering for the Securities or that, if developed, it will be sustained. The stock market has, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. Various factors and events, including future announcements of new products by the Company or its competitors, among other things, developments or disputes concerning proprietary rights, government regulations in the United States, and general economic and other external factors, as well as fluctuations in the Company's financial results, could have a significant impact on the market price of the Securities.

         NASDAQ Eligibility and Maintenance Requirements; Possible Delisting of Securities. The Company has applied for listing of the Securities on NASDAQ. The Securities and Exchange Commission (the "Commission") has approved rules imposing listing criteria for securities on NASDAQ, including maintenance standards. In order to qualify for initial quotation of securities on NASDAQ, a company, among other things, must have at least $4,000,000 in total assets, $2,000,000 in stockholders' equity, $1,000,000 in market value of the public float and minimum bid price of $3.00 per share. To maintain NASDAQ listing, a company, among other things, must have at least $2,000,000 in assets and $1,000,000 in capital and surplus and its stock must have a minimum bid price of $1.00; provided, however, that a company shall not be required to maintain the $1.00 per share minimum bid price if it maintains a public float of $1,000,000 and $2,000,000 in capital and surplus. NASDAQ has recently proposed revisions to its listing and maintenance criteria which if adopted would make it more difficult for a company to qualify for initial listing and to thereafter maintain its listing. The proposed new listing criteria, in so far as they would be applicable to the Company, require a company to have net tangible assets of $4,000,000, a public float of 1,00,000 shares, a market value of the public float of not less than $5,000,000 and a minimum bid price of $4.00. The proposed new maintenance criteria require, among other alternatives, net tangible assets of $2,000,000, a public float of 500,000shares, a market value of the public float of not less than $1,000,000 and a minimum bid price of $1.00. NASDAQ has indicated that for companies, like the Company, who are first listed after June 2, 1997 but before the proposed rules are adopted and become effective, such companies will be listed under the existing listing criteria but will have to satisfy the new listing criteria within a period of 90 days after the new listing criteria become effective.

         The Company cannot now satisfy the new listing criteria. The Company intends to obtain an appraisal of the assets it acquired from the companies comprising the Private Label Group, to allocate the purchase price for such assets to the fair market value of the assets as shown on such appraisal (a substantial portion of the purchase price having been allocated to goodwill because of the absence of such appraisal) and to restate its financial statements so as to reflect such re-allocation. The Company believes that as a result of such appraisal and restatement it will be able to satisfy the new listing criteria when they become effective; however there can be assurance that such actions will in fact result in the Company satisfying the new listing criteria. Should the Company not satisfy the new listing criteria when required to do so, or should it be unable to satisfy the NASDAQ maintenance criteria for listing, its Securities may be delisted from NASDAQ. In such event, trading, if any, of the Securities would thereafter be conducted in the over-the-counter market, the so-called "pink sheets," or the National Association of Securities Dealers, Inc.'s (the "NASD") "Electronic Bulletin Board." As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Securities.

         Penny Stock Regulation. In the event that the Company is unable to satisfy NASDAQ's initial listing or maintenance criteria requirements, trading of the Securities would be conducted in the "pink sheets" or the NASD's Electronic Bulletin Board. In the absence of the Common Stock being quoted on NASDAQ at a market price of at least $5.00 per share or certain other exemptions, trading of the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on NASDAQ and equity securities issued by an issuer that has (i) net tangible assets in excess of $2,000,000, if such issuer has been in continuous operation for at least three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

         If the Securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the Securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their Securities in the secondary market. There is no assurance that trading in the Securities will not be subject to these or other regulations that would adversely affect the market for such securities.


         Potential Adverse Effect of Redemption of Redeemable Warrants. The Redeemable Warrants offered hereby are redeemable, in whole or in part, at a price of $.10 per Redeemable Warrant (the "Redemption Price"), commencing one year after the date of this Prospectus and prior to their expiration on the fifth anniversary of the date of this Prospectus provided that (i) prior notice of not less than 30 days is given to the Warrantholders, (ii) the closing bid price of the Company's Common Stock shall have exceeded $6.75 per share for a period not less than 20 trading days in any 30 day trading period ending not more than 15 days prior to the date on which the notice of redemption is given. Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Redeemable Warrants could force the holders to exercise the Redeemable Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Redeemable Warrants at the current market price when they might otherwise wish to hold them, or to accept the Redemption Price, which may be substantially less than the market value of the Redeemable Warrants at the time of redemption. The Redeemable Warrants may not be exercised unless the registration statement pursuant to the Securities Act, covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the Warrantholder. Although the Company does not presently intend to do so, the Company reserves the right to call the Redeemable Warrants for redemption whether or not a current prospectus is in effect or such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain Warrantholders from liquidating their Redeemable Warrants. See "Description of Securities - Redeemable Warrants."


         Current Prospectus and State Blue Sky Registration Required to Exercise Redeemable Warrants. Warrantholders have the right to exercise the Redeemable Warrants for the purchase of shares of Common Stock only if a current prospectus which will permit the purchase and sale of the Common Stock underlying the Redeemable Warrants is then effective, but there can be no assurance that the Company will be able to keep effective such a Prospectus. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Redeemable Warrants in those states in which the Securities are to be offered, no assurance can be given that such qualification will occur. In addition, purchasers may buy Redeemable Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Redeemable Warrants are not so registered or qualified during the period that the Redeemable Warrants are exercisable. In such event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Redeemable Warrants unless and until the shares of Common Stock could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. The Redeemable Warrants may lose or be of no value if a prospectus covering the shares of Common Stock issuable upon the exercise thereof is not kept current or if such underlying shares of Common Stock are not, or cannot be, registered in the applicable states. See "Description of Securities - Redeemable Warrants."

         Relationship of Representative to Trading. The Representative may act as a broker or dealer with respect to the purchase or sale of the Common Stock and the Redeemable Warrants in the over-the-counter market where each is expected to trade. The Representative also has the right to act as the Company's exclusive agent in connection with any future solicitation of Warrantholders to exercise their Redeemable Warrants. Regulation M, which was recently adopted to replace Rule 10b-6, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may prohibit the Representative from engaging in any market-making activities with regard to the Company's securities for a period of up to five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Representative of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative and any solicitating broker/dealer may be unable to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.


         Representative's Warrants and Registration Rights. In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Warrants which entitle the Representative to purchase up to 120,000 shares of Common Stock and/or 120,000 Redeemable Warrants. The securities issuable upon exercise of the Representative's Warrants are identical to those offered pursuant to this Prospectus. The Representative's Warrants are exercisable at a price of $6.75 per share and $ .15 per Redeemable Warrant for a period of four years commencing one year from the date of this Prospectus. The exercise of the Representative's Warrants and the Redeemable Warrants contained in the Representative's Warrants may (i) dilute the value of the shares of Common Stock to be acquired by holders of the Redeemable Warrants,
(ii) adversely affect the Company's ability to obtain equity capital and (iii) adversely affect the market price of the Common Stock if the Common Stock issuable upon the exercise of the Representative's Warrants and the Redeemable Warrants contained in the Representative's Warrants are sold in the public market. The Representative has been granted certain "piggyback" and demand registration rights for a period of five years from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Representative's Warrants. The exercise of such rights could result in substantial expense to the Company. See "Underwriting."

                                    DILUTION

         At March 31, 1997 the Company had a net tangible book value (deficit) of approximately ($3,562,000) or ($.92) per share.

         The net tangible book value subsequent to March 31, 1997 which gives effect to the Common Stock and Redeemable Warrants offered hereby (not including the Over-Allotment Option) and the receipt of the net proceeds therefrom, would have been $945,000 or $.18 per share. This represents an immediate increase in net tangible book value of $1.10 per share to existing stockholders, which is due solely to the purchase of Common Stock by investors in this Offering, and an immediate dilution of $4.32 per share to new investors (based on an assumed price of $4.50 per share with no value attributable to the warrants). "Dilution" is the difference between the assumed initial public offering price and the as adjusted net tangible book value per share.

         The following table illustrates the per share dilution to the new investors as of March 31, 1997:


Public offering price per share of Common Stock........                        $4.50

Deficit pro forma net tangible book value per share
before the Offering....................................   (0.92)

Increase attributable to new investors.................    1.10
                                                          -------
Pro forma net tangible book value per share after the
Offering...............................................                        0.18
                                                                               -----
Dilution to new investors..............................                       $4.32
                                                                              ======

                  The  above  table   assumes  no  exercise  or   conversion  of
         outstanding options, warrants and debt. See "Risk Factors," "Certain Transactions" and "Underwriting."

                  The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, and the total consideration and the average price per share paid:



                                             Percentage
                                                 of                                                     Average
                                             Outstanding                               Percent of      Price per
                       Shares of              Shares of              Total               Total         Share of
                        Common                 Common            Consideration       Consideration      Common
                         Stock                  Stock                Paid                 Paid           Stock
                         -----                  -----                ----                 ----           -----
Existing
Stockholders....         4,058,747     (1)           77.2%          $1,500,000             21.7%         $0.37
New Investors...         1,200,000                   22.8%           5,400,000             78.3%         $4.50
                     -------------         ---------------      --------------     -------------
                         5,258,747     (2)          100.0%          $6,900,000            100.0%
                     =============         ===============      ==============     =============


   (1) Includes 180,000 shares to be issued to certain individuals on the date of this Prospectus in connection with the purchase of the four companies that comprise the Private Label Group. See "Certain Transactions."

   (2) Does not include: (i) 1,200,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby; (ii) up to an additional
         360,000 shares of Common Stock issuable upon exercise of the Representative's Over-Allotment Option and the underlying Redeemable Warrants; (iii) 240,000 shares of Common Stock issuable upon exercise of the Representative's Warrants and the Redeemable Warrants included therein; (iv) 750,000 shares of Common Stock issuable upon exercise of options available for grant under the 1997 Stock Option Plan; (v) 325,500 shares of Common Stock reserved for issuance pursuant to options and warrants issued in connection with financing and consulting agreements; and (vi) 850,000 shares reserved for issuance pursuant to warrants from private placements.


                                 CAPITALIZATION

         The following table sets forth (i) the capitalization of the Company at March 31,1997; and (ii) such capitalization "As Adjusted" to reflect the issuance and sale of the Common Stock and Redeemable Warrants offered hereby, the receipt of the net proceeds of the Offering, approximately $4,387,600 and transactions subsequent to March 31, 1997 that have a material impact on the financial statements. See "Notes to Unaudited Pro Forma Financial Statements" and "Use Of Proceeds."


                                                 Historical       As Adjusted (1)(2)(3)

                                                                    (In thousands)        (In thousands)

Current maturities of long term debt.........     $  3,668              $  2,119
                                                   --------              -------

Long-term debt, less current portion.........        1,485                 1,485
                                                   ---------             -------

Stockholders' Equity:

Common Stock, $.001 par value,  authorized
24,000,000 shares;  3,878,747 issued
and outstanding; 5,258,747 shares issued and
outstanding as adjusted........................          4                    5

Preferred  Stock,  $.001 par value,  authorized
1,000,000  shares; 0 issued and
outstanding; 0 issued and outstanding
as adjusted............................                  -                     -

Additional paid-in capital.............              2,382                 7,533

Accumulated deficit.....................            (2,576)               (2,688)
                                                   ---------             ---------

                                                      (190)                4,850

Less: stock subscriptions receivable....                (2)                   (2)
                                                   --------              ---------

Total Stockholders' Equity..............              (192)                4,848
                                                   ----------            ----------

Total Capitalization....................           $  4,961             $  8,452
                                                    ========             =========


(1) Does not include: (i) 1,200,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby; (ii) up to an additional 360,000 shares of Common Stock issuable upon exercise of the Representative's Over-Allotment Option and the underlying Redeemable Warrants; (iii) 240,000 shares of Common Stock issuable upon exercise of the Representative's Warrants and the Redeemable Warrants included therein; (iv) 750,000 shares of Common Stock issuable upon exercise of options available for grant under the 1997 Option Plan; (v) 325,500 shares of Common Stock reserved for issuance pursuant to options and warrants issued in connection with financing and consulting agreements; and (vi) 850,000 shares reserved for issuance pursuant to warrants from private placements.

(2) Reflects the issuance of 180,000 shares of the Company's Common Stock valued at $765,000 as additional consideration for the acquisition of the Private Label Group. See "Certain Transactions."

(3) Reflects payment of the following notes: (i) first and second installments of $377,343 on notes from the Private Label Group acquisition plus interest; (ii) principal and interest due under promissory note of $154,574, net of amount due from stockholder of $70,426; (iii) principal
     and  interest  due  under   promissory  notes aggregating $300,000;  (iv)
     interest due under note assumption of $210,000; (v) remaining principal and interest due under promissory note of $26,175; (vi) principal and
     interest  due  under  promissory  notes   aggregating $200,000;  and (vii)
     principal and interest due under promissory note aggregating $350,000. Also reflects $112,000 of additional


                                       20






     interest expense projected to accrue through the anticipated repayment date. See "Certain Transactions."

                                 USE OF PROCEEDS

         Assuming the sale of the securities offered hereby (based on an assumed offering price of $4.50 per share of Common Stock and $.10 per Redeemable Warrant), the net proceeds to the Company, after deducting estimated underwriting discounts and commissions and expenses payable by the Company in connection with the Offering are estimated to be approximately $4,387,600 (5,108,000 if the Underwriter's Over-Allotment Option is exercised in full).
The Company expects to use the net proceeds as follows:


                                                                     Percentage of
Purpose                                                Amount        Net Proceeds
-------                                               -------        ------------
Repayment of outstanding accrued
 expenses, indebtedness and payroll taxes (1)        $2,137,346         48.7%
Marketing (2)                                        $  800,000         18.2%
Inventory (3)                                        $  750,000         17.1%
Equipment (4)                                        $  250,000          5.7%
Working Capital and General Corporate Purposes       $  450,254          10.3%
                                                     ----------         -----
                  Total . . . . . . . . . . . . .    $4,387,600          100%
                                                     ==========         =====



(1) Represents (i) installments of principal and interest (estimated at $513,000) due on the earlier of the date on which this Offering is consummated or July 15, 1997, under purchase money promissory notes payable to Michael J. Assante and Louis DiVita, for the purchase of the companies comprising the Private Label Group, which notes bear interest at 9% per annum and are due in installments through October 2000; (ii) the payment of interest due on a promissory note assumed by the Company in connection with the acquisition of Scent Overnight (estimated at $34,000); (iii) the payment of principal and interest (estimated at $892,000) due under promissory notes aggregating $850,000 which were issued in private placements which notes are due upon the earlier of twelve months after the date of issuance or the date on which this Offering is consummated and bear interest at the rate of 10% per annum;
         (iv) approximately $241,846 of accrued expenses and consulting fees, which includes accrued consulting fees totalling approximately $129,993 as of March 31, 1997, for consulting services rendered by Messrs. Bezas, Bell and Christakos in the amounts of approximately $17,800, $66,518, and $45,675, respectively; (v) the payment of $26,175 of principal and interest due under a promissory note issued to Mr. Robert
         E. Lee, a principal stockholder of the Company and (vi) payment of $450,000 of accrued payroll taxes. See "Certain Transactions", "Management" and "Principal Stockholders."


(2) Represents a portion of anticipated costs associated with marketing and selling the Branded Products and the Distributed Fragrances, including salaries, advertising, production and media costs.

(3) Includes purchase of inventory for the sale of the Branded Products and Distributed Fragrances.

(4)      Includes purchase of production equipment for the Facility.



         The Company has not determined the specific allocation of the net proceeds within each of the various uses described above. Specific allocations of such net proceeds will ultimately depend on the development and consumer acceptance of the Company's products. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the net proceeds of the Offering, together with cash flow from operations, will be sufficient to satisfy the Company's anticipated cash requirements for the 12 months following the date of the Prospectus. During this period, the Company's efforts will be directed at developing and implementing its proposed business operations.

         Prior to expenditure, the net proceeds of this Offering will be invested in principally short-term money-market instruments. Any proceeds received upon exercise of the Over-Allotment Option or exercise of outstanding options and warrants will be used for working capital. Additional capital may be required to finance the costs of implementing the Company's business plans.



                                 DIVIDEND POLICY

         The Company has neither declared nor paid any dividends to its stockholders since its inception and has no intention of declaring or paying any dividends to its stockholders in the foreseeable future. See Risk Factors -
No Dividends and None Anticipated."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


AZUREL LTD. AND SUBSIDIARIES (the Private Label Group and Scent Overnight)

Forward-Looking Statements


         When used in the Registration statement and in future filings by the Company with the Securities and Exchange commission, the words or phrases "will likely result" and "the company expects," "will continue," "is anticipated," "estimated," "project," or "outlook" or similar expressions are intended to identify "foward-looking statements." The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, each of which speak only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company has no obligation to publicly release the result of any revisions which may be made to any forward-looking sttements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.


General

         Azurel, through its wholly-owned subsidiaries, manufactures, markets and sells private label cosmetics, fragrances and skincare products. Prior to the completion of the acquisitions of the subsidiaries, Azurel focused its operations on negotiating and consummating such acquisitions and developing and implementing marketing strategies for its Branded Products.

         In August 1996, Azurel acquired the stock of the Private Label Group, and in October 1996, Azurel acquired the stock of Scent Overnight.

         The following discussion and analysis should be read together with the financial statements and notes for Azurel and Private Label Group included herein.

Results of Operations

         The following table sets forth, for the periods indicated, the percentage of net sales represented by certain items included in the pro forma statements of operations:


                                                                                 Historical
                                             ----------------------------------------------------------------------------------
                                                  Three months ended March 31,                  Year ended December 31,
                                             --------------------------------------      --------------------------------------
                                                  1997                   1996                  1996                  1995
                                             ---------------       ----------------      -----------------      ---------------
                                                                        (Dollars in thousands)
                                             ---------------       ----------------      -----------------      ---------------
Net sales....................                $      2,733         $          -           $      3,745          $      -
Cost of goods sold...........                       2,107                    -                  2,871                 -
                                             ---------------       ----------------      -----------------      ---------------
Gross profit.................                         626                    -                    874                 -
Selling, general and
 administrative expenses.....                         919                   261                 1,590                260

Amortization expense........                           41                    -                     62                 -
                                             ---------------       ----------------      -----------------      ---------------


                                       24



Operating (loss)............                         (334)                 (261)                 (778)              (260)
Interest expense............                          131                   273                   595                 28
                                             ---------------       ----------------      -----------------      ---------------
Net (loss)..................                 $       (465)         $       (534)          $    (1,373)         $    (288)
                                             ===============       ================      =================      ===============

         Historical three months ended March 31, 1997 (the "1997 Interim Period") and year ended December 31, 1996 (the "1996 Period") compared to the Historical three months ended March 31, 1996 (the "1996 Interim Period") and year ended December 31, 1995 (the "1995 Period")

         Net sales for the three months ended March 31, 1997 increased by $2,733182, or approximately 100%, from the comparable period of the 1996 Interim Period. The overall increase resulted from the acquisition of Private Label Group on August 22, 1996.

         Net sales for the year ended December 31, 1996 increased by $3,745,336, or approximately 100%, from the 1995 Period. The increase resulted entirely from the acquisition of Private Label Group on August 22, 1996. The increase is the attributable to the net sales of Private Label Group for the period August 22, 1996 to December 31, 1996.

         Cost of goods sold for the 1997 Interim Period were $2,107,510, or 77.1% of net sales, as compared to no cost of goods sold for the 1996 Interim Period. The overall increase resulted from the acquisition of Private Label Group on August 22, 1996.

         Cost of goods sold for the 1996 Period were $2,870,888, or 76.7% of net sales, as compared to no cost of goods sold for the 1995 Period. The increase resulted entirely from the acquisition of Private Label Group on August 22, 1996 with Private label Group having cost of goods sold for the period August 22, 1996 to December 31, 1996 of approximately $2,870,888.

         Selling, general and administrative expenses for the 1997 Interim Period were $959,268 as compared to $261,231 for the comparable 1996 Interim Period, representing an increase of $698,397. As a percentage of net sales, these expenses increased from 0% in the 1996 Interim Period to 33.6% in the 1997 Interim Period. The overall increase resulted from the acquisition of Private Label Group on August 22, 1996.

         Selling, general and administrative expenses for the 1996 Period were $1,590,248 as compared to $259,637 for the comparable 1995 Period, representing an increase of $1,330,611. As a percentage of net sales, these expenses increased from 0% in the 1995 Period to 42.4% in the 1996 Period. The increase resulted from the acquisition of Private Label Group on August 22, 1996, and the results of Private Label Group operations for the period August 22, 1996 to December 31, 1996 and increase in consulting fees, office salaries, professional fees, advertising and royalty expenses. Consulting fees for the 1996 Period were $407,803 as compared to $143,288, representing an increase of $264,515.
Consulting fees relate to services provided to the Company regarding the development of its product lines. Office salaries and professional fees increased in the 1996 Period by approximately $95,000 and $160,000, respectively as compared to the 1995 Period. Royalty expense and advertising expenses increased in the 1996 Period by approximately $125,000 as compared to the 1995 Period. Such expenses increased in the relevant time periods as a result of increased activity in the development of product and marketing strategies.

         Interest expense decreased from $272,520 in the 1996 Interim Period to $131,189 in the 1997 Interim Period. The 1996 Interim Period included a $125,000 of debt discount relating to bridge financings.

         Interest expense increased from $28,369 in the 1995 Period to $595,129 in the 1996 Period. The increase is attributable to borrowings under the Private Label Group's revolving credit facility and increased borrowings outstanding for a greater portion of the 1996 Period compared to the 1995 Period and to an increase in amortization in the 1996 Period of debt discounts of $335,420 compared to $10,810 in the 1995 Period.

Liquidity and Capital Resources

         From inception to date, Azurel's operations have been funded by a combination of debt and equity financings. Azurel borrowed an aggregate of $460,000 in the 1996 Interim Period and repaid an aggregate of $100,000 of such borrowings in that period (The various obligations are more fully described in the notes to the financial statements). In the 1997 Interim Period, Azurel borrowed an additional aggregate amount of $424,000 from various lenders and repaid $48,304 of borrowings in that same period. In addition, Azurel sold 750,000 shares of Common Stock at $2.00 per share from February through July 1996. In the 1996 Interim Period, Azurel had net proceeds of $596,525 from these sales.

         Azurel borrowed an aggregate of $528,750 in the 1995 Period and repaid an aggregate of $28,750 of such borrowings in that period (The various obligations are more fully described in the notes to the financial statements). In the 1996 Period, Azurel borrowed an additional aggregate amount of $1,037,827 from various lenders and repaid $626,149 of borrowings in that same period. Azurel offered certain holders of outstanding promissory notes the right to convert their debt into shares of common stock at $2.00 per share. In July and October 1996, lenders with obligations totaling $667,494 (including principal and interest) elected to convert such loans into 438,747 shares of Common Stock. Azurel sold 750,000 shares of Common Stock at $2.00 per share from February through July 1996.
In the 1996 Period, Azurel had net proceeds of $1,283,900 from these sales.

         Proceeds of the aforementioned financings were utilized from inception to date to (i) finance operations (approximately $945,000), (ii) advance funds to the Private Label Group ($675,600), (iii) fund increases to deferred financing costs, furniture and equipment and deferred registration costs ($375,000), (iv) fund advances to certain stockholders ($184,000), and (v) fund the acquisition of the Private Label Group ($665,000).

         In January and April of 1997 the Company secured additional debt financing in connection with the completion of private placements of $200,000 and $350,000 respectively. As discussed more fully under "Risk Factors" the possibility exists that such private placements be deemed not in compliance with Regulation D of the Securities Act. Should litigation ensue with regard to the investors rights of rescission and the Company be held liable, liquidity and working capital would be adversely affected.

Going Concern

         Azurel's financial statements have been presented on a basis that it is a going concern. Due to significant losses incurred in the 1995 and 1996 Periods, the accountants report has an explanatory paragraph stating that the Azurel's continued existence is dependent upon its ability to become profitable and obtain additional equity and/or debt financing of which no assurance can be given.

         Azurel plans to raise additional equity through the sale of securities in an initial public offering. The Company believes the net proceeds from the public offering will provide sufficient working capital for the next twelve months. In addition, the Company plans to achieve profitable operations by increasing revenues from the acquisition of the Private Label Group, the acquisition of Scent Overnight and the launching of new product lines. The Company also plans to reduce the cost of goods sold by the upgrading of equipment, reducing costs and initiating better controls over inventory.

                                    BUSINESS

         This discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in "Risk Factors."


General

         The Company directly and through wholly-owned subsidiaries, manufactures, markets and sells cosmetics, fragrances and skin care products. Through four wholly-owned subsidiaries comprising its Private Label Group, acquired by the Company in August 1996, Company operates a manufacturing and filling facility which sells cosmetics principally to major cosmetic companies for sale by each customer under the customer's own brand name (commonly known as "privat label" sales). In addition, in order to take advantage of the Company's manufacturing capabilities and product development expertise, the Company currently is developing cosmetic, skin care and fragrance lines which it intends to market under brand names created internally or owned by others and licensed to the Company. These products are sometimes referred to as "Branded Products." To date, the Company has developed only one line of Branded Products internally and has obtained only one license to sell a product line using a brand name owned by a third party. In addition, the Company intends, through its Scent 123 subsidiary, which acquired the assets of Scent Overnight in October 1996, to sell well-recognized men's cologne and women's fragrances directly to the consumer by overnight delivery through toll-free telephone numbers. These products are sometimes referred to as "Distributed Fragrances."

Products and Services

         Virtually all of the Company's present business is conducted through the Private Label Group. The Company's Private Label Group consists of four subsidiaries acquired in August 1996 from Michael J. Assante ("Assante"), who continues to be employed as the President and CEO of the Private Label Group. These subsidiaries operate a cosmetic facility (the "Facility") which manufactures, fills and packages a broad range of cosmetics. The Facility also includes a laboratory which develops cosmetic products formulae for customers according to their specific requirements. The laboratory also develops and maintains a library of cosmetic products formulae for use by customers who have not developed their own formulae for a specific product. The laboratory also performs quality control functions for the Facility and is responsible for assuring compliance with governmental regulations regarding the manufacture and packaging of cosmetics including compliance with GMP. Although the Private Label Group was recently acquired by the Company, the Private Label Group has been in business for more than 49 years and the Private Label Group's management is remaining with the Company. Substantially all of the Private Label Group's assets have been pledged to a financing institution to secure indebtedness relating to a financing agreement. In addition, all of the outstanding capital stock of the entities comprising the Private Label Group has been pledged to Assante to secure indebtedness related to the acquisition of the Private Label Group. See "Management," "Certain Transactions" and "Government Regulation."



         The Facility manufactures and fills a wide variety of cosmetics, including body lotions and powders, lipsticks, mascara, eye shadows, eye liners, skin care products and hair care products. Depending upon the customer's requirements, the Company either provides some or all of the raw ingredients and packaging for the customer's product or uses material provided directly by the customer. A quantity of raw ingredients and packaging material is maintained in inventory, but generally such materials are purchased by the Company to fill specific orders. Presently, the Facility does not manufacture or fill fragrances, which require additional machinery, nor does the Facility manufacture or fill nail products or liquid soaps.

         Generally, a customer places an order for a quantity of merchandise to be produced and shipped over a period of time, typically one to three months, with payment due 30 days after each shipment. While the raw ingredients and packaging materials to produce an order are generally readily available, for cash management purposes, the necessary raw materials and packaging are ordered by the Company for receipt by it in stages to coincide with the manufacturing/ packaging cycle and the customer's delivery requirements. In this way, the Company minimizes the need to maintain an inventory of finished goods, and in effect, produces product only against the order.

         Except for nail products, liquid soaps and fragrances, which it does not manufacture or fill, the Facility does not limit its services to a particular market niche within the cosmetic industry. It manufactures a wide variety of high and low priced products sold in department, specialty and discount stores. The Company believes that this diversity minimizes its exposure to business cycles and changes in customer preferences over time.

         Since the manufacturing operation has been in business for over 49 years, the laboratory maintains a large library of formulae for a wide variety of products. Moreover, the laboratory continuously develops new formulae based on the Company's assessment of future product demand, changing consumer preferences and the availability of new ingredients. The Company believes that it can quickly and efficiently develop formulations for a customer's product by using or adapting a formula from its library. When the Company develops a formula for a customer's product, the Company, and not the customer, owns the formula; however, since it is the Company's policy not to use the same formula for different customers, customers generally continue purchasing from the Company so long as they sell the product and do not change the formula or have another laboratory replicate the product formula.

         The Company's marketing efforts revolve around its sales force of two full-time sales representatives and contacts maintained or developed by its management.

         In order to take advantage of the Company's manufacturing capabilities and product development expertise, the Company currently is developing cosmetic, skin care and fragrance lines which it intends to market and distribute under brand names created internally or owned by others and licensed to the Company. These products are sometimes referred to as "Branded Products." To date, the Company has developed only one line of Branded Products internally and has obtained only one license to sell a product line using a brand name owned by a third party.

         Development of the Company's first Branded Product line, an original unisex fragrance line and related grooming products to be sold under the Sports Extreme USA(TM) trade name, commenced in January 1996 and was completed in September 1996, at which time marketing of the line commenced. Presently, the Sports Extreme USA(TM) line consists of a unisex fragrance, bath and shower gel ("Clean Up"), muscle and body relaxer ("Soothe") and face moisturizer containing sunscreen and alphahydroxy fruit acids ("Protect"). The marketing of the Sports Extreme USA(TM) line will feature "extreme" sports such as mountain climbing, ice climbing, bungee jumping, sky surfing, in-line skating, snowboarding, snow bicycling and mountain biking. The fragrance for the Sports Extreme USA(TM) line was developed for the Company by Firmenich Incorporated, a major developer of fragrances for the cosmetic industry. Retail sales of this line commenced in the second quarter of 1997.

         The Company anticipates selling Branded Products in the United States and internationally. In the United States, the Company expects to sell directly to retail outlets that sell similar products, such as chain drug stores, mass merchandisers and discount stores. Initially, the Company's personnel, independent sales representatives or a combination of the two will sell the Branded Products in the United States. Internationally, the Company expects to sell to distribution companies having a major presence in each major market. To date sales of approximately $48,000 of Branded Products have been made. The Company entered into an exclusive distribution agreement, with Northern Brands, Inc., for sale of the Company's products in duty-free shops in the United States and wholesale and retail shops in the Caribbean. The Company entered into verbal distribution agreements with two foreign distributors which cover certain countries in the Middle East and the Far East, pursuant to which such distributors will purchase the Company's products for resale in their distribution territories. The Company currently has $250,000 in orders from the distributor in the Middle East which the Company plans to begin shipping in August 1997. In addition, the Company has entered into verbal sale agency agreements with two foreign sales agents which cover certain countries in Europe. The Company expects that its relationship with the foreign distributors will be exclusive for a particular area but will not require the distributor to purchase any minimum quantity of products.

         In June 1996, the Company began developing cosmetics, fragrances and related products for sale under the Members Only trade name pursuant to a license agreement with the owner of the Members Only trade name (the "Licensor"). The Members Only trade name is a brand name used on men's outerwear, active wear and a wide variety of other merchandise which has been marketed on television, radio and print media in the United States.

         The license agreement relating to the Members Only trade name grants the Company the exclusive right in the United States, Canada, Great Britain, Japan, Korea, Chile, Uruguay, Venezuela and Argentina to manufacture and distribute fragrances, grooming products and cosmetics under the Members Only trade name (the "License"). Under certain circumstances, the Company may also sell Members Only cosmetics and fragrances in other countries, except China and Taiwan. The License expires on September 30, 2001. The Company has a right to renew for an additional five year term subject to certain conditions, including the requirement that the Company achieve certain minimum sales of the licensed products. Under the License, the Company is required to pay a royalty of five percent of net sales, subject to minimum royalties which begin at $100,000 for the period ending September 30, 1997 (16.5 months) and increase to $375,000 for the last year of the initial term. The minimum royalty is payable in installments during the applicable year. The Company's manufacture, sale and promotion of Members Only fragrances, grooming products and cosmetics is subject to the prior review and approval of such products by the Licensor as is typical in similar licenses. The Licensor has approved the products currently being developed by the Company.

         The fragrance for the Company's Members Only line was created for the Company by International Flavors and Fragrances, Inc., a major fragrance manufacturer. The Company anticipates that development of the line will be completed in the fourth quarter of 1997 and that retail sales of the Members Only line will commence by the spring of 1998.

         While the Company has had discussions with other companies, it has not entered into any other formal agreements for the development of cosmetic and fragrance lines under brand names owned by other companies. There can be no assurance that the Company will market successfully any original cosmetic or fragrance line, or that the Company will enter into any additional formal agreements for the development of cosmetic and fragrance lines for other companies either under brand names created internally or owned by others and licensed to the Company.

         As a complement to, and in expansion of, its marketing and distribution activities relating to Branded Products, the Company, through its Scent 123 subsidiary, intends to sell well-recognized men's cologne and women's fragrances directly to consumers, initially by overnight delivery. These products are sometimes referred to as "Distributed Fragrances". A customer will be able place an order for the delivery of a Distributed Fragrance through toll-free telephone numbers. The Company has secured "1-800-SCENT-123" and "1-888-SCENT-123" as its toll-free telephone numbers.

         The Company expects to begin test marketing of the Distributed Fragrances in the fourth quarter of 1997 and, if successful, to begin national marketing in February or March 1998. The Company has engaged, and is working with, a communications and marketing firm to assist it in concept development and creation of a logotype and advertising materials. In the future, the Company may add other gift products to its product offerings and may offer other forms of delivery.

         The Company has not yet secured any sources of supply for the Distributed Fragrances. The Company believes it will be able to purchase a majority of the Distributed Fragrances directly from fragrance manufacturers, but if it cannot do so, it believes other sources of supply are available. The Company contemplates selling only a limited selection of sizes of the most popular perfumes and colognes. From a fragrance manufacturer's perspective, the Company believes that by not selling the full selection of fragrances, sizes and related grooming products, it will offer a distribution channel complementing, rather than competing with, the manufacturer's traditional distribution channels.

         The Company plans to use independent order taking, order fulfillment, warehousing and shipping services for the sale of the Distributed Fragrances. Although the Company has not yet engaged any such firms, the Company believes that there are many firms available that can provide these services. A portion of the assets acquired by the Company in the acquisition of Scent Overnight included the results of the investigation, pricing and proposals of such firms. The Company intends to use the results of this research to expedite the commencement of the sale of the Distributed Fragrances. See "Certain Transactions."


Competition

         All aspects of the cosmetic, fragrance and skin care industry are subject to intense competition throughout the world. In all aspects of its business, the Company will compete with numerous companies, many of which are better known in the industry and have established channels of distribution and substantially all of which have greater financial and other resources than the Company. These competitors include Estee Lauder, Revlon, Avon and Maybelline.

         The Company competes against approximately thirty companies in the United States which manufacture and/or package cosmetic products for third-parties. To a lesser degree, the Company competes with cosmetic companies which have their own manufacturing facilities that can produce all, or a part, of their own products. The Company believes that the primary elements of competition in the private label manufacture of cosmetics differ depending upon the retail price point of the particular product. With respect to higher priced cosmetics and fragrances, the principal methods of competition are quality, including consistency of the work performed, and reliability of meeting delivery dates. With respect to lower priced products, the principal method of competition is price. The Company believes that the Facility has a reputation in the cosmetic industry as a high quality, reliable source for manufacturing and packaging cosmetics. It is the Company's belief that the availability of its laboratory gives it a competitive advantage over those firms not having laboratories to assist customers in the formulation of their products. The Company also believes that its ability to produce a broad range of products for sale at varying retail price points is beneficial in attracting and retaining customers who would prefer all of their products to be produced by the same manufacturer.

         In selling the Branded Products, the Company will compete against numerous companies, some of which are customers of the Private Label Group. Many of these competitors are better known in the industry, have established channels of distribution and greater financial and other resources than the Company. To date, the Company has not sold any Branded Products, and the Company has entered into only one formal agreement with a third party regarding the marketing of cosmetics and fragrances under a brand name owned by such third party.

         The Company believes that the primary elements of competition in the sale of Branded Products are product awareness and consumer acceptance of the competing brands. Achieving market acceptance may require substantial marketing efforts and expenditure of significant funds. Since the Company has limited financial resources, it will not be able to utilize various promotional techniques used by its competitors. The Company, in order to compete successfully, intends to market its Branded Products to niche markets such as chain drug stores, discount stores and mass merchandisers and to develop Branded Products which it believes will appeal to the customers of these retailers. The Company does not expect to sell its Branded Products to prestige department stores and specialty retailers where it believes its limited financial resources will put it at the greatest competitive disadvantage. There can be no assurance that the Company will successfully develop or market any Branded Product.

         In the sale of Distributed Fragrances, the Company will compete directly with other direct marketers of such products, including catalogues and television shopping stations and, to a lesser degree, with retail stores. The Company expects that its major means of competition will be its convenience and overnight order fulfillment. However, the Company's method of selling the Distributed Fragrances is not proprietary in nature and may be replicated by others. In addition, the Company's possible lack of exclusivity with suppliers may allow such suppliers or other third parties to engage in the direct marketing of fragrance brands including, but not limited to, the fragrance brands offered by the Company. Management knows of several other companies that currently market a fragrance line for direct delivery. In selling the Distributed Fragrances, the Company also will compete directly with well-established and widely-used companies in the flower-by-wire business, such as
Florist Transworld Delivery Association, as well as companies in the gift-by-wire business. The Company's sale of the Distributed Fragrances also expects to compete indirectly with retail stores selling similar fragrances. There can be no assurance that the Company will be successful in selling the Distributed Fragrances. See "Risk Factors - Competition."


Government Regulation

         The Company's manufacturing activities and the Facility are subject to extensive and rigorous governmental regulation relating to the protection of the environment and the quality of manufacturing. Federal, state and local regulatory agencies actively enforce these regulations and conduct periodic inspections to determine compliance with such government regulations. The FDA enforces regulations regarding GMP through periodic surveillances and audits. The Company believes that the Private Label Group has obtained all material approvals, permits and licenses for its manufacturing activities. In the event that the Company seeks to expand its operations to manufacture and fill fragrances, the Company would have to obtain new or expanded governmental permits. However, changes in existing regulations, the interpretation thereof, or adoption of new regulations could impose costly new procedures for compliance, or prevent the Company from obtaining, or affect the timing of, additional regulatory approvals. There can be no assurance that the Private Label Group, if audited, will be found in compliance with GMP or environmental regulations. Failure to comply with GMP, environmental or other applicable regulatory requirements may result in fines, suspension of approvals, cessation of distribution, product recalls and criminal prosecution, any of which would have a material adverse effect on the Company.

         The Federal Trade Commission ("FTC") and state and local authorities regulate the advertising of over-the-counter drugs and cosmetics. The Federal Food, Drug and Cosmetic Act, as amended (the "Food and Drug Act"), and the regulations promulgated thereunder, and other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, effectiveness, labeling, composition storage, record keeping, approval, advertising and promotion of the Company's products. In general, products falling within the FDA's definition of "new drugs" require pre-market approval by the FDA while products falling within the FDA's definition of "cosmetics" do not require pre-market approval. In the Company's opinion, the Company's products, as they are and will be promoted, fall within the FDA's definition of "cosmetics" and therefore do not require pre-market approval. There can be no assurance, however, that the FDA will concur in this view. In the event that the Company fails to comply with applicable regulations with respect to any products, the Company may be required to change its labeling, formulation or possibly cease manufacture and marketing of such products.

         The FDA may require post-marketing testing and surveillance to monitor the record of the Company's products and continued compliance with regulatory requirements. The FDA also may require the submission of any lot of product for inspection and may restrict the release of any lot that does not comply with FDA standards, or may otherwise order the suspension of manufacture, recall or seizure of non-compliant product is discovered. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems concerning safety or efficacy of a product are discovered following approval.

         The Company may also be subject to foreign regulatory authorities governing testing or sales of certain of the Company's products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained in certain cases prior to the commencement of marketing of the product in those countries. There can be no assurance that any product developed or marketed by the Company will be approved by the FDA or any foreign regulatory authority.

         The  Company's   proposed  method  of   distributing   the  Distributed
Fragrances may include shipment by air transportation. The shipment of fragrances by air is subject to federal regulation and the rules and regulations promulgated by the DOT's Research & Special Programs Administration. The DOT considers the shipment of alcohol, a component in fragrances, to be the transportation of hazardous material. Scent 123 obtained a DOT exemption to transport hazardous material by overnight air transportation. As long as Scent 123 has the DOT exemption, which is in effect until November 30, 1997, and may thereafter be renewed upon application and approval thereof, Scent 123 believes that its shipment of products will be in compliance with current DOT regulations. Scent 123's loss of the DOT exemption would have a material adverse effect on its business operations. There can be no assurance that Scent 123 will retain the DOT exemption or that Scent 123 will be able to comply with any future DOT regulations.

         The Company's sale of Distributed Fragrances is intended to utilize toll-free telephone services. Toll-free telephone service is provided to users by federally regulated common carrier telephone companies. The rates, terms and technical quality of this service are subject to regulations promulgated by the FCC and tariffs published by the telecommunications service provider. Except for the sending of indecent, harassing or obscene messages or material, the interstate sale of services or products by users of a toll-free telephone number is not subject to direct federal regulation under the Communications Act of 1934. Fraudulent telephone messages are subject to criminal penalties under federal and state laws. The Company does not believe that FCC regulations will affect the proposed sale of Distributed Fragrances, but such regulations could affect the price, terms, quality and availability of the toll-free telephone services and may have a material adverse effect on the Company.

         Various laws and regulations relating to safe working conditions, and other employment matters, including the Occupational Safety and Health Act, are also applicable to the Company. The Company believes it is in substantial compliance with all material federal, state and local laws and regulations regarding safe working conditions, and other employment matters.

Trademarks

         The Company has one United States registered trademark, Scent Overnight(R), expiring on August 10, 2003, which was acquired in the acquisition of Scent Overnight. The Company has filed applications for the registration of trademarks for the "Scent 123(TM)" and Sports Extreme USA(TM) names in the United States, but no registrations have yet been issued. See "Business" and "Certain Transactions."

         The right to use trademarks and trade names in connection with the sale of the Branded Products is material to the Company's business. In cases where the Company is the licensee of the trademark or trade name, the ownership of the trademark or trade name will be retained by the licensor. In such cases, the Company may be subject to material claims of infringement by third-parties and may or may not be indemnified by the licensor.

         The Company will be the owner of brand names developed by it and will seek to establish protection of names. There can be no assurance, however, that trademark rights would sufficiently protect the Company's right to use such names or that, if and when the Company files trademark applications for such names, such applications would be approved. Notwithstanding such ownership, third-parties may claim that such names infringe such third party's rights. Such claims may seek to require the Company to cease use of the names as well as pay monetary damages. At the time any such claim is brought, the Company may not have the financial resources to defend against such claim. The cessation of the use of any brand name used by the Company might have a material adverse effect on it.

Insurance

         In view of the activities conducted by the Company, there are inherent risks of exposure to certain liabilities including product liability and negligence claims resulting from the use of the Company's products. The Company currently carries a general liability insurance policy (including products liability) which provides for coverage of $1,000,000 per occurrence and $2,000,000 in the aggregate. The Company also carries property damage insurance of approximately $2,000,000. The Company does not have insurance coverage for product withdrawal or recall. Although the Company believes such insurance is sufficient, no assurance can be given that the amount of the Company's present coverage will prove to be adequate.

Major Customers and Suppliers

         Approximately 22% and 12% of the Company's revenues for the year ended December 31, 1996 were derived from two major customers. Approximately 21% and 14% of the Company's revenues derived from manufacturing activities for the year ended December 31, 1995 were derived from the same two major customers. Approximately 16% and 11% of the Company's revenues for the three months ended March 31, 1997 were derived from the same two major customers. A loss of the sales to either of both of these customers could have a material adverse effect on the Company's results of operations. The Company's principal suppliers of raw materials are The Mearl Corporation, Whittaker, Clark & Daniels and Chem Central, Inc., from whom it purchases approximately 6.3%, 6.2% and 5.3%, respectively, of the raw ingredients used by it.

Employees

         The Company presently employs approximately 258 employees of which 253 are located at the Facility. Of the 253 employees located at the Facility, 43 are employed on a full-time basis and approximately 210 are employed on an as-needed basis. The Company has regularly employed between 175 and 225 individuals on an as-needed basis for approximately 12 months and anticipates a continued need for a minimum of 210 employees in order to maintain its current level of operations. Of the 253 employees located at the Facility, 224 are manufacturing personnel, 14 are laboratory personnel, three are executive and administrative personnel and 12 are engaged in sales, marketing and customer service. The manufacturing employees located at the Facility are covered by a collective bargaining agreement with Local #300-S, Affiliated with the Production Service and Sales Distribution Council, Industrial Union Council, which expires on February 28, 1998.

         Of the five employees that are not located at the Facility, four are executive officers who, prior to this Offering, were retained by the Company as consultants. Prior to this Offering, the Company utilized the services of independent contractors, on consulting basis, to perform certain functions and may continue to do so in the future. The Company believes that there is an available pool of persons and firms who could be hired or retained by the Company when needed. The Company considers its relationships with both union and non-union employees to be satisfactory.

Seasonality and Backlog

         The cosmetic and fragrance business in general is subject to seasonal fluctuations, with net sales in the second half of the year substantially higher than those in the first half as a result of increased demand by retailers in the United States in anticipation of and during for the back-to-school, Thanksgiving and Holiday seasons. The Company anticipates that the sales of Branded Products and Distributed Fragrances will follow the general industry trend.


         Although the Company's manufacturing business, as a whole, is not seasonal, its product mix is subject to seasonal variations. Since the gross profit margins on various products differ, the backlog and results of operations in any period are not necessarily indicative of the result for the fiscal year. At March 31, 1997 the Private Label Group's backlog of orders believed by the Company to be firm was approximately $3,260,000 and at March 31, 1996 the amount of such orders was approximately $2,865,000. The Company expects that approximately 97% of the current backlog will be filled during the current fiscal year. Since the Company's orders for manufacturing and filling are generally for the delivery of merchandise over a period of time, backlog is viewed as an important indication of future performance.


Properties

         The Company leases 2,400 square feet of space at 509 Madison Avenue, New York, New York, which is used as its executive offices. The lease expires in April 2001 and provides for an annual base rent of $74,000, including utilities. These facilities are in good condition and adequate for the Company's current needs, and substitute space is readily available.

         The Company's manufacturing and packaging plant and laboratory and the Private Label Group's general and executive offices are located at a leased 155,000 square foot building in Fairlawn, New Jersey. The lease, expiring in August 2002 provides for annual rent of approximately $500,000, including common charges and real estate taxes and is subject to increase based on increases in the Consumer Price Index. In addition, the Company is responsible for substantially all repairs to the building. The Facility is presently operating at less than full capacity and is in good condition and physically adequate for the Company's present and foreseeable purposes. The Company expects to continue to update the manufacturing and packaging equipment at the Facility with more modern and automated equipment. See "Use of Proceeds."

         Contemporary, a related party, utilizes approximately 10,000 square feet of the Facility on a month-to-month basis for approximately $6,500 per month under an oral arrangement. There is no assurance that the landlord will continue to permit this arrangement. See "Certain Transactions."

Legal Proceedings

         The Company is not a party to any material legal proceeding, nor is it aware of any pending or threatened claim of a material nature. The Company anticipates that it will be subject to claims and suits in the ordinary course of its business in the future, including product liability and negligence claims. The Company believes that it will maintain adequate insurance to cover such anticipated claims, of which, however, there can be no assurance.

                                   MANAGEMENT

Directors, Officers and Significant Employees

         The members of the Board of Directors, executive officers of the Company, significant employees of the Company and their ages and positions with the Company are as follows:


Name                  Age   Position
----                  ---   --------

Gerard Semhon         60     Chairman of the Board, Chief Executive Officer and
                             Director

Constantine Bezas     50     President and Director

Joseph Truitt Bell    39     Executive Vice President and Director

Van Christakos        49     Vice President-Operations, Secretary, Treasurer and
                             Director

Michael J. Assante    59     President and Chief Executive Officer,
                             Private Label Group



         All of the Company's executive officers and directors intend to devote their full business time to the affairs of the Company effective on the date of this Prospectus. Prior to the Offering, Messrs. Semhon, Bezas, Bell and Christakos were retained by the Company as consultants at an annual consulting fee of $95,000, $85,000, $75,000 and $55,000, respectively, which fees are inclusive of expenses incurred by each in the performance of their duties. As consultants, each officer (except for Mr. Assante who has been employed continuously by the Private Label Group) has devoted less than full time to the affairs of the Company and has been permitted to devote time to other business opportunities or activities. The amount of time devoted by each such officer to the Company's affairs has varied from several hours per week to almost full time depending upon the person involved and the period of time considered. Additionally, each such officer has paid his own expenses incurred in performing his services as a consultant. Commencing on the date of this Prospectus, all executive officers will become employees. As employees they will be entitled to employee benefits that are extended to employees generally, including reimbursement of expenses. Directors are elected to serve until the next meeting of stockholders and until their successors are duly elected and qualified. Meetings of stockholders of the Company will be held on an annual basis upon the completion of this Offering. However, if at any time an annual meeting is not held for the election of directors, the then current directors will continue to serve until their successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of Directors then in office. Officers are appointed by, and serve at the discretion of, the Board of Directors. Non-employee directors will receive $1,500 for each Board meeting attended in person or by conference telephone call and are eligible to reeive options under the 1997 Stock Option Plan. See "Use of Proceeds" and "Certain Transactions."

         The Board of Directors has not established any committees, however, after the completion of this Offering, it intends to establish an Audit Committee and a Compensation Committee both of which are expected to be comprised of two independent directors.


         The following is a brief summary of the background of each director and executive officer of the Company:

         Gerard Semhon has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in June 1995. Mr. Semhon has over 30 years of management experience in consumer products. From March 1993 to May 1995, Mr. Semhon served as chairman of the board and chief executive officer of Dominion Associates, Inc. ("Dominion"), a distributor of health and beauty aids that he helped found. In May 1995, Dominion ceased operations due to a lack of financial resources. From 1990 to March 1993, Mr. Semhon served as an international consultant for several cosmetic companies, including Boots Ltd. and Cambridge Development Corp. In 1983, Mr. Semhon founded Parlux Fragrances, Inc.("Parlux"), where he was employed until 1990. Parlux operated as the United

States and Canadian distributor of the Giorgio Armani women's fragrance line. From 1981 to 1983 Mr. Semhon served as Helena Rubinstein, Inc.'s president of North American Operations. In 1976, Mr. Semhon became president of ITT Corp. Cosmetics Division. From 1972 to 1976, Mr. Semhon served as Director of International Marketing for Revlon International, Inc.

         Constantine Bezas has served as President and a Director of the Company since its inception. From March 1993 to May 1995, he served as president of Dominion. From February 1991 to January 1993, he served as chairman of the board of Bezas, Tore, Jacobson & Lawrence, Ltd., an advertising firm he co-founded. From 1974 to 1991, Mr. Bezas was the principal owner/operator of Aspasia, Inc. a chain of specialty jewelry stores with locations in Connecticut and New York. During this same period Mr. Bezas also founded Video Cinema, a four store chain of video rental stores, and Just Delicious, a specialty gourmet food store chain. From 1971 to 1973, Mr. Bezas was employed by the Aramis Division of Estee Lauder Cosmetics in various marketing and sales capacities.

         Mr. Bezas and his wife filed a petition under Chapter 11 of the Federal Bankruptcy Act in December 1992. The case was converted to a proceeding under Chapter 7 of such Act in August 1994 and Mr. Bezas received a discharge from the proceeding in January 1995.

         Joseph Truitt Bell has served as Executive Vice President and Director of the Company since its inception. From November 1992 to June 1995, Mr. Bell served as an independent consultant for several retail establishments. In 1983, Mr. Bell co-founded Rosenthal-Truitt, Inc., an upscale men's furnishings and accessories store in Los Angeles, where he worked until October 1992. That company eventually expanded its business to four stores throughout California and Texas.

         Van Christakos has served as Secretary, Treasurer and a Director of the Company since its inception. From March 1993 to May 1995, he was employed at Dominion. From April 1991 to February 1993, Mr. Christakos served as president of Hamilton Group, a marketing and consulting firm he founded. From 1975 to 1991, Mr. Christakos served as Director of Operations for Aspasia, Inc., a six store specialty chain of jewelry stores located in Connecticut and New York.In 1984, Mr. Christakos was employed at Just Delicious, a specialty gourmet food store chain, where he remained until 1986. From 1982 to 1984, he served as the director of operations for Video Cinema, a four store video rental chain in the New York Tri-State area.

         Michael J. Assante joined the Company in August 1996 as part of the acquisition of the Private Label Group of which he had been the principal owner and senior executive for more than 40 years. He presently serves as President and Chief Executive Officer of the Private Label Group.

Executive Compensation

         The following sets forth the compensation paid or accrued by the Company to the Company's Chief Executive Officer and the Company's other executive officers whose compensation exceeded $100,000 for the years ended December 31, 1995 and 1996:

                           Summary Compensation Table

                               Annual Compensation
                               -------------------

Name and
Principal Position          Year         Salary ($)       Bonus ($)
------------------          ----         ----------       ---------

Gerard Semhon               1996        $ 95,648 (1)          0
Chairman and                1995        $ 48,000 (1)          0
Chief Executive
Officer

Michael J.                  1996        $245,192 (2)          0
Assante                     1995        $250,000 (2)          0
President, Private
Label Group


------------------

(1) During the years ended December 31, 1995 and 1996, Mr. Semhon earned such amounts for consulting services rendered to the Company, of which approximately $28,500 and $67,500, respectively, was accrued but not paid. See "Employment Agreements."

(2) Amounts earned prior to August 1996 represent Mr. Assante's salary as President of the Private Label Group prior to its acquisition by the Company. See Employment "Agreements."


         The Company did not grant any stock options in the last fiscal year to any of its executive officers. The Company does not have any long-term incentive plans for compensating its executive officers.

Employment Agreements

         The Company entered into a three year employment agreement, to become effective on the date of this Prospectus, with Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, under which Mr. Semhon will serve as a full-time employee and officer and receive an annual salary of $95,000 bonuses as determined by the Board of Directors. The employment agreement entitles Mr. Semhon to an annual car allowance of $9,600 and the right to participate in welfare plans adopted by the Company and to enjoy medical, dental and disability insurance benefits and life insurance benefits under policies obtained by the Company for such purposes. To date, the Company has not instituted any employee welfare plans, nor has the Company obtained any dental or disability insurance coverage for its employees. The agreement is automatically renewable for successive one year terms. The employment agreement may be terminated by the Company for cause, as described in the agreement. In the event that the Company terminates Mr. Semhon's agreement without cause, Mr. Semhon is to receive his full compensation for the remainder of the term of the agreement, but in no event less than 12 months compensation. In the event of a change in control of the Board of Directors, Mr. Semhon is to receive two times his full compensation for the remainder of the term of the agreement. In addition, the agreement precludes Mr. Semhon from disclosing confidential information, and from competing with the Company during the term of his employment and for one year thereafter. Prior to the effectiveness of the employment agreement, Mr. Semhon served as a consultant to the Company, receiving compensation at the rate of approximately $95,000 per annum, plus expenses.

         In August 1996, the Company entered into a three year employment agreement with Michael J. Assante under which he will serve as President and Chief Executive Officer of each of the four companies that comprise the Private Label Group. Mr. Assante will receive a base annual salary of $195,000 and an annual car allowance of $12,000. In addition, the Company will maintain a $1.1 million life insurance policy on the life of Mr. Assante, the beneficiary of which will be designated by Mr. Assante. The employment agreement is renewable at his option for an additional two year period. Mr. Assante will receive a bonus equal to 10% of the amount by which the Private Label Group's annual profit, before interest and taxes but after depreciation and amortization, exceeds $500,000 for each of the years ending December 31, 1997, 1998 and 1999. The employment agreement may be terminated by the Company for cause, as described in the agreement. Mr. Assante is entitled to receive his salary for the remaining term of the agreement as severance pay in the event that the Company terminates the agreement without cause. In addition, the agreement precludes Mr. Assante from disclosing confidential information during the term of his employment and for five years thereafter, and from competing with the Company during the term of his employment and for one year thereafter.

Consulting Agreements

         The Company entered into a consulting agreement with ETR & Associates, Inc. ("ETR") in June 1995, pursuant to which ETR provides general management advisory services to the Company ("Consulting Agreement"). Mr. Robert E. Lee, an affiliate of the Company, is the President of ETR, the General Partner of Woodward Partners, LLC ("Woodward") and exercises investment power over the investments owned by Metco Investors, LLC ("Metco"). ETR, Woodward and Metco (sometimes referred to as the "Consulting Group") advise the Company's Board of Directors on key policy decisions as requested by the Company. The Consulting Group's services have been primarily related to assistance in analyzing the acquisition of the Private Label Group and identifying persons to enter into business relationships with the Company. These persons include trade mark owners, packaging sources and owners of skin care ingredients. In addition, Metco is assisting the Company in securing distributors in England. Pursuant to the Consulting Agreement, in 1995 and 1996 the Company issued an aggregate of 175,000 shares of Common Stock to the Consulting Group (25,000 shares to ETR, 50,000 shares to Woodward and 100,000 shares to Metco). See "Certain Transactions."

         In July 1996, the Company entered into a brokerage and consulting agreement with V.A.N. Marketing Ltd. ("VAN"). Under the agreement, VAN is entitled to a finder's fee of 2 1/2 percent of the purchase price of the Private Label Group, 5,000 shares of the Company's Common Stock and options to purchase 20,000 shares of the Company's Common Stock at $4.80 per share, expiring in July 1999. $22,500 of the cash fee was paid upon closing of the acquisition and the remaining balance is due one year thereafter. Additionally, VAN will receive a monthly consulting fee of $3,000 for each of the first 12 months following the closing of the acquisition and $5,000 for each of the next 12 months.

         The Company entered into a two year consulting agreement with Metco in November 1996 pursuant to which Metco provides general management consulting services and advisory services in the establishment of distribution channels in the United Kingdom and Ireland (the "Metco Consulting Agreement"). The consulting fee of $16,500 due under the Metco Consulting Agreement was prepaid in November 1996.

         Mr. Louis DiVita ("DiVita"), a former shareholder of the companies comprising the Private Label Group, serves as a consultant to the Private Label Group pursuant to a consulting agreement dated August 17, 1993 pursuant to which DiVita provides services relating to the Private Label Group's computer system. The agreement provides for a monthly consulting fee of $11,117 through August 2003. See "Certain Transactions."

Stock Option Plan

         In March 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for grants to officers and other employees of the Company, non-employee directors, consultants and advisors and other persons who may perform significant services on behalf of the Company and will be administered by the Board of Directors or a committee (the "Committee") of two or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act. Pursuant to the 1997 Plan, options to acquire an aggregate of 750,000 shares of Common Stock may be granted subject to adjustment as provided in the 1997 Plan. As of the date of this Prospectus, no options have been granted pursuant to the 1997 Plan.

         The 1997 Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended, as well as non-qualified stock options ("NQSOs"). Only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the then outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price shall be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of each

NQSO is determined by the Committee, but shall not be less than 85% of the fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price of any option granted on or after the effective date of the registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act, and prior to six months after the termination of such registration, may be no less than 100% of the fair market value per share on the date of the grant. The Board or the Committee shall provide, in each stock option agreement, when the term of the option subject to such agreement expires and the date when it becomes exercisable, but in no event will an option granted under the 1997 Plan be exercisable after the expiration of ten years from the date it is granted. Options may not be transferred during the lifetime of an option holder and are only exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. The 1997 Plan shall terminate automatically as of the close of business on the day preceding the 10th anniversary date of its adoption, subject to earlier termination.

         To the extent Fair Market Value, as defined in the Code, of Common Stock with respect to which Incentive Stock Options granted hereunder are exercisable for the first time by an optionee in any calendar year exceeds $100,000, such options granted shall be treated as NQSO's to the extent required by Section 422 of the Code.

         If the outstanding shares of Common Stock are changed by reason of an adjustment to the capitalization of the Company or as a result of a merger or consolidation, an appropriate adjustment shall be made by the Board or the Committee in the number, kind and price of shares as to which options may be granted and exercised.

         Subject to the provisions of the 1997 Plan, the Board of Directors or the Committee has the authority to determine the individuals to whom stock options are to be granted, the number of shares to be covered by each option, the exercise price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for payment of the option price and all other terms and provisions of such options (which need not be identical). Payments by holders of options, upon exercise of an option, may be made (as determined by the Board or the Committee) in cash or such other form of payment as may be permitted under the 1996 Plan, including without limitation, by promissory note or by delivery of shares of Common Stock.

Indemnification and Limitation on Directors' and Officers' Liabilities

         As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, bylaws of the Company provide that the Company is required to indemnify its officers, directors and employees and agents under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The bylaws provide that the Company, among other things, will indemnify such officers and directors, employees and agents against certain liabilities that may arise by reason of their status or service as directors, officers or employees (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


         Under Delaware law, Directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with (i) a breach of duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividend payments or stock repurchased in violation of Delaware law or (iv) any transaction in which a director has derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of the date of this Prospectus, immediately before and after the Closing, but before the exercise of any Redeemable Warrants, certain information concerning the shares of Common Stock beneficially owned by each director and officer of the Company, by all officers and directors of the Company as a group, and by each stockholder known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.



                                  Number of Shares                     Percentage of
                                 Beneficially Owned (2)                 Common Stock (2)
Name and Address                Before         After              Before               After
of Beneficial Owner (1)        Offering       Offering            Offering           Offering (3)
-----------------------        --------       --------            --------           ------------

Gerard Semhon                    338,200 (4)    338,200             8.7%                6.4%

Constantine Bezas                195,634        195,634             5.0%                3.7%

Joseph Truitt Bell               146,233        146,233             3.8%                2.8%

Van Christakos                   110,933        110,933             2.9%                2.1%

Tusany Investment &
   Trade S.A.(5)               1,559,355 (6)  1,559,355            40.2%               29.6%
c/o Morgan and Morgan Trust Co.
Pasea Estate, P.O. Box 3149
Roadtown, Tortola BVI

Michael J. Assante                     0        170,000 (7)          0                  3.2%

Fred Kassner                     250,000        250,000            6.4%                 4.7%
69 Spring Street
Ramsey, NJ 07446

Robert E. Lee                    425,000 (8)    425,000           11.0%                 8.1%
465 West Saddle River Road
Upper Saddle River, NJ  07458

Liam Development                 210,000 (9)    210,000             5.4%                4.0%
62 Viola Drive
Glen Cove, NY  11542

Metco Investors, LLC             200,000(10)    200,000             5.1%                3.9%
1000D Lake Street
Ramsey, NJ  07446

All officers and directors
as a group (5 persons)           791,000        961,000            20.4%               18.3%


--------------

(1) Unless otherwise indicated, the address of each stockholder listed is c/o Azurel Ltd., 509 Madison Avenue, New York, New York 10022.

(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock

                                       39





     that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3) Includes (i) 180,000 shares of Common Stock issued on the date of this Prospectus in connection with the acquisition of the Private Label Group and (ii) 1,200,000 shares of Common Stock offered hereby. See "Certain Transactions," "Underwriting" and "Concurrent Registration of Securities."

(4) Includes 107,600 shares of Common Stock owned by Diane Papas, who is the wife of Gerard Semhon, of which shares Mr. Semhon disclaims beneficial ownership.

(5)  Jeanne Pierre Neuhaus is the beneficial owner of 69% of Tusany Investment
     & Trade S.A. Tusany was formed under the Laws of the British Virgin Islands on March 3, 1994.

(6) Does not include shares underlying 50,000 Redeemable Warrants registered in the Concurrent Offering.

(7) Represents shares of Common Stock issued to Mr. Assante on the date of this Prospectus as part of the purchase price for the capital stock of the four companies that comprise the Private Label Group. See "Certain Transactions."

(8) Includes (i) 150,000 options to purchase Common Stock beneficially owned by ETR & Associates, Inc., of which Mr. Lee is President, (ii) 50,000 shares of Common Stock beneficially owned by Woodward Partners, of which Mr. Lee is General Partner. and (iii) 150,000 shares of Common Stock and shares underlying 50,000 options to purchase Common Stock beneficially owned by Metco Investors, LLC, over which investments Mr. Lee exercises investment power. Does not include (i) 55,500 warrants to purchase Common Stock issued to Mr. Lee and (ii) shares underlying 25,000 Redeemable Warrants issued to Metco Investors, LLC being registered in the Concurrent Offering since such warrants are not yet exercisable. See "Certain Transactions" and "Concurrent Registration of Securities." See "Certain Transactions."

(9) Represents shares of Common Stock issued to Liam Development, Ltd. in connection with the conversion of the principal due under a promissory note assumed by the Company. John Connaughton, Jeanne Pierre Neuhaus and Helena Finnigan are each the beneficial owners of 42.8%, 28.6% and 28.6%, respectively, of Liam Development, Ltd. See "Certain Transactions."

(10) Includes 150,000 shares of Common Stock and 50,000 options to purchase Common Stock. Does not include shares underlying 25,000 Redeemable Warrants being registered in the Concurrent Offering. See "Certain Transactions" and "Concurrent Registration of Securities."


                              CERTAIN TRANSACTIONS

         In June and September 1995, the Company issued an aggregate of 2,175,000 shares of Common Stock to twelve founders. The twelve founders of the Company named below each purchased the number of shares set forth in parenthesis after their names at $.001 per share for an aggregate consideration of $2,175. The founders are Gerard Semhon (264,600), Constantine Bezas (200,934), Joseph Truitt Bell (150,933), Van Christakos (110,933), Diane Papas (107,600), Tusany Investment & Trade, S.A. ("Tusany") (1,250,000), Edward Pedersen (15,625), Kenneth Lee (15,625), James G. Cooley (6,250), Michalaur International ("Michalaur") (18,750), Valerie A. Profitt (25,000) and Leslie Bines (8,750). Tusany is a company organized under the laws of the British Virgin Islands whose affairs are managed by Morgan & Morgan Ltd., a company engaged in investment business on behalf of various clients. Jeanne Pierre Neuhaus is the beneficial owner of 69% of Tusany. Michalaur, a company engaged in investment related activities incorporated in New York in 1993, is controlled by John Palmieri, its president.

         In June 1995, the Company entered into the Consulting Agreement with ETR pursuant to which ETR provides general management advisory services to the Company. Mr. Robert E. Lee is the President of ETR, the General Partner of Woodward and exercises investment power over the investments owned by Metco, the three entities that comprise the Consulting Group. The Consulting Group advises the Company's Board of Directors on key policy decisions as requested by the Company. The Consulting Group's services have been primarily related to assistance in analyzing the acquisition of the Private Label Group and identifying persons to enter into business relationships with the Company. These persons include trademark owners, packaging sources and owners of skin care ingredients. In addition, Metco is assisting the Company in securing distributors in England. Pursuant to the Consulting Agreement, in 1995 and 1996 the Company issued an aggregate of 175,000 shares of Common Stock to the Consulting Group (25,000 shares to ETR, 50,000 shares to Woodward and 100,000 shares to Metco).

         In July 1995, the Company, as an accommodation maker for Messrs. Semhon and Bezas, issued a promissory note in the principal amount of $28,750 to ETR. The proceeds of this loan were paid to Messrs. Semhon and Bezas. The note plus accrued interest was repaid by the Company in September and October 1995, and the repayment was treated as an advance to stockholders. As additional consideration for this loan, ETR was granted an option to purchase 150,000 shares of Common Stock at $1.00 per share, which expires in July 2000.

         In September 1995, the Company issued a promissory note in the principal amount of $50,000 to Bola Business Ltd. ("Bola"). The note accrued interest at 10% per annum and was secured by an aggregate of 200,000 shares of Common Stock owned by Messrs. Semhon and Bezas, officers and directors of the Company. The proceeds of this loan were utilized for working capital. As additional consideration for the loan, the Company issued Bola 25,000 shares of Common Stock and granted Bola the option to purchase 50,000 shares of Common Stock at $1.00 per share, which option expires in September 2002. The note and accrued interest were repaid in April 1996.

         In October 1995, the Company issued a promissory note of $200,000 to Tusany Investment and Trade, S.A., a founder and principal stockholder of the Company ("Tusany"), which accrued interest at 10% per annum. The proceeds of this loan were advanced to the Private Label Group as part of the Company's obligation in connection with the acquisition of the Private Label Group. In July 1996, Tusany converted the principal plus accrued interest due under the note into 106,972 shares of Common Stock as part of a private placement completed by the Company in July 1996 ("July 1996 Private Placement"). See "Principal Stockholders."

         In December 1995, the Company completed a $250,000 private placement of 5 units, each unit consisting of (i) the Company's 18 month 12% promissory note in the original principal amount of $50,000 and (ii) 25,000 shares of the Company's Common Stock to eleven unaffiliated, accredited investors (the "1995 Private Placement"). The Company received net proceeds of $210,000 (after deducting expenses of $7,500 and commissions of $32,500 to the Representative for acting as placement agent), which were used for working capital and to repay indebtedness. See "Underwriting".

         In January 1996, the Company borrowed $50,000 from a wife of a principal of the Representative. The loan and accrued interest, at 8% per annum, was repaid in April and May 1996. The Company used the proceeds of this loan as security for its non-recourse guarantee under an agreement ("Finova Agreement") with the Private Label Group's lender, Finova Capital Corporation ("Finova").

         In January 1996, the Company issued a promissory note of $160,000 to Metco. The note accrued interest at 10% per annum and was due, as to $100,000, in February 1996, and, as to the remaining principal plus accrued interest, in March 1996. In consideration for this loan, the Company issued Metco 25,000 shares of Common Stock and an option to purchase 50,000 shares of Common Stock at $1.25 per share, which expires in January 1999. Additionally, the Company issued 25,000 shares of Common Stock to Metco as a penalty for the Company's late repayment of a portion of the loan. The note was repaid in February and May 1996. The Company used $10,000 of the proceeds of this loan for working capital and $150,000 as security for its non-recourse guarantee under the Finova Agreement.

         In February 1996, the Company completed a $250,000 private placement of 5 units, each unit consisting of (i) the Company's two month 12% promissory note in the original principal amount of $50,000, and (ii) 25,000 shares of the Company's Common Stock to three accredited investors, including 50,000 shares to Tusany ("February 1996 Private Placement"). The Company received net proceeds of $210,000 (after deducting expenses of $7,500 and commissions of $32,500 to the Representative for acting as placement agent). As part of the Company's obligation in connection with the acquisition of the Private Label Group, the net proceeds of the February 1996 Private Placement were advanced to the Private Label Group to pay a portion of a jury award rendered in a legal proceeding against the Private Label Group. See "Underwriting."

         In connection with the 1995 and February 1996 Private Placements, Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, agreed to indemnify the Company against any claims that may be asserted against the Company by creditors of Dominion Associates, Inc. ("Dominion"), a company that ceased operations in May 1995. Gerard Semhon, the Chief Executive Officer and a Director of the Company, and Constantine Bezas, the President and a Director of the Company, served as executive officers of Dominion.

         In February 1996, the Company issued 10,000 shares of Common Stock for legal services rendered to the Company.

         In July 1996, the Company completed the July 1996 Private Placement of 978,747 shares of Common Stock at $2.00 per share to 28 accredited investors, including 100,000 shares issued to Tusany for its participation in the financing. The Company received $1,314,950 of net proceeds (after deducting expenses of $11,050, commissions of $174,000 to the Representative for acting as the placement agent and the promissory note conversions described below). As part of the July 1996 Private Placement, certain noteholders of the Company, including holders of notes issued in the 1995 and February 1996 Private Placements converted an aggregate of $457,494 principal amount and interest into 278,747 shares of Common Stock. Of the aggregate debt converted, Tusany converted principal and interest due under a $50,000 promissory note issued in the February 1996 Private Placement into 52,383 shares of Common Stock and principal and interest due under a $200,000 promissory note issued in October 1995 into 106,972 shares of Common Stock. The Company used the net proceeds of the July 1996 Private Placement (i) to repay noteholders that did not convert their indebtedness, (ii) to repay other indebtedness, (iii) for the purchase price of and other fees related to the Private Label Group acquisition and (iv) for working capital. See "Underwriting."

         In July 1996, the Company issued a promissory note of $22,000 to Metco. The note and interest were repaid in September 1996. The Company used the proceeds of this loan for working capital.

         On August 22, 1996, the Company purchased all of the issued and outstanding capital stock of the four companies that comprise the Private Label Group from Assante. The purchase price was $2,782,500, of which $125,000 was paid in cash at the closing, $1,675,000 (which bears interest at 9% per annum) was paid by the delivery of the Company's promissory note (the "Assante Note"), and $850,000 will be paid promptly after the date of this Prospectus by the issuance of Common Stock of the Company valued at the public offering price. $359,375 of principal of the Assante Note plus interest, will be paid at the earlier of July 15, 1997 or upon the closing of this Offering, and the balance will be paid in approximately nine equal installments commencing 90 days after the first payment and each six months thereafter. The Assante Note may be prepaid without penalty at any time and is secured by a pledge of the purchased stock. One half of the stock will be released from the pledge when one half of the Assante Note is paid and the balance of the stock thereafter will be released pro rata upon payments of the Assante Note. In addition to the purchase price, the Company is obligated to pay DiVita an amount equal to 5% of the consideration Assante receives on the sale of the Private Label Group stock. Therefore, at the closing, the Company paid DiVita $6,250, in cash, issued a promissory note to DiVita in the original principal amount of $83,750 (the "DiVita Note") and upon completion of this Offering is to issue DiVita such number of shares of the Company's Common Stock as is valued at $42,500. The terms of the DiVita Note are substantially identical to the terms of the Assante Note. $17,968 of principal of the DiVita Note, plus interest, will be paid at the earlier of July 15, 1997, or upon the closing of the Offering. In addition, upon completion of this Offering, the Company is to issue Private Label Group's counsel such number of shares of the Company's Common Stock as is valued at $7,500 as payment for legal services rendered to the Private Label Group in connection with the acquisition. See "Use of Proceeds."

         As part of the redemption of the stock of the companies which comprise the Private Label Group from DiVita (i) the companies owe the balance of the redemption price ($390,830 as of June 30, 1996) which is payable in monthly installments of $5,551.02 (inclusive of interest at 6% per annum) through September 2003 and (ii) DiVita serves as a consultant to the Private Label Group pursuant to a consulting agreement dated August 17, 1993. Mr. Divita provides services relating to the computer system of the Private Label Group. The agreement provides for a monthly consulting fee of $11,117 through August 2003.

         In connection with the acquisition of the Private Label Group, in February 1996 the Company (i) secured an uncommitted line of credit with Finova to replace the Private Label Group's previous line of credit, (ii) pledged a $250,000 certificate of deposit as security for its non-recourse guarantee under the Finova Agreement, and (iii) paid $250,000 of a jury award of approximately $260,000 rendered in a legal proceeding against the Private Label Group. The Finova Agreement prohibits the payment of dividends so long as certain indebtedness is outstanding.

         As a condition, and on the closing, of the acquisition of the Private Label Group, the Company entered into an employment agreement with Assante under which he serves as President of each of the Private Label Group companies. Assante receives a base annual salary of $195,000. Assante will receive a bonus equal to 10% of the amount by which the Private Label Group's annual profit, before interest and taxes but after depreciation and amortization, exceeds $500,000 for each of the years ending December 31, 1997, 1998, and 1999. The employment agreement is for three years and is renewable at his option for an additional two year period. See "Management - Employment Agreements."

         Mr. Assante is the sole officer, director and shareholder of Contemporary, a company that subleases approximately 10,000 square feet at the Facility from the Company on a month-to-month basis for approximately $6,500 per month. Mr. Assante is also a principal shareholder of Rubigo. Both Contemporary and Rubigo are customers of the Private Label Group. For the years ended December 31, 1995 and December 31, 1994, and for the nine months ended September 30, 1996, Contemporary accounted for approximately $337,500, $288,000 and $217,500, respectively, of Private Label Group's revenues. For the same periods, Rubigo accounted for approximately $169,000, $441,000 and $265,000, respectively, of Private Label Group's revenues. The Company believes that transactions between the Company and Contemporary (including the sublease) and Rubigo are on terms no less favorable than transactions involving unaffiliated third parties.


         In October 1996, the Company acquired all of the assets of Scent Overnight, a company of which Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, is a majority stockholder for (i) $225,000 and (ii) the assumption of certain indebtedness totalling approximately $210,000. The purchase price was arbitrarily determined between affiliates and was not determined by an independent appraisal of the assets. The purchase price was not based upon any recognized criteria of value and may have exceeded the fair market value of the assets acquired. The acquisition is being accounted for by the Company under the purchase method of accounting with the basis used to record the assets of Scent Overnight as zero, which is Scent Overnight's historical cost basis. See the financial statements and related notes thereto included elsewhere in this Prospectus. The $225,000 plus interest at 9% per annum is evidenced by the Company's promissory note ("Scent Note"). In July 1997 the Company paid $70,426 on the Scent Note by the assignment of the advance due the Company from Mr. Semhon in the same amount and extending the due date of the Scent Note to August 31, 1998. The assumed obligation is due to Liam Development Ltd. ("Liam") pursuant to a promissory note made by Scent Overnight ("Liam Note"). In October 1995, the Company granted the right to convert the principal due under the Liam Note into shares of the Company's Common Stock at $1.00 per share. Liam converted the principal due under the Liam Note in October 1996 into 210,000 shares. The Company intends to apply $34,000 of the proceeds of this Offering to pay the accrued interest due under the Liam Note. Scent Overnight was formed by Mr. Semhon to engage in the Distributed Fragrances business, however, in July 1994, it suspended its operations due to lack of capital. Prior to the suspension of operations, Scent Overnight had conducted research into the availability of the resources necessary for the proposed business, such as locating order taking, order fulfillment, delivery and advertising services and sources of supply and developed a plan for the operation of the business. This information was among the assets acquired by the Company in the acquisition. See "Use of Proceeds" and "Business - Trademarks."



         Between June 1995 and June 1996, the Company advanced an aggregate of $184,480 to Messrs. Semhon and Bezas, officers and directors of the Company. Of the $184,480, $48,130 is jointly and severally owed by Messrs. Semhon and Bezas, $120,750 is owed by Mr. Semhon and $15,750 is owed by Mr. Bezas. Such advances will be offset against accrued consulting fees due Messrs. Semhon and Bezas. After such offset Mr. Semhon will owe the Company $70,426 and Mr. Bezas will not be indebted to the Company. The advance does not bear interest and has been assigned to Scent Overnight on part payment of the Scent Note.



         In October 1996, the Company completed a $300,000 private placement of 12 units, each unit consisting of (i) the Company's 12 month 10% promissory note (each a "Bridge Note I") and (ii) a warrant to purchase up to 25,000 shares of Common Stock (each a "Bridge Warrant I") ("October 1996 Private Placement") to seven accredited investors, including Metco, Tusany and Michalaur, who invested $25,000, $50,000 and $50,000, respectively. The Company intends to repay the Bridge Notes I out of the proceeds of this Offering. On the date of this Prospectus, the terms of the Bridge 300,000 Warrants I will be modified automatically to the terms of the 300,000 Redeemable Warrants. The Company received net proceeds of $270,000, after deducting commissions of $30,000 to the Representative for acting as placement agent. The net proceeds of the October 1996 Private Placement were used for expenses related to the Offering and working capital. See "Selling Securityholders," "Description of Securities - Redeemable Warrants," and "Use of Proceeds" and "Underwriting."

         In November 1996, the Company issued a promissory note in the amount of $55,500 to Mr. Robert E. Lee and used the proceeds of this loan for working capital. In December 1996 and January 1997, the Company paid $15,000 of principal and $5,550 of prepaid interest due under the note. The remaining principal is due on the earlier of February 1, 1997, or upon the date of the closing of this Offering. In consideration for extending the original maturity date of this loan, Mr. Lee received warrants to purchase 55,500 shares of Common Stock at $4.80 per share, which expire in December 2000.

         In  November  1996,  the  Company  entered  into the  Metco  Consulting
Agreement with Metco pursuant to which Metco provides general management consulting services and advisory services in the establishment of distribution channels in the United Kingdom and Ireland. The Metco Consulting Agreement has a two year term and provides for payment of a $16,500 consulting fee, which was prepaid in November 1996.

         In January 1997, the Company completed a $200,000 private placement of 8 units, each unit consisting of (i) the Company's 12 month 10% promissory note (each a "Bridge Note II") and (ii) a warrant to purchase up to 25,000 shares of Common Stock (each a "Bridge Warrant II") ("January 1997 Private Placement") to three accredited investors, including Edward Pedersen, one of the Company's founders. Mr. Pedersen received a $50,000 Bridge Note II and a 50,000 Bridge Warrant II in connection with his participation in the January 1997 Private Placement. The Company intends to repay the Bridge Notes II out of the proceeds of this Offering. On the date of this Prospectus, the terms of the 200,000 Bridge Warrants II will be modified automatically to 200,000 Redeemable Warrants. The Company received net proceeds of $180,000 after deducting commissions of $20,000 to the Representative for acting as placement agent. The net proceeds of the January 1997 Private Placement were used for expenses related to the Offering and working capital. See "Selling Securityholders," "Description of Securities - Redeemable Warrants," "Use of Proceeds" and "Underwriting."

         In April 1997, the Company completed a $350,000 private placement of 14 units, each unit consisting of (i) the Company's 12 month 10% promissory note (each a "Bridge Note III") in the principal amount of $25,000 and (ii) a warrant to purchase up to 25,000 shares of Common Stock (each a "Bridge Warrant III") ("April 1997 Private Placement") to seven accredited investors, including Metco and Michaular, who invested $87,500 and $106,250, respectively. The Company intends to repay the Bridge Note III out of the proceeds of this Offering. On the date of this Prospectus, the terms of the 350,000 Bridge Warrants III will be modified automatically to 350,000 Redeemable

Warrants. The Company received net proceeds of $315,000 after deducting commissions of $35,000 to the Representative for acting as placement agent. The net proceeds of the April 1997 Private Placement were used for expenses related to the Offering and working capital. See "Selling Securityholders," "Description of Securities - Redeemable Warrants," "Use of Proceeds," and "Underwriting."

         Except as disclosed above and pursuant to certain loan transactions with officers, all previous transactions between the Company and its officers, directors or 5% stockholders and their affiliates were made on terms no less favorable to the Company than those available from unaffiliated parties. See "Risk Factors -- Related Party Transactions; Loans Due From Officers." All future transactions between the Company and its officers, directors or 5% stockholders, and their affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties.

                            DESCRIPTION OF SECURITIES

         The following summary description of the Securities is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended, and its By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.


         The Company is authorized to issue 24,000,000 shares of Common Stock, $.001 par value per share and 1,000,000 shares of Blank Check Preferred Stock, $.001 per share. As of the date of this Prospectus, prior to giving effect to the Securities to be issued in the Offering, there are 3,878,747 shares of Common Stock outstanding and held by 50 stockholders of record. No shares of Preferred Stock have been issued by the Company. An additional 825,500 shares of Common Stock are reserved for issuance upon the exercise of various options and warrants outstanding as of the date of this Prospectus.

Common Stock

         Holders of shares of Common Stock are entitled to one vote per share of Common Stock on all matters submitted to a vote of stockholders of the Company and to receive dividends when declared by the Board of Directors from funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock do not have cumulative voting rights or preemptive, subscription or conversion rights. See "Risk Factors - Dividend Policy."

Redeemable Warrants


         Each Redeemable Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $4.50 per share (the "Exercise Price"). The Redeemable Warrants are exercisable commencing one year from the date of this Prospectus and expire five years after the date of this Prospectus.


         The Redeemable Warrants will be issued pursuant to a warrant agreement (the "Redeemable Warrant Agreement") among the Company, the Underwriter and the warrant agent (the "Warrant Agent"), and will be evidenced by warrant certificates in registered form.

         The Exercise Price of the Redeemable Warrants and the number and kind of shares of Common Stock or other securities and property issuable upon exercise of the Redeemable Warrants are subject to adjustment in certain circumstances, including stock splits, dividends, or subdivisions, combinations or recapitalizations of the Common Stock. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable Warrantholders to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder or the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Redeemable Warrant.

         The Redeemable Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Board of Directors has the right to reduce the exercise price or extend the expiration date of the Redeemable Warrants.

         Redeemable Warrants may be exercised upon surrender of the Redeemable Warrant certificate evidencing those Redeemable Warrants on or prior to the respective expiration date (or earlier redemption date) of the Redeemable Warrants at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated accompanied by payment of the full exercise price (by certified check payable to the order of the warrant agent) for the number of Redeemable Warrants being exercised.

         No Redeemable Warrant will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the issuance of shares of Common Stock issuable upon exercise of the Redeemable Warrant and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Warrantholder. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Redeemable Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there can be no assurance that it will be able to do so. See "Risk Factors - Current Prospectus and State Blue Sky Registration Required to Exercise Redeemable Warrants."

         No fractional shares will be issued upon exercise of the Redeemable Warrants. However, the Company will pay to that Warrantholder, in lieu of the issuance of any fractional share which would otherwise be issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

         The Redeemable Warrants are redeemable by the Company at a price of $.10 per Redeemable Warrant, commencing one year after the date of this Prospectus and prior to their expiration, on 30 days prior written notice to the registered holders of the Redeemable Warrants, provided the closing bid price per share of the Common Stock if traded on NASDAQ (or the last sale price, if the Common Stock is then traded on a national securities exchange or the Nasdaq National Market) for a period not less than 20 trading days in any 30 day trading period, ending not more than 15 days prior to the date of any redemption notice, exceeds at least 150% of the then Exercise Price. The Redeemable Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. Under certain circumstances the Representative will receive a warrant solicitation fee. See "Underwriting."

Preferred Stock

         The Company is authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its preferred stock.

Registration Rights

         The Company is registering 905,500 Redeemable Warrants in the Concurrent Offering of behalf of the Selling Securityholders, which securities were issued in connection with private placements and certain financings. The securities offered in the Concurrent Offering are being registered pursuant to the exercise of piggyback registration rights granted by the Company. Certain Securityholders have demand and piggyback registration rights. Such Securityholders are subject to agreements not to sell their securities for one to two years. See "Concurrent Registration of Securities" and "Certain Transactions."


Representative's Warrants

         See "Underwriting" for a description of the material terms of the Representative's Warrants to be issued by the Company to the Representative upon completion of the Offering.

Delaware Law with Respect to Business Combinations

         As of the date of this Prospectus, the Company will be subject to the State of Delaware's "business combination" statute, Section 203 of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates, owns (or, within three years prior to the proposed business combination, did own) 15% or more of the Delaware corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Reports to Stockholders

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and to make available such other periodic reports as the Company may determine to be appropriate or as may be required by law.

Application for Listing


         The Company's Common Stock and Redeemable Warrants have been approved for listing on NASDAQ under the symbols "AZUR" and "AZURW," respectively.


Transfer Agent and Redeemable Warrant Agent

         The Company has appointed North American Transfer Co. as Transfer Agent and Registrar for its Common Stock and Warrant Agent for its Redeemable Warrants.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon sale of the Securities, the Company will have outstanding 5,258,747 shares of Common Stock and 1,200,000 Redeemable Warrants (5,438,747 shares of Common Stock, and 1,380,000 Redeemable Warrants if the Underwriter's Over-Allotment Option is exercised in full). The Securities to be sold in this Offering (assuming no exercise of the Underwriter's Over-Allotment Option) and 905,500 Redeemable Warrants registered concurrently with this Prospectus being offered pursuant to the Selling Securityholder Prospectus included in the Registration Statement of which this Prospectus forms a part, will be freely tradable subject to "lock-up" agreements described below without restriction under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act ("Rule 144"). There are currently 3,878,747 shares deemed to be "restricted securities," as that term is defined under Rule 144, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for the "lock-up" agreements described below, such shares will become eligible for sale under Rule 144, at various times between April 27, 1997 and October, 1997. In addition, the Company has granted the Underwriter demand and piggyback registration rights with respect to the securities issuable upon exercise of the Underwriter's Warrants. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. If the holders of the shares eligible for registration so choose they could require the Company to register all of said shares at any time.

         In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.


         All of the Company's current stockholders and warrantholders have agreed not to sell or otherwise dispose of their shares of Common Stock (the "Lock-Up") for a period ranging from six months to two years following completion of the Offering without the prior written consent of the Underwriter. Following expiration of the Lock-Up, 2,580,000 shares of Common Stock outstanding prior to the Offering will be available for immediate resale pursuant to Rule 144, subject to compliance with affiliates of the Company with the volume limitations of Rule 144. Affiliates of the Company currently own an aggregate of 2,041,000 shares Common Stock. See "Underwriting."


         Prior to this Offering, no market for the Securities existed. The effect, if any, of public sales of the restricted shares of Common Stock or the availability of such shares for future sale on prevailing market prices cannot be predicted. Nevertheless, the possibility exists that substantial amounts of restricted shares may be resold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING


         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") each of the Underwriters named below, for whom Network 1 Financial Securities, Inc. is acting as Representative, has severally agreed to purchase from the Company, and the Company has agreed to sell to the Underwriters, on a firm commitment basis, the respective number of shares of Common Stock and Redeemable Warrants set forth below opposite each such Underwriter's name:

                              Number of Shares           Number of
Underwriter                   of Common Stock        Redeemable Warrants

Network 1 Financial
     Securities, Inc...........   400,000                   400,000

European Community
     Capital, Ltd. ............   300,000                   300,000

First Colonial Securities
     Group, Inc. ..............   200,000                   200,000

National Securities Corporation   200,000                   200,000

H.J. Meyers & Co., Inc. .......   100,000                   100,000
                                  -------                   -------

Total.......................... 1,200,000                 1,200,000
                                =========                 =========

         The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Securities are subject to certain conditions precedent, and that the several Underwriters will purchase all of the Securities shown above if any of such Securities are purchased.




         The Representative has advised the Company that it proposes initially to offer the Securities to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such prices, less concessions not in excess of $0.27 per share of Common Stock and $ .006 per Redeemable Warrant. Such dealers may reallow a concession not in excess of $0.135 per share of Common Stock and $ .003 per Redeemable Warrant to other dealers. After the initial public offering of the Common Stock and Redeemable Warrants, the public offering price, the concessions to selected dealers and the reallowance to other dealers may be changed by the Representative.


         The Underwriters have informed the Company that they do not expect sales to discretionary accounts to exceed five percent of the securities offered hereby.


         The Company has granted the Representative an option, exercisable during the 45 calendar day period after the closing of the Offering, to purchase from the Company at the initial public offering price less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 180,000 shares of Common Stock and/or 180,000 Redeemable Warrants for the sole purpose of covering over allotments, if any.


         The Company has agreed to pay the Representative a non-accountable expense allowance of 3% of the gross proceeds of the Offering, none of which has been paid to date. Further, the Company has agreed to reimburse the Representative for certain accountable expenses relating to the Offering.

         Upon the exercise of any Redeemable Warrant for a period of four years commencing one year after the date of this Prospectus, the Company has agreed to pay to the Representative a fee of 5% of the exercise price for each Redeemable Warrant exercised; provided, however, that the Representative will not be entitled to receive such compensation in Redeemable Warrant exercise transactions in which (i) the market price of Common Stock at the time of exercise is lower than the exercise price of the Redeemable Warrants; (ii) the Redeemable Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Redeemable Warrants at the time of exercise; (iv) the exercise of the Redeemable Warrants is unsolicited by the Representative; (v) the solicitation of exercise of the Redeemable Warrants was in violation of Regulation M promulgated under the Exchange Act; or (vi) the Representative is not designated in writing as the soliciting NASD Member. The Representative and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activites with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation; activity or the termination of any right the Representative and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Redeemable Warrants.


         All of the Company's current stockholders and warrantholders have agreed not to sell or otherwise dispose of any of their shares of Common Stock, Redeemable Warrants or shares of Common Stock issuable upon conversion or exercise of securities convertible into Common Stock for a period ranging from six months to two years from the date of this Prospectus without the prior written consent of the Representative. An appropriate restrictive legend will be marked on the face of certificates representing all such shares of Common Stock and Redeemable Warrants. See "Principal Stockholders."


         The Representative has no present intention, plan, proposal, arrangement or understanding to engage in any transactions with the Selling Securityholders with regard to their securities of the Company or to waive or shorten any lock-ups. If any such transaction is entered into or any such lock-ups are waived or shortened, to the extent that the Company is aware of any such transaction or early release and is required to disclose the same, such information will be disclosed in a timely manner. The Representative has no knowledge of present or future plans, proposals, agreements, arrangements or understandings with respect to engaging in transactions with or by the Selling Securityholders. The Company has undertaken to file (i) a post-effective amendment to Registration Statement if more than 10% of the Selling Securityholders' securities are proposed to be released from such lock-ups or
(ii) a sticker prospectus supplement if between 5% and 10% of the Selling Securityholders' securities are proposed to be released.

         The Company has agreed, if requested by the Representative at any time within three years after the date of closing of the Offering, to nominate and use its best efforts to elect a designee of the Representative as a director of the Company or, at the Representative's option, as a non-voting advisor to the Company's Board of Directors. Such designee may be an officer, director, partner, employee, affiliate of or consultant to the Representative. The person to be designated by the Representative has not been identified to date.

         The Company has also agreed to retain the Representative, pursuant to a financial advisory and investment banking agreement (the "Advisory Agreement"), as the Company's financial consultant at a monthly rate of $2,000 for 24 months commencing on the date of this Prospectus, all of which is payable at the closing of the Offering. Pursuant to the Advisory Agreement, the Representative will render certain financial advisory and investment banking services to the Company, including advice as to the Company's financial public relations, internal operations, corporate finance matters and other related matters.

         In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company for four years commencing one year after the date of this prospectus. 120,000 shares of Common Stock and/or 120,000 Redeemable Warrants (the "Representative's Warrants") at an excess price equal to 150% of the initial public offering price of the Common Stock and Redeemable Warrants. The shares of Common Stock and Redeemable Warrants contained in the Representative's Warrants will be identical to the Securities being offered hereby. The Representative's Warrants contain anti-dilution provisions identical to the Redeemable Warrants that provide for adjustment of the exercise price upon the occurrence of certain events. The Representative's Warrants are not transferable for a period of one year after the date hereof, except to officers of the Representative, members of the selling group and their officers and partners.

         The Company has agreed that, upon written request of the then holder(s) of a majority of the Redeemable Warrants and the shares of Common Stock issued and/or issuable upon exercise of the Representative's Warrants (the "Representative's Warrant Shares") which were originally issued to the Representative or to its designees, made at any time within the period commencing one year and ending five years after the Effective Date, the Company will file at its sole expense, no more than once, a registration statement under the Securities Act registering the Representatives Redeemable Warrants and Warrant Shares. The Company has agreed to use its best efforts to cause such a registration statement to become effective. The holders of the Representative's Warrants may demand registration without exercising the Representative's Warrants and, in fact, are never required to exercise the same.

         The Company has also agreed that if, at any time within the period commencing one year and ending five years after the Effective Date, it should file a registration statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Representative's Warrants and the Representative's Warrant Shares shall have availed themselves of any of the registration rights above, the Company, at its own expense, will offer to said holders (with certain exceptions) the opportunity to register or qualify the Representative's Warrant Shares. The objection of a subsequent underwriter to the above "piggyback" registration rights would preclude such inclusion. However, in such event the Company will, within six months of the completion of such subsequent underwriting, file at its sole expense a registration statement relating to such excluded securities.

         During the term of the Representative's Warrants, the holders of the Representative's Warrants are given the opportunity to profit from a rise in the market price of the Securities. To the extent that the Representative's Warrants are exercised, dilution of the interests of the Company's then stockholders will occur. Furthermore, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holder of the Representative's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than to those provided in the Representative's Warrants.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Representative against certain liabilities in connection with the Registration Statement of which this Prospectus constitutes a part, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the federal securities laws, the Company has been advised that it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

         In connection with this Offering, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices. The underwriters also may create a short position for the account of the underwriters by selling more shares of Common Stock or Warrants in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase shares of Common Stock or Warrants in the open market following completion of the Offering to cover all or a portion of such short position. The underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the underwriter may impose "penalty bids" under contractual arrangements with other underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other underwriters, the selling concession with respect to shares of Common Stock and Warrants that are distributed in the Offering but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

         In addition, the Underwriting Agreement provides that for a period of two years from the date of the Offering, the Company will not issue any shares of Common Stock or Preferred Stock, or securities convertible into or exercisable for Common Stock or Preferred Stock, without the prior written consent of the Representative. However, the Company may issue securities (A) upon (i) the exercise of any warrants or options outstanding as of the completion of this Offering, and (ii) the exercise of the Representative's Warrants, (B) pursuant to the Company's 1997 Plan, or (C) in connection with any merger or acquisition of another entity by the Company.

         The Representative has acted as the placement agent for the Company in private securities offerings conducted between December 1995 and April 1997, for which the Placement Agent received commissions and expenses aggregating approximately $400,000. In January 1996, the Company issued a promissory note of $50,000 to a principal of the Representative. The note and accrued interest were repaid in April and May 1996. See "Certain Transactions."

         The foregoing is a summary of the principal terms of the Underwriting Agreement, the Representative's Warrants, and the Advisory Agreement and does not purport to be complete. Reference is made to the copies of the Underwriting Agreement, the Representative's Warrant Agreement and the Advisory Agreement that are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part.

         Prior to the Offering, there has been no public market for the Securities offered hereby. Consequently, the initial public offering price of the Securities and the exercise price and other terms of the Redeemable Warrants have been determined by negotiation between the Company and the Representative and are not necessarily related to the Company's asset value, earnings, book value or other such criteria of value. Factors considered in determining the initial public offering price of the Securities and the exercise price of the Redeemable Warrants include the prospects for the industry in which the Company operates, the Company's management, the general condition of the securities markets and the demand for securities in similar companies.


                      CONCURRENT REGISTRATION OF SECURITIES


         Concurrently  with  this  Offering,   905,500  Warrants  (the  "Selling
Securityholders' Warrants") and 905,500 shares underlying the Selling Securityholders' Warrants (the "Warrant Shares") have been registered by the Company under the Securities Act on behalf of certain of Selling Securityholders, pursuant to a Selling Securityholders' Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholders' Warrants and the Selling Securityholders' Warrant Shares are not part of this underwritten offering. All of the Selling Securityholders have agreed not to sell or otherwise dispose of the Selling Securityholders' Warrants and the Selling Securityholders' Warrant Shares for a period of six months following completion of the Offering without the prior written consent of the Underwriter. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Warrants or the Selling Securityholders' Warrant Shares, but will receive proceeds from the exercise of the Selling Securityholders' Warrants. See "Underwriting."

                                  LEGAL MATTERS

         The validity of the Securities offered hereby and certain other legal matters will be passed upon for the Company by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, New York, N.Y. Certain legal matters will be passed upon for the Underwriter by Snow Becker Krauss P.C., New York, N.Y. Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP has acted as counsel to the Underwriter in other transactions and may so act in the future.


                                     EXPERTS

         The audited financial statements for the years ended, December 31, 1995 and 1996 included in the Prospectus have been audited by Feldman Radin & Co., P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 in accordance with the provisions of the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission and, upon payment to the Commission of prescribed fees and rates, copies of all or any part thereof may be obtained from the Commission's principal office at the Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Website (http://www.sec.gov).

         On the date which the Registration Statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information can be inspected and copies at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                          AZUREL LTD. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS





                                                                 Page
                                                                 ----
AZUREL LTD. AND SUBSIDIARIES

  Independent Auditor's Report .............................      F-2
  Consolidated Balance Sheets ..............................      F-3
  Consolidated Statements of Operations ....................      F-4
  Consolidated Statements of Changes in Stockholders' Equity      F-5
  Consolidated Statements of Cash Flows ....................      F-6
  Notes to Consolidated Financial Statements ...............      F-8

PRIVATE LABEL COSMETICS, INC. AND AFFILIATES

  Independent Auditor's Report .............................     F-22
  Combined Balance Sheets ..................................     F-23
  Combined Statements of Operations ........................     F-24
  Combined Statements of Changes in Stockholders' Deficit ..     F-25
  Combined Statements of Cash Flows ........................     F-26
  Notes to Combined Financial Statements ...................     F-27

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

  Pro Forma Statement of Operations - Year Ended December 31     F-34
  Pro Forma Statement of Operations - Year Ended December 31     F-35
  Notes to Unaudited Pro Forma Financial Statements ........     F-36

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To the Board of Directors
Azurel Ltd. and Subsidiaries

         We have audited the accompanying consolidated balance sheet of Azurel Ltd. and Subsidiaries as of December 31, 1996 and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 1996 and from June 26, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion,  the  financial  statements  referred to above  present fairly, in all material respects, the financial position of Azurel Ltd. and Subsidiaries as of December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996 and from June 26, 1995
(inception) through December 31, 1995 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that Azurel Ltd. and Subsidiaries will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has incurred significant net losses and has a working capital deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                              FELDMAN RADIN & CO., P.C.
                                              Certified Public Accountants

March 7, 1997
New York, New York



                          AZUREL LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                            March 31,        December 31,
                                                               1997               1996
                                                            (Unaudited)
                                     ASSETS

CURRENT ASSETS:
     Cash                                                 $      64,716     $          -
     Restricted cash                                            268,731            268,731
     Accounts receivable, net of allowance for doubtful
       account of $50,000 and $50,000, respectively           1,619,074          1,515,407
     Note receivable affiliate                                  269,279            255,679
     Inventories                                              1,325,154          1,241,509
     Prepaid expenses                                            49,146             50,641
     Due from stockholders and related parties                  184,480            184,480
     Other current assets                                        70,395            106,891
                                                             ----------         ----------
          TOTAL CURRENT ASSETS                                3,850,975          3,623,338

FURNITURE AND EQUIPMENT                                         527,241            571,507

DEFERRED FINANCING COSTS                                         48,977             32,797

DEFERRED REGISTRATION COSTS                                     181,099            175,514

GOODWILL                                                      3,139,687          3,180,214

OTHER ASSETS                                                     60,470             60,470
                                                              ---------        -----------

                                                            $ 7,808,449        $ 7,643,840
                                                              =========         ==========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES:
     Cash overdraft                                         $        -        $     10,635
     Accounts payable                                         1,103,826          1,058,163
     Accrued expenses                                         1,090,045            944,430
     Accrued payroll taxes and penalties                        596,679            519,323
     Customer advances                                           57,760             57,760
     Current portion of long-term debt                        3,647,601          1,551,816
     Current portion of capital lease obligations                20,398             19,770
                                                             ----------         ----------
          TOTAL CURRENT LIABILITIES                           6,516,309          4,161,897

LONG-TERM DEBT                                                1,468,965          3,189,054

CAPITAL LEASE OBLIGATIONS                                        15,753             20,322

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, par value $.001 per share,
         10,000,000 shares authorized                             3,879              3,879
     Additional paid-in capital                               2,382,190          2,382,190
     Accumulated deficit                                     (2,576,472)        (2,111,327)
                                                             -----------        ----------
                                                               (190,403)           274,742
     Less stock subscriptions receivable                         (2,175)           (2,175)
                                                             -----------       -----------
          TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                 (192,578)           272,567
                                                             -----------       -----------

                                                             $ 7,808,449       $ 7,643,840
                                                               =========         ==========


                        See notes to financial statements


                          AZUREL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                 Three months     Three months                    June 26, 1995
                                                     ended            ended        Year ended     (Inception)
                                                   March 31,        March 31,     December 31,    December 31,
                                                    1997             1996             1996           1995
                                                    ----             ----             ----           ----
                                                  (Unaudited)      (Unaudited)





NET SALES                                       $  2,733,182     $      -       $   3,745,336      $     -

COST OF GOODS OF SOLD                              2,107,510            -           2,870,888            -
                                                   ---------      -----------     -----------    ---------

GROSS PROFIT                                         625,672            -             874,448            -

GENERAL AND ADMINISTRATIVE EXPENSES                  959,628       261,231          1,652,240        259,637
                                               -------------    -------------    ------------    -----------

LOSS FROM OPERATIONS                               (333,956)     (261,231)          (777,792)      (259,637)

INTEREST EXPENSE                                     131,189       272,520            595,129         28,369
                                               -------------    -------------   -------------   ------------

NET LOSS                                        $  (465,145)  $  (533,751)      $(1,372,9210)    $ (288,006)
                                                 ===========    ============     ============     ==========



LOSS PER COMMON SHARES                      $         (0.12)  $      (0.21)     $     (0.42)   $      (0.20)
                                             ===============   ===============  ============== =============

WEIGHTED AVERAGE COMMON SHARES
   USED                                            3,878,747     2,485,599          3,287,759      1,426,146
                                                ============    ============    =============     ==========









                       See notes to financial statements.
                                       F-4



                          AZUREL LTD. AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                                       Total
                                                 Common Stock        Additional                         Stock       Stockholders
                                            Number of                 Paid-in      Accumulated     Subscriptions      Equity
                                             Shares     Amount        Capital         Deficit        Receivable      (Deficit)
                                             ------     ------        -------         -------        ----------      ---------

Balance - June 26, 1995 (Inception).......      -      $   -       $    -           $   -            $    -   $          -

   Issuance of common stock                 2,175,000    2,175          -               -              (2,175)           -
   Stock issued in connection with
   bridge financing                           125,000      125       64,734             -                 -            64,859
   Stock issued for services                  125,000      125          -               -                 -               125
   stock isued in connection with a loan       25,000       25          -               -                 -                25
   Distribution                                   -          -          -           (225,400)             -          (225,400)
   Net (loss)                                     -          -          -           (288,006)             -          (288,006)

Balance - December 31, 1995................ 2,450,000    2,450       64,734         (513,406)          (2,175)       (448,397)

   Stock issued in connection with
      bridge financing                        125,000      125       124,875            -                 -           125,000
   Sale of common stock                       750,000      750     1,283,150            -                 -         1,283,900
   Stock issued for services                   60,000       60       119,940            -                 -           120,000
   Stock issued in connection with acquisition  5,000        5        21,245            -                 -            21,250
   Stock issued in connection with a penalty   25,000       25        49,975            -                 -            50,000
   Stock issued in connection with a loan      25,000       25        38,070            -                 -            38,095
   Conversion of debt to common stock         438,747      439       642,701            -                 -           643,140
   Stock options issued for services              -          -        37,500            -                 -            37,500
   Distribution                                   -          -          -           (225,000)             -         (225,000)
   Net(loss)                                      -          -          -         (1,372,921)             -       (1,372,921)

Balance - December 31, 1996................ 3,878,747    3,879     2,382,190      (2,111,327)          (2,175)        272,567

   Net (loss), three months ended                                                                                         -
      March 31, 1997 (unaudited)                  -          -          -           (465,145)             -          (465,145)
                                            ----------- -------   ---------      -----------        ----------     ------------

Balance - March 31, 1997 (unaudited)....... 3,878,747  $ 3,879   $ 2,382,190   $  (2,576,472)     $    (2,175)   $   (192,578)



                       See notes to financial statements.
                                       F-5


                          AZUREL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          Three months    Three months                     June 26, 1995
                                                              ended           ended         Year ended     (Inception) to
                                                            March 31,       March 31,      December 31,     December 31,
                                                              1997            1996            1996             1995
                                                              ----            ----            ----             ----
                                                           (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss)                                             $ (465,145)    $ (533,751)    $ (1,372,921)      $ (288,006)
   Adjustments to reconcile net (loss) to net cash
     provided by operating activities:
     Depreciation                                              43,767          -              57,384             -
     Amortization of goodwill                                  40,527          -              61,992             -
     Amortization of discount on notes payable                  -            163,095         217,169           10,810
     Amortization of deferred financing costs                  14,189         47,604         118,271             -
     Stock options issued for services                          -             37,500          37,500             -
     Stock issued for penalty                                   -              -              50,000             -
     Interest converted into stock                              -              -              29,994             -
     Stock issued for services                                  -              -             120,000              125

   Changes in assets and liabilities, net of effects
    of acquisitions:
     (Increase) decrease in accounts receivable             (117,267)          -              34,613             -
     (Increase) decrease in inventories                      (83,645)          -             249,265             -
     (Increase) decrease in prepaid expenses                    1,495          -             (50,042)            -
     (Increase) decrease in other current assets               36,496          -              (9,694)            -
     (Increase) decrease in other assets                        -            (3,685)         (24,347)           (490)
     Increase (decrease) in accounts payable                   46,162          -             465,329             -
     Increase (decrease) in accrued expenses                  222,971         57,435         218,844         127,730
     Increase (decrease) in customer advance                    -              -             (97,382)            -
                                                             ----------     ---------      ---------       ----------



     NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES       (260,450)      (231,802)         105,975        (149,831)
                                                             ----------     ---------      ---------       ----------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture and equipment                          -              -             (87,411)           -
   Cash paid in acquisition of Private Label Group              -              -            (665,107)           -
                                                            ----------     ---------      ---------       ----------

       NET CASH USED IN INVESTING ACTIVITIES                    -              -            (752,518)           -
                                                            ----------     ---------      ---------       ----------


CASH FLOWS FROM FINANCING ACTIVITIES:
   (Increase) in restricted cash                                -          (137,612)          (7,304)           -
   Increase (decrease) in cash overdraft                     (10,635)          -              10,635            -
   (Increase) in due from stockholders and related parties      -           (22,000)        (92,100)        (92,380)
   (Increase) in due from the Private Label Group               -          (500,000)        (675,600)      (180,000)
   (Increase) decrease in deferred financing costs           (30,369)       (37,500)         (80,860)       (70,208)
   (Increase) in deferred registration costs                  (5,585)       (29,550)        (171,514)        (4,000)
   Payment of capital lease obligations                       (3,941)          -             (11,520)           -
   Proceeds from long-term debt                               424,000       460,000        1,037,829         528,750
   Payment of long-term debt                                 (48,304)      (100,000)        (626,149)        (28,750)
   Costs incurred in connection with stock issuance             -              -            (240,455)           -
   Issuance of common stock                                     -           596,525        1,500,000            -
                                                            ----------     ---------      ---------       ----------

       NET CASH PROVIDED BY FINANCING ACTIVITIES              325,166       229,863          642,962         153,412
                                                            ----------     ---------      ---------       ----------

NET INCREASE (DECREASE) IN CASH                                64,716        (1,939)          (3,581)         3,581

CASH AT BEGINNING OF PERIOD                                     -             2,546            3,581              -
                                                            ----------     ---------      ---------       ----------


CASH AT END OF PERIOD                                     $    64,716   $       607     $       -      $      3,581
                                                          ===========   ===========      =========       ============





                        See notes to financial statements
                                       F-6



                          AZUREL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                           Three months     Three months                     June 26, 1995
                                                               ended            ended         Year ended    (Inception) to
                                                             March 31,        March 31,       December 31,    December 31,
                                                               1997             1996            1996             1995
                                                               ----             ----            ----             ----
                                                            (Unaudited)      (Unaudited)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
   Cash paid during the year for:
       Interest                                             $    52,727    $      -          $    259,083     $     -
                                                            ===========    ============      ============     ==========
       Taxes                                                $      -       $      -          $      -         $     -
                                                            ===========    ============      ============     ==========
   Non cash activities:
     Issuance of common stock through long-term debt        $      -       $   163,095       $    163,095     $   64,884
                                                            ===========    ============      ============     ==========
     Issuance of common stock through stock
       subscriptions receivable                             $      -       $      -          $      -         $    2,175
                                                            ===========    ============      ============     ==========
     Issuance of common stock in connection with
       acquisition of Private Label                         $      -       $      -          $     21,250     $      -
                                                            ===========    ============      ============     ==========
     Conversion of debt to common stock                     $      -       $      -          $    637,500     $      -
                                                            ===========    ============      ============     ==========
     Distribution through assumption of long term-debt      $      -       $      -          $    225,000     $  225,400
                                                            ===========    ============      ============     ==========
Purchase of equipment through capital lease obligations     $              $      -          $     11,304     $
                                                            ===========    ============      ============     ==========
     Assumption of debt in connection with acquisition
       of Private Label                                     $      -       $      -          $  1,758,750     $      -
                                                            ===========    ============      ============     ==========
     Stock issued for services                              $      -       $      -          $    120,000     $      125
                                                            ===========    ============      ============     ==========
     Stock options issued for services                      $      -       $      -          $     37,500     $      -
                                                            ===========    ============      ============     ==========
     Stock issued for penalty                               $      -       $      -          $     50,000     $      -
                                                            ===========    ============      ============     ==========








                       See notes to financial statements.
                                       F-7

                         AZUREL LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The financial statements and footnotes for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the interim financial statements. The results of operations for the interim periods are not necessarily indicative of results that may be expected for the full year.

1.       BUSINESS

         Azurel Ltd. (the "Company") was incorporated in Delaware on June 26, 1995. The Company acquired the stock of a cosmetic manufacturing company, Private Label Cosmetics, Inc. and Affiliates (the "Private Label Group") on August 22, 1996. In July 1996, the Company formed a subsidiary, Scent 123, Inc. ("Scent 123"). In October 1996, Scent 123 acquired the assets of Scent Overnight, Inc. ("Scent Overnight") an overnight delivery service of men's cologne and women's fragrances. The Company will also market and develop original cosmetic and fragrance lines.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Private Label Group and Scent 123. All material intercompany transactions have been eliminated.

         b. Accounting estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         c. Inventories - Inventories are recorded at the lower of cost or market. Cost was determined using the average cost method.

         d. Property and equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

         e. Deferred registration costs - Deferred registration costs will be charged against additional paid-in capital upon the successful completion of the Company's proposed public offering. In the event the offering is not completed, such costs will be charged to expense.

         f. Deferred financing costs - Deferred financing costs will be charged to interest expense over the term of the respective loans.

         g. Fair value of financial instruments - The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         h. Income taxes - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

         i. Stock based compensation - The Company accounts for employee stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." The Company has adopted the proforma disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation."

         j. Goodwill - Goodwill resulting from the acquisition of the Private Label Group represents the remaining unamortized value of the excess of the purchase price over the fair value of the net assets of the Private Label Group. Goodwill is amortized on a straight line basis over a period of 20 years.

         k. Impairment of long - lived assets - The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of" as of January 1, 1996. Such adoption had no material effect on the financial statements of the Company.


3.       BASIS OF PRESENTATION

         The Company's financial statements have been presented on a basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company intends to seek additional equity capital through an initial public offering to adequately fund operations, working capital needs and growth plans.

         The Company had incurred significant net losses from June 26, 1995 (inception) through December 31, 1996 and has a working capital deficiency of approximately $1,200,000 at December 31, 1996 which raises substantial doubt about its ability to continue as a going concern. Accordingly, continued existence is dependent upon the Company's ability to become profitable and to obtain additional equity capital, neither of which can be assured.

4.       INVENTORIES

          Inventories consist of the following:

                                   March 31,            December 31,
                                      1997                 1996
                                ---------------     ------------------
Raw Materials                   $    581,335        $         672,769
Work In Process                      645,398                  483,282
Finished Goods                        98,421                   85,458
                                ---------------     -----------------
                                $  1,325,154        $       1,241,509
                                ===============     =================


5.       DUE FROM STOCKHOLDERS

         The Company is owed $184,480 from stockholders representing short term non-interest bearing advances at March 31, 1997 and December 31, 1996.


6.       NOTE RECEIVABLE AFFILIATE

         At March 31, 1997 and December 31, 1996, the Company is owed $269,279 and $255,679, respectively, from an affiliated company. The note is non-interest bearing and is due on demand.


7.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:


                                       Estimated           March 31     December 31,
                                      useful lives           1997          1996
                                     --------------     ------------   -------------
Machinery and equipment held under
capital lease obligations                 5-7           $   41,478     $    41,478
Machinery and equipment                   5-7              584,537         585,036
Leasehold improvements                    15                 2,377           2,377
                                                        -----------      ----------
                                                           628,392         628,891
Less accumulated depreciation                              101,151          57,384
                                                        -----------      ----------
                                                        $  527,241     $   571,507
                                                        ===========    ============


8.       LONG-TERM DEBT

         The following is a summary of long-term debt:

                                                                    March 31,         December 31,
                                                                      1997               1996
                                                                 --------------      ------------
Note payable, bears interest at the rate of 6% per
annum.  Monthly payments consisting of principal
and interest are approximately $5,551 through
August 2003.                                                      $    368,976       $   390,829

Notes payable, bears interest at the rate of 8.5% per
annum.  Due in June 1997.                                               91,375            91,375

Note payable to Finova Financial Corporation,
bears interest at the rate of prime plus 3% per
annum.  Monthly payments of $10,150 are due
each month with the remaining balance due in
February 1998.                                                        1,823,960        1,829,966

Notes payable to bridge lenders, bearing interest at
10% per annum, payable at the earlier of a public
offering or through October 1997.                                       300,000          300,000

Note payable to bridge lenders, bearing interest at
10% per annum, payable at the earlier of a public
offering or through January 1998.                                       200,000          100,000


Note payable to bridge lenders, bearing interest
at 10% per annum, payable at the earlier of a
public offering or through April 1998.                                  300,000             --

Note payable, bearing interest at 9% per annum, due
at the earlier of a public offering or December 31,
1998.                                                                   223,330          225,000

Notes payable, bearing interest at 9% per annum,
principal and interest due in installments through
November 2000.                                                        1,758,750        1,758,750

Other
                                                                         50,175           44,950
                                                                    -----------        ---------
                                                                      5,116,566        4,740,870
Less current portion                                                  3,647,601        1,551,816
                                                                   ------------      -----------
                                                                    $ 1,468,965      $ 3,189,054
                                                                    ===========      ===========


         Long-term debt maturities for the next five years are as follows:


1997                                                  $    1,551,815

1998                                                       2,144,134

1999                                                         438,976

2000                                                         442,170

2001                                                          58,374


9.       ACCRUED PAYROLL TAXES AND PENALTIES

         At December 31, 1996, the Private Label Group owed $519,323 in accrued payroll taxes and penalties for the period September 1996 through December 1996.


10.      CAPITAL LEASE OBLIGATIONS

         The Company leases machinery and equipment under non-cancelable lease agreements which expire at various times through December 1999.


Principal portion of capital lease payments           $       40,092
Less: current portion                                         19,770
                                                      --------------
                                                      $       20,322
                                                      ==============

         The future minimum principal payments under capital leases are as follows:


1997                                                  $      19,770

1998                                                         18,714

1999                                                          1,608


11.      PRIVATE PLACEMENTS AND OTHER FINANCING

         a. In July 1995, the Company issued a promissory note in the principal amount of $28,750 bearing interest at the rate of 10% per annum. The loan was repaid in September and October 1995. Additionally, the Company granted the lender the option to purchase 150,000 shares of common stock at $1.00 per share which expires in five years.

         b. In September through December 1995, the Company obtained bridge loans totaling $250,000. The convertible promissory notes bore interest at the rate of 12% per annum and are payable at the earlier of (i) 18 months from the date of issuance or (ii) upon the receipt by the Company of gross proceeds of a minimum of $1,000,000 through any public or private offering. Additionally, as consideration for the bridge loans, the Company issued an aggregate of 125,000 shares of common stock to the lenders. These shares were valued at $64,859. In July 1996, notes plus interest totaling $138,784 were converted into 69,392 shares of common stock and $132,859 was repaid.

         c. In September 1995, the Company issued a promissory note in the principal amount of $50,000 bearing interest at the rate of 10% per annum and secured by an aggregate of 200,000 shares of common stock owned by two officers/directors of the Company. As additional consideration for the loan, the Company issued 25,000 shares of common stock valued at $25 and granted the lender the option to purchase 50,000 shares of common stock at $1.00 per share, which expires in September 2002. The note and accrued interest were repaid in April 1996.

         d. In September 1995, the Company was negotiating the purchase of Scent and assumed a promissory note owed by Scent in the principal amount of $210,000 plus accrued interest of $15,400 which was recorded as a stockholder distribution. The note bore interest at the rate of 8% per annum and was due with accrued interest at the earlier of December 31, 1996 or upon the closing of the Company's initial public offering. In October 1996, the lender converted the principal due under the note into 210,000 shares of common stock. In January 1997, the accrued interest was extended and is due at the earlier of March 31, 1997 or upon the effective date of a public offering.

         e. In October 1995, the Company issued a promissory note in the principal amount of $200,000. The note bore interest at the rate of 10% per annum and was due in October 1997. In July 1996, the lender converted the principal plus accrued interest due under the note into 106,972 shares of common stock.

         f. In December 1995 and February 1996 the Private Label Group issued promissory notes in the principal amounts of $50,000 and $50,200 to the former stockholder. The remaining principal balance of $91,375 plus interest at the rate of 8.5 % per annum is due in June 1997.

         g. In January 1996, the Company issued a promissory note in the principal amount of $160,000 bearing interest at the rate of 10% per annum and due, as to $100,000, in February 1996, and, as to, the remaining principal plus accrued interest, in March 1996. In consideration for this loan, the Company issued the lender 25,000 shares of common stock valued at $38,095 and an option to purchase 50,000 shares of common stock at $1.25 per share which was valued at $37,500 and expires in February 2003. Additionally, the Company issued 25,000 shares of common stock to the lender valued at $50,000 as a penalty for the Company's late repayment of a portion of the loan. The note was repaid in February and May 1996.

         h. In January 1996, the Company issued a demand promissory note to an individual in the principal amount of $50,000 bearing interest at the rate of 8% per annum. The note was repaid in April and May 1996.

         i. In February 1996, the Company obtained bridge loans totaling $250,000. The promissory notes bear interest at the rate of 12% per annum and are payable at the earlier of (i) two months from the date of issuance, or (ii) upon the receipt by the Company of gross proceeds of a minimum of $1,000,000 through any public or private offering. Additionally, as consideration for the bridge loans, the Company issued an aggregate of 125,000 shares of common stock to the lenders which were valued at $125,000. In April and July 1996, notes plus interest totaling $104,767 were converted into 52,383 shares of common stock and $104,767 was repaid.

         j. In February 1996, the Private Label Group entered into a two year loan agreement with Finova Financial Corporation ("Finova"). Pursuant to the agreement, the line of credit is $2,000,000, bears interest at the rate of prime plus 3% per annum, is secured by the Private Label Group's accounts receivable, inventory and equipment and is guaranteed by the Private Label Group's former stockholder and the Company. Monthly principal installments of $10,150 are due on the last day of each month with the remaining balance due in February 1998. Additionally, the Company deposited $250,000 with Finova as additional collateral. As of December 31, 1996 the collateral balance was $268,731.

         k. In July 1996, the Company completed a private placement of 978,747 shares of common stock at $2.00 per share. The Company issued 750,000 shares of common stock at $2.00 per share and converted various notes into 228,747 shares of common stock at $2.00 per share.

         l. On August 22, 1996 in connection with the acquisition of the Private Label Group, the Company issued to former stockholders of the Private Label Group promissory notes for a principal sum of $1,758,750 bearing interest at the rate of 9% per annum. The first and second installments totaling $359,375 and $17,968 plus their respective accrued interest are due July
                  15, 1997.  Remaining  principal   installments  plus  accrued
                  interest are due through November 2000.

         m. In July 1996, the Company issued a promissory note in the amount of $22,000 representing $20,000 in principal and $2,000 in prepaid interest. The note was due on the earlier of (i) 180 days or (ii) upon consummation of a public offering. The note was paid in full in September 1996.

         n. In October 1996, the Company acquired all of the assets of Scent Overnight and issued a $225,000 promissory note which was recorded as a stockholder distribution. The note bears interest at the rate of 9% per annum and is due upon the earlier of December 31, 1998 or upon the receipt of gross proceeds of at least $1,000,000 pursuant to any public or private debt or equity financing of any securities.

         o. In October 1996, the Company completed a $300,000 private placement of 12 units, each consisting of (i) the Company's promissory note bearing interest at the rate of 10% per annum and due at the earlier of 12 months or at the closing of the Company's initial public offering and (ii) a warrant to purchase up to 25,000 shares of common stock at $4.80 per share exercisable after one year and expiring three years from the exercise date.

         p. On November 8, 1996, the Company issued a promissory note in the amount of $55,500 representing $49,950 in principal and $5,550 in prepaid interest. The note was due on the earlier of
                  (i) December 8, 1996 or (ii) within three days of closing any portion of the concurrent bridge loan. In November 1996, the promissory note was extended and was due, as to $15,000 by December 8, 1996, and, as to, the remaining balance of $40,500 on or before January 15, 1997 or upon the effective date of a public offering. As consideration for extension of the note the Company granted the lender an option to purchase up to 55,500 shares of common stock at $4.80 per share which expires in November 2000. The note was further extended to July 15, 1997 when the remaining principal of $44,950 plus interest of $5,550 is due.

         q. In December 1996 and January 1997, the Company completed a $200,000 private placement of 8 units, each consisting of (i) the Company's 10% promissory note due at the earlier of 12 months or at the closing of the Company's initial public offering and (ii) a warrant to purchase up to 25,000 shares of common stock at $4.80 per share exercisable after one year and expiring three years from the exercise date.

         r. In April 1997 the Company completed a $350,000 private placement of 14 units , each consisting of (i) the Company's 10% promissory note due at the earlier of 12 months or at the closing of the Company's initial public offering and (ii) a warrant to purchase up to 25,000 shares of common stock at $4.80 per share exercisable after one year and expiring three years from the exercise date.


12.      STOCKHOLDERS' EQUITY

         a. The Company is authorized to issue an aggregate of 10,000,000 shares of common stock, $.001 par value per share.

         b. In July and September 1995, the Company issued 2,175,000 shares of common stock to the founders of the Company.

         c. In July 1995, the Company granted a financial consultant the option to purchase 150,000 shares of common stock at an exercise price of $1.00 per share, which expires in July 2000.

         d. In September 1995, the Company issued 25,000 shares of common stock in consideration for a $50,000 loan. The shares were valued at $25. Additionally, the Company granted the lender the option to purchase 50,000 shares of common stock for an exercise price of $1.00 per share, which expires in September 2002.

         e. In September 1995 through December 1995, the Company issued an aggregate of 125,000 shares of common stock to eleven bridge lenders which shares were valued at $64,859.

         f. In September 1995, the Company issued 125,000 shares of common stock for consulting services which were valued at $125.

         g. In January 1996, the Company, in consideration for a $160,000 loan, issued the lender 25,000 shares of common stock valued at $38,095 and an option to purchase 50,000 shares of common stock at $1.25 per share, which was valued at $37,500 and expires in February 2003. Additionally, the Company issued 25,000 shares of common stock valued at $50,000 to the lender as a penalty for the Company's late repayment of a portion of the loan.

         h. In February 1996, the Company issued an aggregate of 125,000 shares of common stock to three bridge lenders which were valued at $125,000.

         i. In February and March 1996, the Company issued 60,000 shares of common stock for professional services which was valued at $120,000.

         j. In February through July 1996, the Company issued 750,000 shares of common stock at $2.00 per share in a private placement.

         k. In July 1996, the Company granted a consultant the option to purchase 20,000 shares of common stock at an exercise price of $4.80 per share, which expires in July 1999. Additionally, the Company issued 5,000 shares of common stock to the consultant in August 1996 for services rendered which was valued at $21,250.

         l. In July 1996, the Company converted various notes into 228,747 shares of common stock at $2.00 per share.

         m. In October 1996, the lender of a $210,000 note converted the principal of the note into 210,000 shares of common stock.

         n. In August through October 1996, the Company granted lenders of a $300,000 private placement warrants to purchase up to 300,000 shares of common stock at $4.80 per share which are exercisable after one year and expire three years from the exercise date.

         o. In November 1996, the Company granted the lender of a $55,500 promissory note a warrant to purchase up to 55,500 shares of common stock at $4.80 per share which expires in November 2000.

         p. In December 1996 and January 1997, the Company granted lenders of a $200,000 private placement warrants to purchase up to 200,000 shares of common stock at $4.80 per share which are exercisable after one year and expire three years from the exercise date.

         r. In February through April 1997, the Company granted lenders of a $350,000 private placement warrants to purchase up to 350,000 shares of common stock at $4.80 per share which are exercisable after one year and expire three years from the exercise date.

13.      INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1996, the Company had net deferred tax assets of $965,000. The Company has recorded a valuation allowance for the full amount of the net deferred tax assets.

         The following table illustrates the source and status of the Company's major deferred tax assets and (liabilities):


Net operating loss carryforward                 $         877,000
Accounts receivable allowance                              18,000
Inventory allowance                                        70,000
Valuation allowance                                      (965,000)
                                                ------------------
Net deferred tax asset recorded                 $             -
                                                ==================


         The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows:





                                                                     December 31,
                                                         -------------------------------------
                                                              1996                  1995
                                                         ---------------      ----------------
Income tax benefit computed at statutory rate             $   (480,000)         $  (100,000)
Tax benefit not recognized                                     480,000              100,000
                                                         ---------------      ----------------
Provision for income taxes (benefit)                      $       -             $      -
                                                          ===============      ================


         The Company has net operating loss carryforwards for tax purposes totaling $2,660,000 at December 31, 1996 expiring in the years 2008 to 2011. Substantially all of the carryforwards are subject to limitations on annual utilization because there are "equity structure shifts" or "owner shifts" involving 5% stockholders (as these terms are defined in Section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership. The annual limitation is based on the value of the Private Label Group as of the date of the ownership change multiplied by the applicable Federal Long Term Tax Exempt Bond Rate.


14.      COMMITMENTS

         a. In February 1996, the Company entered into a guarantee agreement with Finova for a $2,000,000 line of credit for the Private Label Group. Additionally, the Company, on behalf of the Private Label Group, deposited $250,000 with Finova as security for its guarantee.

         b. In May 1996, the Company entered into a license agreement with the owner of the "Members Only" trademark. The agreement grants the Company the exclusive right to manufacture and distribute cosmetics and other items under the "Members Only" mark. The agreement expires in September 2001, with the Company's option to renew the license agreement for an additional five year term. Under this agreement, the Company is to required to pay minimum royalties of $1,225,000 through September 2001.

         c. In August 1996, the Company entered into a three year employment agreement with the former sole stockholder ("Stockholder") of the Private Label Group, the Stockholder will receive a base annual salary of $195,000 with the Stockholder's option to renew the agreement for an additional two years. Additionally, the Stockholder will receive a bonus equal to 10% of the Private Label Group's net profits in excess of $500,000 for the years ending December 31, 1997 through December 31, 1999.

         d. In July 1996, the Company entered into a brokerage and consulting agreement with V.A.N. Marketing Ltd. ("VAN"). Under the agreement, VAN will receive a finder's fee of approximately $69,000 which represents two and one half percent of the purchase price of the Private Label Group, 5,000 shares of the Company's common stock and 20,000 stock options at an exercise price of $4.80 per share, which expire in July 1999. The finder's fee is payable as follows: $22,500 upon signing of the contract and the remaining balance due one year later. Additionally, VAN will receive for the two years commencing at the close of the contract a monthly consulting fee of $3,000 for the first twelve months and $5,000 for the remaining twelve months.

         e. In November 1996, the Company entered into a consulting agreement where the consultant is to receive $16,500 over a two year period. The consulting fee of $16,500 was prepaid in November 1996.

         f. Rent expense under all operating leases was $212,000 and $7,600 for the year ended December 31, 1996 and from June 26, 1995 (inception) to December 31, 1995, respectively.

                  The  future   minimum   rental   payments  to  be  made  under
                  noncancellable operating leases as of December 31, 1996 is as follows:


                    1997                           $   541,702

                    1998                               557,419

                    1999                               573,200

                    2000                               589,055

                    2001                               605,479

         g. The Company is paying a monthly consulting fee of $11,117 to a former stockholder of the Private Label Group through August 2003.

         h. The Company does not have insurance coverage for product withdrawal / recall.

         i. In January 1997, the Company entered into an agreement for the full settlement of an advertising expense claim with a payment of $5,000 and delivery of a non interest bearing promissory note for the sum of $35,000 due April 20, 1997. The settlement of $40,000 was accrued at December 31, 1996.

         j. Under the Company's 1997 Stock Option Plan, up to 750,000 shares of common stock are reserved for issuance. The exercise price of the options will be determined by a committee selected by the Board of Directors, but the exercise price will not be less than 85% of the fair market value on the date of grant. No options have been issued under this plan.


15.      SIGNIFICANT CUSTOMERS

         Approximately 22% and 12% of the Private Label Group's revenue was derived from two major customers for the year ended December 31, 1996.


16.      ACQUISITIONS

         a. On August 22, 1996, the Company purchased all of the issued and outstanding capital stock of the Private Label Group for a purchase price of $2,782,500 of which $131,250 in cash was paid at closing, $1,758,750 was paid by the delivery of the Company's promissory notes (which bear interest at the rate of 9% per annum) and $892,500 will be paid promptly after the closing of the initial public offering by the issuance of common stock valued at the public offering price. In addition, upon completion of the closing of the initial public offering, the Company is to issue to Private Label Group's counsel such number of shares of common stock as is valued at $7,500.

                  The acquisition of the Private Label Group has been accounted for as a purchase and accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values which approximates book value. The following table summarizes this acquisition:


Purchase Price, including acquisition costs           $   2,174,790
Liabilities assumed                                       4,754,844
Assets acquired                                          (3,687,428)
                                                         -----------
Goodwill                                              $   3,242,206
                                                         ============

                  The results of operations for the Private Label Group for the period August 22, 1996 to December 31, 1996 are included in the accompanying consolidated financial statements for the year ended December 31, 1996.

                  The following schedule combines the unaudited pro forma results of operations of the Company for the year ended December 31, 1996 and from June 26, 1995 (inception) to December 31, 1995 and the Private Label Group for the years ended December 31, 1996 and 1995 as if the acquisition had occurred on January 1, 1995 and includes such adjustments which are directly attributable to the acquisition. It should not be considered indicative of the results that would have been achieved had the acquisitions not occurred or the results that would have been obtained had the acquisition actually occurred on January 1, 1995.




                                                         Year Ended December 31,
                                              ----------------------------------------------
                                                      1996                      1995
                                              --------------------      --------------------
          Net sales                             $   10,195,659             $   8,413,225

          Net loss                                  (1,769,455)               (1,182,560)
          Net loss per share                             (0.54)                    (0.83)
          Shares used in computation                 3,287,759                 1,426,146

b. In October 1996, the Company acquired all of the assets of Scent Overnight, a company of which the Company's Chief Executive Officer and Chairman of the Board, is a majority stockholder for (i) a $225,000 promissory note bearing interest at the rate of 9% per annum and due at the earlier of the closing of the Company's initial public offering or December 31, 1998, and (ii) the assumption of a promissory note of $210,000 plus accrued interest of $15,400 which was assumed by the Company in September 1995.

         The acquisition was accounted for under the purchase method of accounting with the basis used to record the assets of Scent Overnight as zero which is the transferor's historical cost basis. The assets of Scent Overnight consisted of only intangible assets which is primarily Scent Overnight's name and the debt assumption which are considered a stockholder distribution to the majority stockholder. Scent had no operations during the year ended December 31, 1996.

17.      SUBSEQUENT EVENT

         The Company, upon stockholder consent, amended its Certificate of Incorporation to increase the Company's authorized number of shares to 25,000,000, consisting of 24,000,000 common shares and 1,000,000 preferred shares.

18.      CONTINGENCY

         The Company in January and April of 1997 completed two separate private placement financings. The amount of the private placements totaled $550,000 and were exempt from registration under Regulation D of the Securities Act of 1933. In the event that these financings are not deemed in compliance with Regulation D the Company could be liable to the extent of the investors rights of rescission. It is the position of the Company that these financings are not integrated with the Offering and therefore no liability exists under Regulation D.

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors
Private Label Cosmetics, Inc. and affiliates

         We have audited the accompanying combined balance sheet of Private Label Cosmetics, Inc. and affiliates as of December 31, 1995 and the related combined statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Private Label Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Private Label Cosmetics, Inc. and affiliates as of December 31, 1995 and the results of its combined operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.

         The accompanying combined financial statements have been prepared assuming that Private Label Cosmetics, Inc. and affiliates will continue as a going concern. As discussed in Note 3 to the combined financial statements, the Private Label Group incurred significant net losses for the year ended December 31, 1995 which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                            FELDMAN RADIN & CO., P.C.
                                            Certified Public Accountants

December 20, 1996
New York, New York


                  PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS
                                DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS:
   Accounts receivable, net of allowance for doubtful
      account of $15,000                                              $1,127,920
   Inventories                                                         1,108,696
   Prepaid insurance and taxes                                            33,452
   Due from affiliates                                                   327,512
                                                                     -----------
      TOTAL CURRENT ASSETS                                             2,597,580

PROPERTY AND EQUIPMENT                                                   521,375

OTHER ASSETS                                                              38,303
                                                                          ------

                                                                      $3,157,258
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Cash overdraft                                                        $30,711
   Accounts payable                                                      958,255
   Accrued expenses                                                      297,533
   Accrued payroll taxes and penalties                                   420,045
   Accrued lawsuit settlement                                            257,000
   Customer advances                                                     113,628
   Advances by Azurel Ltd.                                               180,000
   Current portion of long-term debt                                     168,786
   Current portion of capital lease obligations                           92,651
                                                                     -----------
       TOTAL CURRENT LIABILITIES                                       2,518,609

LONG-TERM LIABILITIES:
   Long-term debt                                                      1,462,574
   Capital lease obligations                                             103,245
                                                                         -------
       TOTAL LONG-TERM LIABILITIES                                     1,565,819

STOCKHOLDERS' DEFICIT:
   Common stock                                                           59,223
   Accumulated deficit                                                  (230,643)
   Treasury stock                                                       (755,750)
                                                                      ----------
       TOTAL STOCKHOLDERS' DEFICIT                                      (927,170)
                                                                        --------
                                                                      $3,157,258
                                                                      ==========

                   See notes to combined financial statements.



                  PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS



                                                         Three
                                                       Months Ended
                                                         March 31,             December 31,
                                                           1996                    1995
                                                           ----                    ----
                                                       (Unaudited)

NET SALES                                            $    2,546,826           $   8,413,225

COST OF GOODS SOLD                                        1,965,608               6,627,898
                                                        -----------              ----------

GROSS PROFIT                                                581,218               1,785,327

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                 561,677               2,103,320
                                                        -----------               ---------

   INCOME (LOSS) FROM OPERATIONS                             19,541                (317,993)

INTEREST EXPENSE                                            (43,502)               (197,663)
                                                        ------------            ------------

NET (LOSS)                                             $    (23,961)          $    (515,656)
                                                        ============          ==============












                   See notes to combined financial statements.



                 PRIVATE LABEL COSMETICS, INC. AND AFFILIATES

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT



                                              Common stock, No Par Value, 7,000 Shares Authorized
                                              ---------------------------------------------------
                                      Private Label          Fashion              P.L.C.       International Cosmetics
                                     Cosmetics, Inc.     Laboratories, Inc.   Specialties, Inc.    Group, Inc.          Total
                                     ---------------     ------------------  -----------------     -----------          Common
                                    Shares      Amount    Shares     Amount   Shares  Amount     Shares   Amount        Stock
                                   --------    --------  --------   --------  ------- -------   -------  -------       -------
Balance - December 31, 1994.......      50       46,623       49     10,100      500      500      500      2,000       59,223
   Net loss                              -           -         -         -        -        -         -        -           -

Balance - December 31, 1995.......      50       46,623       49     10,100      500      500      500      2,000       59,223

   Net loss, three months ended
     March 31, 1996 (unaudited)...       -           -         -         -        -        -           -     -            -

Balance - March 31, 1996
   (unaudited)....................      50   $   46,623       49   $ 10,100      500   $  500      500    $ 2,000     $ 59,223
                                    ======      =======    =====   ========= =======   =======   ======    =======    ========


Shares authorized, no par value      2,500                 1,000               2,500             1,000
                                     =====                ======             =======           =======



                                             Retained
                                             Earnings                      Total
                                            (Accumulated    Treasury    Stockholders'
                                              Deficit)       Stock       (Deficit)
                                              --------       -----       ---------

Balance - December 31, 1994.........         285,013       (755,750)     (411,514)

   Net loss                                 (515,656)          -         (515,656)
                                            --------       ----------    --------

Balance - December 31, 1995.........        (230,643)      (755,750)     (927,170)

   Net loss, three months ended
     March 31, 1996 (unaudited).....         (23,961)          -          (23,961)
           --- ----                          -------        ---------    ---------

Balance - March 31, 1996 (unaudited....    $(254,604)     $(755,750)    $(951,131)
                === ====                   =========      =========     =========



Shares authorized, no par value









                   See notes to combined financial statements.
                                      F-25


                  PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS

                                                                       Three
                                                                    Months Ended
                                                                      March 31,      December 31,
                                                                        1996             1995
                                                                        ----             ----
                                                                    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                               $   (23,961)    $  (515,656)
   Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
      Depreciation                                                      45,933         160,677

   Changes in assets and liabilities:
    (Increase) decrease in accounts receivable                        (232,122)        232,042
    (Increase) decrease in inventories                                 (87,274)       (212,552)
    (Increase) decrease in prepaid insurance and taxes                    (400)          2,085
    (Increase) decrease in due from affiliates                           1,989             -
    (Increase) decrease in other assets                                    -            (7,670)
    Increase (decrease) in accounts payable                             59,538          76,779
    Increase (decrease) in accrued expenses                            (26,782)        110,939
    Increase (decrease) in accrued taxes                               241,905            -
    Increase (decrease) in accrued payroll taxes                      (420,045)        384,696
    Increase (decrease) in accrued lawsuit settlement                 (257,000)           -
    Increase (decrease) in customer in advance                          82,001          (9,254)
                                                                   -----------     ------------

    NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES                  (616,218)        222,086


CASH FLOW FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                  (40,673)        (28,129)
                                                                     ----------     -----------

      NET CASH USED IN INVESTING ACTIVITIES                            (40,673)        (28,129)


CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of long-term debt                                        (1,212,392)       (340,284)
   Proceeds from long-term debt                                      1,741,841               -
   Payment of capital lease obligations                               (145,902)        (81,823)
   Decrease in due from related parties                                   -             64,411
   Proceeds from advances by Azurel Ltd.                               250,000         180,000
                                                                   -----------      ----------

     NET CASH PROVIDED (USED) IN FINANCING ACTIVITIES                  633,547        (177,696)

NET INCREASE (DECREASE) IN CASH                                        (23,344)         16,261

CASH AT BEGINNING OF PERIOD                                            (30,711)        (46,972)
                                                                   ------------      -----------

CASH AT END OF PERIOD                                             $    (54,055)   $    (30,711)
                                                                   ===========     ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION:
     Cash paid during the period for:
     Interest                                                     $     43,502   $     207,789
                                                                  ============     ============
     Taxes                                                        $      -       $       1,679
                                                                  ============     ============
   Noncash activity:
          Purchase of machinery through capital lease obligations $      -       $      64,000
                                                                  ============     ============

                   See notes to combined financial statements.

                  PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1995


1.       BUSINESS

         Private Label Cosmetics, Inc. and affiliates (the "Private Label Group") are located in Fairlawn, New Jersey and manufacture cosmetics for sale to major cosmetic companies. In August 1996, Azurel Ltd. (the "Company") purchased all of the issued and outstanding capital stock of the Private Label Group for a purchase price of $2,782,500 of which $131,250 in cash was paid at closing, $1,758,750 was paid by the delivery of the Company's promissory notes (which bear interest at the rate of 9% per annum) and $892,500 will be paid promptly after the closing of the initial public offering by the issuance of common stock valued at the public offering price. In addition, upon completion of the closing of the initial public offering, the Company is to issue to Private Label Group's counsel such number of shares of common stock as is valued at $7,500.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Principles of Combination - The combined financial statements include the accounts of Private Label Cosmetics, Inc., P.L.C. Specialties, Inc., Fashion Laboratories, Inc. and International Cosmetic Group, Inc. The accompanying financial statements of the Private Label Group are combined as all entities are under common control. Material intercompany accounts and transactions are eliminated in the combination.

         b. Accounting estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

         c. Inventories - Inventories are recorded at the lower of cost or market. Cost was determined using the average cost method.

         d. Property and equipment - Property and equipment is stated at cost and is depreciated using the straight line method over their estimated useful lives. Capitalized leases are stated at cost and are depreciated using the straight line method over the lower of the life of the lease or its estimated useful life.

         e. Income taxes - The Private Label Group accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

         f. Fair value of financial instruments - The carrying amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.


3.       BASIS OF PRESENTATION

         The Private Label Group's financial statements have been presented on a basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Private Label Group intends to seek additional equity capital through an initial public offering to adequately fund operations, working capital needs and growth plans.

         The Private Label Group had incurred significant net losses for the year ended December 31, 1995 which raises substantial doubt about its ability to continue as a going concern. Accordingly, continued existence is dependent upon the Private Label Group's ability to become profitable and to obtain additional equity capital, neither of which can be assured.


4.       INVENTORIES

          Inventories consist of the following:


                                                    December 31,
                                                        1995
                                                --------------------
Raw Materials                                   $            362,500
Work In Process                                              642,422
Finished Goods                                               103,774
                                                --------------------
                                                $          1,108,696
                                                ====================


5.       TRANSACTIONS WITH RELATED PARTIES

                                                                                                              Receipts from
                                                                                                            allocated general
                                                                                                                   and
                                                                     Sales to                                 administrative
                         Due from           Trade accounts         affiliates          Consulting fee            expenses
                        affiliates            receivable            Year Ended           Year Ended             Year Ended
                       December 31,          December 31,         December 31,          December 31,         December 31, (c)
                         1995 (a)                1995                 1995                  1995                   1995
                      ---------------      ----------------     -----------------     -----------------     ------------------
D & A
Advertising
Corp.                 $        2,833       $       -            $       -            $     10,000             $     -
The
Contemporary
Cosmetic Group,
Inc. (b)                     324,679               146,678            355,000                 -                200,000
Rubigo
Cosmetics, Inc.                     -               22,562            166,000                 -                   -
                      ---------------      ----------------     -----------------     -----------------     -------------
                      $      327,512       $       169,240     $      521,000  $           10,000   $          200,000
                      ===============      ================     =================     =================     =============


         (a)  These amounts are due on demand and are non-interest bearing.

         (b) The most recent unaudited financial statement at May 31, 1995 states a negative net worth of $223,226 for The Contemporary Cosmetic Group, Inc.

         (c)  Reported in sales.


6.       MACHINERY AND EQUIPMENT

         Machinery and equipment consist of the following at December 31, 1995:


                                                  Estimated
                                                useful lives
                                                -------------
Machinery and equipment held under
capital lease obligations                           5-7               $  351,927
Machinery and equipment                             5-7                2,057,563
Leasehold improvements                              15                   211,498
                                                                     -----------
                                                                       2,620,988
Less accumulated depreciation                                          2,099,613
                                                                     -----------
                                                                    $    521,375
                                                                     ===========


7.       ACCRUED PAYROLL TAXES AND PENALTIES

         At December 31, 1995, the Private Label Group owed $420,045 in accrued payroll taxes and penalties for the period September 30, 1995 through December 31, 1995.


8.       LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 1995:


Note payable to bank, bears interest at the
rate of prime plus 1 1/4% per annum,
monthly  payments  consist of principal
and interest are  approximately  $20,429
through July 1997, collateralized by machinery
and equipment.                                                 $   358,333

Revolving bank loan, bears interest at the rate
of prime plus 1 1/4%, matures in March 1996,
interest payable monthly, collateralized by
accounts receivable, inventory and machinery.                      850,620

Note payable to former majority stockholder,
bears interest at the rate of 6%
per annum. Monthly payments consisting of
principal and interest are approximately
$5,551 through August 2003.                                        422,407
                                                               -----------
                                                                 1,631,360
Less current portion                                               168,786
                                                               -----------
                                                               $ 1,462,574
                                                               ===========

         In February 1996, the Private Label Group repaid the note payable to bank and the revolving bank loan and entered into a two year loan agreement with Finova Financial Corporation ("Finova"). Pursuant to the agreement, the line of credit is $2,000,000, bears interest at the rate of prime plus 3% per annum, is secured by the Private Label Group's accounts receivable, inventory and equipment and is guaranteed by the Private Label Group's sole stockholder and the Company. Monthly installments of $10,150 are due on the last day of each month with the remaining balance due in February 1998. Additionally, the Company on behalf of the Private Label Group deposited $250,000 with Finova as collateral for the agreement. The financial statements reflect the terms of the Finova agreement.

         Long-term debt maturities based on the Finova debt for the next five years are as follows:


          1996                              $   168,786

          1997                                  167,746

          1998                                1,024,283

          1999                                   51,788

          2000                                   54,983


9.       CAPITAL LEASE OBLIGATIONS

         The  Private  Label  Group  leases   machinery   and  equipment   under
         non-cancelable lease agreements which expire at various times through December 1998.


Principal portion of capital lease payments             $       195,896
Less: current portion                                            92,651
                                                        ---------------
                                                        $       103,245
                                                        ===============

         The future minimum principal payments under capital leases are as follows:


          1996                                   $     92,651

          1997                                         70,082

          1998                                         33,163


10.      ADVANCES BY AZUREL LTD.

         In October 1995, the Company advanced the Private Label Group $180,000 for working capital. In February 1996, the Company advanced the Private Label Group $250,000 for a lawsuit settlement and $250,000 as security for a loan (see Notes 8 and 14). In August 1996, the Company advanced the Private Label Group an additional $150,000 for working capital.

11.      INCOME TAXES

         The Private Label Group accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1995, the Private Label Group had net deferred tax assets of $620,000. The Private Label Group has recorded a valuation allowance for the full amount of the net deferred tax assets.

         The following table illustrates the source and status of the Private Label Group's major deferred tax assets and (liabilities):


Net operating loss carryforward               $      495,000
Litigation accruals                                   90,000
Inventory allowance                                   35,000
Valuation allowance                                 (620,000)
                                              --------------
Net deferred tax asset recorded               $        -
                                              ==============


         The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows:


                                                      December 31,
                                                          1995
                                                     ---------------
Income tax benefit computed at statutory rate        $     (180,000)
Tax benefit not recognized                                  180,000
                                                     ---------------
Provision for income taxes (benefit)                 $         -
                                                     ===============

         The Private Label Group has net operating loss carryforwards for tax purposes totaling $1,413,000 at December 31, 1995 expiring in the years 2008 to 2010. Substantially all of the carryforwards are subject to limitations on annual utilization because there are "equity structure shifts" or "owner shifts" involving 5% stockholders (as these terms are defined in Section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership. The annual limitation is based on the value of the Private Label Group as of the date of the ownership change multiplied by the applicable Federal Long Term Tax Exempt Bond Rate.

12.      COMMITMENTS AND CONTINGENCIES

         a. The Private Label Group leases office and warehouse space under a non-cancelable operating lease. Rent expense under this lease was approximately $482,000 for the year ended December 31, 1995. The lease expires in August 2002. Minimum rental commitments for the next five years are as follows:


          1996                          $       453,000

          1997                                  466,000

          1998                                  480,000

          1999                                  493,000

          2000                                  506,000

         b. The Private Label Group is paying a monthly consulting fee of $11,117 to a former stockholder through August 2003.

         c. The Private Label Group does not have insurance coverage for product withdrawal / recall.


13.      SIGNIFICANT CUSTOMERS

         Approximately 21% and 14% of the Private Label Group's revenue was derived from two major customers for the year ended December 31, 1995.


14.      ACCRUED LAWSUIT SETTLEMENT

         A jury verdict against the Private Label Group was entered on December 22, 1995 in the net amount of $223,095, together with prejudgment interest and costs of suit. Judgment subsequently entered on such verdict in the amount of $257,000 including costs and interest, was satisfied on behalf of the Private Label Group in full in February 1996 with an advance by the Company of $250,000. The judgment of $257,000 was accrued at December 31, 1995.

                        PRO FORMA FINANCIAL STATEMENTS

The following pro forma financial statements for the year endedDecember 31, 1996 of the Company and the Private Label Group arebased on historical financial data of the aforementioned companies, as ifthe acquisition of the Private Label Group had occurred at the beginning ofthe fiscal year ended December 31, 1996 for the statement of operations.These pro forma financial statements are not necessarily indicative of theresults that will be achieved for future periods.These pro forma financialstatements and the notes thereto should be read in conjunction with theCompany's financial statements and the financial statements of the PrivateLabel Group included elsewhere in this Prospectus.



                                   Pro forma Statement of Operations (Unaudited)

                                       Year Ended
                                      December 31,
                                          1996                 Adjustments
                                          ----                 -----------                Pro forma
                                         Azurel            Dr                 Cr           adjusted
                                         ------            --                 --           --------
Net Sales                              $3,745,336                         c  6,450,323   $10,195,659

Cost of Sales                           2,870,888       c 4,808,210                        7,679,098
-------------                           ---------       -----------                        ---------

Gross Profit                              874,448                                          2,516,561

Selling, General and
   Administrative Expenses              1,590,248       c 1,630,580                        3,220,828

Amortization Expense                       61,992      a    138,368                          200,360
                                           ------                                            -------

 Income (Loss) From
    Operation                           (777,792)                                           (904,627)
                                     ------------                                          ----------

Interest Expense                          595,129      b    101,044                          864,828
                                                       c    151,780
                                                       d     16,875
                                          595,129                                            864,828
                                       ----------                                          ----------


Net (Loss)                           $ (1,372,921)                                      $ (1,769,455)
                                      ============                                       ============



                         PRO FORMA FINANCIAL STATEMENTS

The following pro forma financial statements for the year ended December 31,1995 of the Company and the Private Label Group are based on historicalfinancial data of the aforementioned companies, as if the acquisition of thePrivate Label Group had occurred at the beginning of the fiscal year endedDecember 31, 1995 for the statement of operations. These pro forma financialstatements are not necessarily indicative of the results that will be achieved forfuture periods.These pro forma financial statements and the notes thereto shouldbe read in conjunction with the Company's financial statements and the financialstatements of the Private Label Group included elsewhere in this Prospectus.



                  Pro forma Statement of Operations (Unaudited)

                                               Year Ended December 31, 1995
                               Azurel    Private Label          Combined             Adjustments             Pro forma
                                                                                    Dr         Cr            adjusted
                               ------    --------------         ---------           --         --            --------
                                         (Historical)

Net Sales                     $   -      $8,413,225            $8,413,225                                   $8,413,225

Cost of Sales                     -       6,627,898             6,627,898                                    6,627,898
                            ---------     ---------             ---------                                    ---------

Gross Profit                      -       1,785,327             1,785,327                                    1,785,327

Selling, General and
 Administrative Expenses      259,637     2,103,320             2,362,957                                    2,362,957

Amortization
  Expense                         -          -                    -           a  200,360                       200,360
                             ---------    ----------           -----------    ----------                    ----------

Income (Loss) From
Operation                    (259,637)     (317,993)             (577,630)                                    (777,990)
                             ---------   ---------              ---------                                    ---------


Interest Expense                28,369      197,663               226,032    b  158,288                        404,570
                                                                             d   20,250
                           -----------    ---------            ----------
                                28,369      197,663               226,032                                      404,570
                           -----------    ---------            ----------                                   ----------

Net Income (Loss)           $(288,006)  $(515,656)            $(803,662)                                  $(1,182,560)
                             =========    =========            ==========                                  ===========







                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(1) The unaudited pro forma statement of operations for the year ended December 31, 1996 and year ended December 31, 1995 presents pro forma results of operations of the Company and the Private Label Group as if the acquisition of the Private Label Group had occurred at the beginning of the period. It should not be considered indicative of the results that would have been achieved had the acquisition actually occurred on such date.

         (a) The amortization of goodwill arising from the acquisition of the Private Label Group over 20 years.

         (b) To record the interest on notes of $1,758,750 from the Private Label Group acquisition at 9% per annum.

         (c) To record the operations of the Private Label Group for the period January 1, 1996 to August 22, 1996 (date of acquisition by the Company).


(2) The acquisition of Scent Overnight in October 1996 has been accounted for as a distribution from stockholders' equity under the purchase method of accounting.

         (d) To record the interest on notes of $225,000 from the Scent Overnight acquisition at 9% per annum.

                              [Marketing Display]

No underwriter, dealer, salesman or
other person has been authorized to
give any information or to make any
representations other than those
contained in this Prospectus, and,
if given or made, such information
or representation must not be relied
upon as having been authorized by the
Company or the Underwriter. This
Prospectus does not constitute an                      AZUREL LTD.
offer or solicitation to any person        1,200,000 Shares of Common Stock and
in any jurisdiction where such offer       1,200,000 Redeemable Common Stock
or solicitation would be unlawful.               Purchase Warrants
Neither delivery of this Prospectus
nor any sale hereunder shall, under
any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                 TABLE OF CONTENTS

                                       Page
Prospectus Summary.....................
Risk Factors...........................
Dilution...............................
Capitalization.........................
Use of Proceeds........................
Dividend Policy........................
Management's Discussion and
  Analysis of Financial
  Condition and Results
  of Operations.........................               PROSPECTUS
Business................................
Management..............................
Principal Stockholders..................

Certain Transactions....................  NETWORK 1 FINANCIAL SECURITIES, INC.

Description of Securities...............
Shares Eligible for Future Sale.........
Underwriting............................
Concurrent Registration of
 Securities.............................
Legal Matters...........................
Experts.................................
Additional Information..................            __________
Financial Statements....................


Until _______, 1997 (25 days after the
date of this Prospectus), all dealers
effecting transactions in the Company's
securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus with respect to their unsold allotments or subscriptions.

             [Alternate Page for Selling Securityholders' Prospectus]



                              DATED JULY ___, 1997



PROSPECTUS


                                   AZUREL LTD.
                 905,500 Redeemable Common Stock Purchase Warrants


         This prospectus relates to 905,500 Redeemable Warrants (the "Selling Securityholders' Warrants") and the 905,500 shares of Common Stock issuable upon exercise thereof (the "Selling Securityholders' Warrant Shares") which are being offered for sale by certain Selling Warrantholders (the "Selling
Warrantholders").


         Each Redeemable Warrant expires on _______, 2002, five years after the date of this Prospectus (the "Expiration Date") and entitles the holder thereof, commencing one year from the date of this Prospectus, to purchase one share of Common Stock at an exercise price of $4.50 (the "Exercise Price"), subject to adjustment in certain events. The Redeemable Warrants are redeemable by the Company, at a price of $.10 per Redeemable Warrant, at any time commencing one year after the date of this Prospectus and prior to the Expiration Date, on 30 days prior written notice to the Selling Warrantholders, provided that the closing bid price per share of the Common Stock exceeds $6.75 for a period not less than 20 trading days in any 30 day trading period ending not more than 15 days prior to the date of any redemption notice. The Redeemable Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. See "Underwriting" and "Description of Securities Redeemable Warrants."



         The Selling Warrantholders may not sell or otherwise dispose of any of the Selling Securityholders' Warrants for a period of six (6) months after the Effective Date without the prior written consent of the Underwriter. See "Selling Securityholders and Plan of Distribution."


     The Company will not receive any of the proceeds from the sales of the Selling Securityholders' Warrants although it will receive the exercise price of the Selling Securityholders' Warrants, if exercised. The Company is paying the expenses incurred in connection with the registration for sale of the Selling Securityholders.' The Selling Securityholders' may be offered from time to time by the Selling Warrantholders, their pledgee and/or their donees (who will be identified in a prospectus supplement as appropriate), through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. No underwriting arrangements have been entered into by the Selling Warrantholders. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Warrantholders, their pledgees and/or their pledgees and/or their donees, in connection with sales of the Selling Securityholders' Warrants.

         THESE SECURITIES ARE SPECULATIVE SECURITIES INVOLVING A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" AND "DILUTION" COMMENCING ON PAGES 9 AND 19, RESPECTIVELY, OF THIS PROSPECTUS.


         The Selling Warrantholders, their pledges and/or their donees, may be deemed to be "Underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Warrantholders, their pledgees and/or their donees, any commissions paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Warrants as principals, any profits received by such broker-dealers on the resale of the Selling Securityholders' Warrants may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Warrantholders, their pledgees and/or their donees, may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Selling Securityholders' Warrants will be borne by the Company, except for any commission paid to broker-dealers or other selling expenses.

         On the date of this Prospectus, a registration statement under the Securities Act with respect to a public offering underwritten by Network 1
Financial Securities, Inc., the representative of the Underwriter (the "Representative") of 1,200,000 shares of Common Stock and 1,200,000 Redeemable Warrants (without giving effect to the Representative's over-allotment option to purchase an additional 180,000 shares of Common Stock and/or 180,000 Redeemable Warrants (the "Over-Allotment Option") was declared effective by the Securities and Exchange Commission (the "Offering"). In connection with the Offering of the Common Stock and Redeemable Warrants, the Company granted the Representative warrants to purchase 120,000 shares of Common Stock and/or 120,000 Redeemable Warrants (the "Representative's Warrant"). Prior to the Offering, no public market for the Securities has existed, and no assurance can be given that any market for such Securities will develop on completion off the Offering or, if developed, be sustained.


                           --------------------------




         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ORANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSIONOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The Date of this Prospectus is ________________, 1997





                                     Alt-I

            [Alternate Page for Selling Securityholders' Prospectus]

                                  THE OFFERING


Securities Offered                  905,500 Redeemable Warrants and 905,500
                                    shares of Common stock underlying Redeemable
                                    Warrants

Common Stock Outstanding(1)(2)      5,258,747


Redeemable Warrants Outstanding(3)  2,105,500



Terms of the Redeemable Warrants    Each Redeemable Warrant is exercisable from
                                    one year after the date of this Prospectus to five years after the date of this Prospectus and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4.50, subject to adjustment in certain circumstances (the
                                    "Exercise Price"). The Redeemable Warrants are redeemable by the Company, in whole or in part, at any time commencing one year after the date of this Prospectus, upon 30 days prior written notice, at a price of $.10 per Redeemable Warrant, provided that the closing bid price of the Common Stock exceeds $6.75 for a period not less than 20 trading days in any 30 trading day period ending not more than 15 days prior to the day on which the Company gives notice of redemption. See "Description of
                                    Securities-Redeemable Warrants."





Risk Factors                       The Securities involve a high degree of risk
                                   and should not be purchased by investors who cannot afford to lose their entire investment. Prospective investors should consider carefully the factors set forth under "Risk Factors."


Proposed NASDAQ                    Common Stock - AZUR
Symbols (4)                        Redeemable Warrants - AZURW




(1) Does not include (i) up to 750,000 shares of Common Stock reserved for issuance pursuant to stock options which may be granted pursuant to the Company's 1997 Stock Option Plan, (ii) 325,500 shares of Common Stock reserved for issuance pursuant to options and warrants issued in connection with financing and consulting agreements or (iii) 905,500 shares of Common Stock reserved for issuance pursuant to Redeemable Warrants being offered hereby. See "Management - Stock Option Plan" and "Certain Transactions."

(2) Does not include (i) up to an additional 180,000 shares of Common Stock and 180,000 Redeemable Warrants issuable upon exercise of the Representative's Over-Allotment Option; (ii) 180,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the Representative's Over-Allotment Option; (iii) 1,200,000 shares of Common Stock reserved for issuance upon the exercise of the Redeemable Warrants offered by the Company; (iv) up to 120,000 shares of Common Stock issuable upon exercise of the Representative's Warrants or (v) up to 120,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the Representative's Warrants. Includes
         (i) 1,200,000 shares of Common Stock offered by the Company, (ii) 180,000 shares of Common Stock issuable upon the closing of the Company's offering in connection with the acquisition of the companies comprising the Private Label Group and
         (iii) 905,500 shares of Common Stock reserved for issuance pursuant to Redeemable Warrants being offered hereby. See "Description of Securities," "Underwriting," and "Certain Transactions."

(3) Does not include (i) 180,000 Redeemable Warrants issuable upon exercise of the Representative's Over-Allotment Option, (ii) 180,000 Redeemable Warrants issuable upon exercise of the Representative's Warrants or
         (iii) 905,500 shares of Common Stock reserved for issuance pursuant to Redeemable Warrants being offered hereby. Includes 1,200,000 Redeemable Warrants offered by the Company. See "Underwriting."

(4) The proposed trading symbols do not imply that an active trading market will develop for the Common Stock or Redeemable Warrants upon the completion of this Offering or be sustained thereafter or that the Company's Securities will be approved for listing on NASDAQ or will continue to be listed, if approved. See "Risk Factors."

             [Alternate Page for Selling Securityholder Prospectus]


                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

         The Company has issued an aggregate of 905,500 Redeemable Warrants to the Selling Securityholders that are being offered pursuant to this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Certain Transactions." The Selling Securityholders have advised the Company that sales of the Redeemable Warrants may be effected from time-to-time by themselves, their pledgees and/or their donees, in transactions (which may include block transactions) in the over-the- counter market, in negotiated transactions, through the writing of options on the Common Stock and Redeemable Warrants, or a combination of such methods of sale or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders, their pledgees and/or their donees, may effect such transactions by selling Redeemable Warrants directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of Redeemable Warrants for whom such broker-dealers may act as agents or to whom they sell as principals, or both.

         The Selling Securityholders, their pledgees and/or their donees, any broker-dealers that act in connection with the sale of the Redeemable Warrants as principals may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Redeemable Warrants as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders' Warrants being registered on behalf of the Selling
Securityholders are restricted securities while held by the Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Act. The Selling Securityholders, their pledgees and/or their donees, may agree to indemnify any agent, dealer or broker-dealer who participates in transactions involving sale of the Redeemable Warrants against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Selling Securityholders' Warrants by the Selling Securityholders except upon exercise of the Redeemable Warrants. Sales of the Selling Securityholders' Securities by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's Securities.

         At the time a particular offer of the securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any Underwriters, dealers or agents, the purchase price paid by any Underwriters for shares purchased from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in distribution of Company securities offered by this prospectus may not simultaneously engage in market-making activities with respect to Company securities during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of the Company's securities by the Selling Securityholders.

         The following table sets forth certain information with respect to persons for whom the Company is registering the Selling Securityholders' for resale to the public. Beneficial ownership of the Selling Securityholders' Securities by such Selling Securityholders after the Offering will depend on the number of Selling Securityholders' Securities sold by each Selling Securityholder. The securities held by the Selling Securityholders are


                                     Alt-4
restricted securities while held by such Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Act. The Selling Securityholders' Securities offered by the Selling Securityholders are not being underwritten by the Underwriter.



                                      Beneficial                                                       Beneficial
                                      Ownership                                                        Ownership
                                  Prior to Selling                                                    After Selling
                                  Securityholders'                        Amount                    Securityholders'
                                      Offering                      Being Registered                   Offering(1)
                           -------------------------------      -------------------------        ------------------------


                                             Redeemable                                                Redeemable
                                             Warrants                      Redeemable                  Warrants
Securityholder                   Shares    and/or options (2)  Shares      Warrants(1)      Shares   and/or options (2)  Percentage
--------------                   ------    --------------      ------      ---------        -------  ----------------    ----------
Margaret Amarante                     0           50,000            0        50,000              0             0             0
Bola Business Ltd.               25,000           50,000            0             0         25,000        50,000             *
Comax Co. Ltd.                        0           25,000            0        25,000              0             0             0
John DeAngelis                        0           50,000            0        50,000              0             0             0
Richard Epstein                       0           25,000            0        25,000              0             0             0
ETR & Associates, Inc.(3)        25,000          150,000            0        25,000         25,000       125,000             4%
Ernest Gottdiener                     0           25,000            0        25,000              0             0             0
Angela James                          0           50,000            0        50,000              0             0             0
Martin & Miriam Knecht                0           25,000            0        25,000              0             0             0
Robert E. Lee(3)                425,000           55,500            0        55,500        425,000             0             4%
Metco Investors LLC (3)         150,000          162,500            0       112,500        150,000        50,000             4%
Michalaur International (4)      18,750          156,250            0       156,250              0             0             0
Robert Molfetta                       0           25,000            0        25,000              0             0             0
Robert E. Murello                     0           50,000            0        50,000              0             0             0
Edward W. Pedersen (4)           15,625           50,000            0        50,000         15,625             0             *
John J. Scamardella                   0          100,000            0       100,000              0             0             0
Tusany Investment &
   Trade S.A. (4)             1,559,355             50,000    309,355        50,000      1,559,355             0          24.7%
James J. Wrynn                        0             56,250          0        56,250              0             0             0
------------

 *   Less than 1%

(1) Assumes all of the Selling Securityholder Securities offered hereby are sold and no additional securities are acquired.

(2) Represent Redeemable Warrants acquired by the Selling Securityholder in exchange for warrants containing substantially idential terms pursuant to an exchange exempt from registration under Section 3(a)(9) of the Securities Act, or options granted to the Selling Securityholder.

(3) Mr. Robert E. Lee is the President of ETR & Associates, Inc. ("ETR"), the General Partner of Woodward Partners, LLC ("Woodward") and exercises investment power over the investments owned by Metco Investors, LLC ("Metco"). ETR, Woodward and Metco provide general management advisory services to the Company. The percentage ownership after the Selling Securityholders' Offering, includes securities owned by Mr. Lee, ETR, Woodward and Metco. See "Principal Stockholders" and "Certain Transactions."

(4) Such Selling Stockholder is one the founders of the Company. See "Certain Transactions."





                                      Alt-5

             [Alternate Page for Selling Securityholder's Prospectus]


                                  LEGAL MATTERS

         The validity of the Securities offered hereby and certain other legal matters will be passed upon for the Company by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, New York, N.Y. Certain legal matters will be passed upon for the Underwriter by Snow Becker Krauss P.C., New York, N.Y. Gersten, Savage, Kaplowitz. Fredericks & Curtin, LLP has acted as counsel to the Underwriter in other transactions, and may so act in the future.


                                     EXPERTS

         The audited financial statements for the years ended 1995 and 1996 included in the Prospectus have been audited by Feldman Radin & Co., P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 in accordance with the provisions of the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission and, upon payment to the Commission of prescribed fees and rates, copies of all or any part thereof may be obtained from the Commission's principal office at the Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Website (http://www.sec.gov).

         On the Effective Date, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information can be inspected and copies at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.


                                     Alt-6

No underwriter, dealer, salesman or
other person has been authorized to
give any information or to make any
representations other than those
contained in this Prospectus, and,
if given or made, such information or
representation must not be relied upon
as having been authorized by the
Company or the Underwriter. This                        AZUREL LTD.
Prospectus does not constitute an
offer or solicitation to any person         905,500 Redeemable Common Stock
in any jurisdiction where such offer                Purchase Warrants
or solicitation would be unlawful.
Neither delivery of this Prospectus
nor any sale hereunder shall, under
any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

             TABLE OF CONTENTS

                                        Page
Prospectus Summary.....................
Risk Factors...........................
Dilution...............................
Capitalization.........................
Use of Proceeds........................
Dividend Policy........................
Management's Discussion and
  Analysis of Financial
  Condition and Results
  of Operations........................                 PROSPECTUS
Business...............................
Management.............................
Principal Stockholders.................
Certain Transactions...................
Description of Securities..............
Shares Eligible for Future Sale........
Selling Securityholders................             _____________ , 1997
Plan of Distribution...................
Legal Matters..........................
Experts................................
Additional Information.................
Financial Statements...................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes the Company to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. The Certificate of Incorporation and By-Laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

         Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the Underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

         Under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with (i) a breach of duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividend payments or stock repurchased in violation of Delaware law or (iv) any transaction in which a director has derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 25. Other Expenses of Issuance and Distribution

         The following is a statement of the expenses to be paid by the Company, after payment of commissions and expenses to the Underwriter, in connection with the issuance and distribution of the securities being registered:


SEC Registration Fee...................................................$7,301*
NASD Filing Fee.........................................................2,635
NASDAQ Filing Fee......................................................10,000*
Printing and Engraving Expenses........................................50,000*
Legal Fees and Expenses (other than blue sky).........................175,000*
Accounting Fees and Expenses..........................................110,000*
Blue Sky Fees and Expenses.............................................45,000*
Transfer Agent and Registrar Fees and Expenses..........................4,500*
Miscellaneous..........................................................10,000*
         TOTAL.......................................................$414,436*
         *Estimated

Item 26. Recent Sales of Unregistered Securities

         During the past three years, the Company has issued securities to a limited number of persons, without registering the securities under the Securities Act. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities, except as noted.


         In reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering, in June and September 1995, the Company issued an aggregate of 2,175,000 shares of Common Stock to the twelve founders of the Company for $.001 per share: Gerard Semhon, Constantine Bezas, Joseph Truitt Bell, Van Christakos, Diane Papas, Tusany Investment & Trade, S.A., Edward Pedersen, Kenneth Lee, James G. Cooley, Michalaur International, Valerie A. Profitt and Leslie Bines, each an "accredited investor" within the meaning of Regulation D of the Securities Act.

         In 1995 and 1996, the Company issued an aggregate of 175,000 shares of Common Stock valued at $100,125 to the Consulting Group (25,000 shares to ETP, 50,000 shares to Woodward and 100,000 shares to Metco) in exchange for consulting services, each an "accredited investor" within the meaning of Regulation D of the Securities Act. The issuances were made in reliance upon
Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.

         In July 1995, the Company granted ETR, an "accredited investor" within the meaning of Regulation D of the Securities Act, an option to purchase 150,000 shares of Common stock at $1.00 per share, which expires in July 2000, as additional consideration for a loan in the original principal amount of $28,750, which was subsequently repaid. The grant was made in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.

         In September  1995, the Company  issued Bola, an "accredited  investor"
within the meaning of Regulation D of the Securities Act, 25,000 shares of Common Stock, valued at $25, and granted Bola the option to purchase 50,000 shares of Common Stock at $1.00 per share, which expires in September 2002, as additional consideration for a loan. The issuance and grant were made in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.

         In December 1995, the Company completed a $250,000 private placement of 5 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 18 month 12% promissory note in the original principal amount of $50,000, and (ii) 25,000 shares of Common Stock. The Company received $210,000 of net proceeds after deducting expenses of $7,500 and commissions of $32,500 to the Representative for acting as placement agent. In connection with this private placement, the Company issued the securities described in the following table to 11 unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:



                                Dollar Amount of              Number of
Name                            Note Purchased                Shares Issued
----                            --------------                -------------

Drew Dellinger                     $25,000                      12,500
Wayne Robbins                      $25,000                      12,500
Betty Presley                      $25,000                      12,500
William Kennedy                    $25,000                      12,500
Louis D. Zachau                    $12,500                       6,250
Larry Bucsek                       $50,000                      25,000
Ronald I. Harris                   $10,000                       5,000
Shelby Goldring                    $10,000                       5,000
Bruce Levenbrook                   $10,000                       5,000
Wolf Financial Group Inc., DIP     $47,500                      23,750
Ronald S. Mack - IRA               $10,000                       5,000

         In February 1996, the Company completed a $250,000 private placement of 5 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 18 month 12% promissory note in the original principal amount of $50,000, and (ii) 25,000 shares of Common Stock. The Company received $210,000 of net proceeds (after deducting expenses of $7,500 and commissions of $32,500 to the Representative for acting as the placement agent. In connection with this private placement, the Company issued the securities described in the following table to two affiliated and one unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:

                                           Dollar Amount     Number of
                                           of Note           Shares
Name                                       Purchased         Issued
----                                       ---------         ------

Wolf Financial Group Inc., DIP              $100,000          50,000
Bola Business Ltd.                          $ 50,000          25,000
Tusany Investment & Trade, S.A.             $100,000          50,000

         In February 1996, the Company issued 10,000 shares of Common Stock in exchange for legal services rendered to the Company. The issuance was made in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.

         In March 1996, the Company issued Metco, an "accredited investor" within the meaning of Regulation D of the Securities Act, 25,000 shares of Common Stock and an option to purchase 50,000 shares of Common Stock at $1.25 per share, which expires in January 1999, in consideration for a loan. In March 1996, the Company issued an additional 25,000 shares of Common Stock to Metco as a penalty for the Company's late payment of a portion of a loan. These issuances were made in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.

         In July 1996, the Company completed a private placement of 978,747 shares of Common Stock at $2.00 per share in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the
Section 4(2) exemption for a transaction not involving a public offering. The Company received $1,314,950 of net proceeds after deducting expenses of $11,050 and commissions of $174,000 to the Representative for acting as placement agent. As part of this private placement, certain noteholders of the Company converted $457,494 principal amount and interest into 278,747 shares of Common Stock. Of the aggregate debt converted, Tusany converted principal and interest due under a $50,000 promissory note issued in the February 1996 private placement into 52,383 shares of Common Stock and principal and interest due under a $200,000 promissory note issued in October 1995 into 106,972 shares of Common Stock. In connection with this private placement, the Company issued the securities described in the following table to 24 unaffiliated and one affiliated investor, each an "accredited investor" within the meaning of Regulation D of the Securities Act:

                                                            Number
                                                            of Shares
Name                                      Purchase Price    of Common Stock
----                                      --------------    ---------------

Alan J. Rubin                               $50,000           25,000
Vahik Babaian                              $100,000           50,000
William M. Kennedy                         $100,000           50,000
David's Art, Inc. d/b/a Art Connection      $50,000           25,000
Derek C. Ferguson                           $50,000           25,000
Mark Frankel                                $50,000           25,000
Steven M. Frankel                           $50,000           25,000
Levanthal, Paget LLC                        $50,000           25,000
Fred Kassner                               $500,000          250,000
David E. Ruggieri                          $100,000           50,000
Jeffrey P. & Jacalyn K. Flack               $50,000           25,000
David Edward Blockstein                     $25,000           12,500
Robert J. Roehrich                          $50,000           25,000
Richard J. Brown                            $25,000           12,500
Robert J. Stein                             $25,000           12,500
Anthony and Maya Cirillo                    $25,000           12,500
Tusany Investment & Trade, S.A.            $518,710          259,355
Drew Dellinger                              $27,440           13,720
Wayne Robbins                               $27,440           13,720
Betty Presley                               $27,432           13,716
Louis Zachau                                $13,682            6,841
Ronald Harris                               $10,716            5,358
Shelby Goldring                             $10,716            5,358
Bruce Levenbrook                            $10,716            5,358
Ronald Mack-IRA                             $10,642            5,321

         In August 1996 the Company issued to V.A.N. Marketing Ltd., an "accredited investor" within the meaning of Regulation D of the Securities Act ("VAN"), 5,000 shares of Common Stock, valued for accounting purposes at $21,250, and granted options to purchase 20,000 shares of the Company's Common Stock at $4.80 per share, expiring in July 1999 for services rendered under a brokerage and consulting agreement. The issuance was made in reliance upon
Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.

         In October 1996, the Company issued 210,000 shares of Common Stock to Liam Development Ltd., an "accredited investor" within the meaning of Regulation D of the Securities Act, upon conversion of a promissory note into shares of the Company's Common Stock at $1.00 per share. The issuance was made in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.


         In October 1996, the Company completed a $300,000 private placement of 12 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 12 month 10% promissory note in the original principal amount of $25,000, and (ii) a warrant to purchase up to 25,000 shares of Common Stock. The warrants by their terms convert to Redeemable Warrants on the effective date hereof and may be sold by their holders subject to six month lock-up agreements. The Company received net proceeds of $270,000 after deducting commissions of $30,000 to the Representative for acting as placement agent. In connection with this private placement, the Company issued the securities described in the following table to three affiliated and four unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:

                                Dollar Amount        Number of
Name                            of Note Purchased    Warrants Issued
----                            -----------------    ---------------

Michalaur International             $50,000            50,000
Robert E. Murello                   $50,000            50,000
Margaret Amarante                   $50,000            50,000
Angela James                        $50,000            50,000
Metco Investors LLC                 $25,000            25,000
Robert Molfetta                     $25,000            25,000
Tusany Investment & Trade,
 S.A.                               $50,000            50,000


         In November 1996, the Company issued Mr. Robert E. Lee, an "accredited investor" within the meaning of Regulation D of the Securities Act, warrants to purchase 55,500 shares of Common Stock at an exercise price of $4.80 per share, which expire in December 2000, as consideration for the extension of the maturity date of a loan made by Mr. Lee to the Company. The warrants by their terms convert to Redeemable Warrants on the effective date hereof and may be sold by their holders subject to six month lock-up agreements. The issuances made in reliance upon Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, which provides an exemption for a transaction not involving a public offering.

         In January 1997, the Company completed a $200,000 private placement of 8 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 12 month 10% promissory note in the original principal amount of $25,000, and (ii) a warrant to purchase up to 25,000 shares of Common Stock. The warrants by their terms convert to Redeemable Warrants on the effective date hereof and may be sold by their holders subject to six month lock-up agreements. The Company received net proceeds of $180,000 after deducting commissions of $20,000 to the Representative for acting as placement agent. In connection with this private placement, the Company issued the securities described in the following table to one affiliated and two unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:



                                  Dollar Amount               Number of
Name                            of Note Purchased           Warrants Issued
----                            -----------------           ---------------

John DeAngelis                        $50,000                   50,000
Edward Pedersen                       $50,000                   50,000
John J. Scamardella                  $100,000                  100,000



         In April 1997, the Company completed a $350,000 private placement of 14 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 12 month 10% promissory note in the original principal amount of $25,000 and (ii) a warrant to purchase up to 25,000 shares of Common Stock. The Warrants by their terms convert to Redeemable Warrants on the effective date hereof and may be sold by their holder subject to six month lock-up agreements. The Company received net proceeds of $315,000 after deducting commissions of $35,000 to the Representative for acting as placement agent. In connection with this private placement, the Company issued the securities described in the following table to two affiliated and five unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:


                                Dollar Amount             Number of
Name                          of Note Purchased        Warrants Issued
----                          -----------------        ---------------

Michalaur International            $106,250                $106,250
Metco Investors LLC                  87,500                  87,500
James J. Wrynn                       56,250                  56,250
Richard Epstein                      25,000                  25,000
Ernest Gottdiener                    25,000                  25,000
Comax Co. Ltd.                       25,000                  25,000
Martin & Miriam Knecht               25,000                  25,000




Item 27.          List of Exhibits

Exhibit Number    Description of Exhibit
--------------    ----------------------

    1.1*          Form of Underwriting Agreement

    1.2*          Form of Financial Advisory and Investment Banking Agreement.


    3.1*          Certificate of Incorporation of the Registrant.


    3.2*          Amended By-Laws of the Registrant.

    3.3*          Amended Certificate of Incorporation of the Registrant

    4.1*          Specimen Common Stock Certificate.

    4.2*          Specimen Redeemable Common Stock Purchase Warrant Certificate.


    4.3*          Form of Public Warrant Agreement.

    4.4* Form of Warrant Agreement between the Registrant and Network 1, including Form of Underwriter's Warrant Certificate.

    5.1*           Opinion of Gersten, Savage, Kaplowitz, Fredericks &
                  Curtin, LLP.


   10.1* Employment Agreement between the Registrant and Gerard Semhon dated October 28, 1996.


   10.2*          Employment Agreement between the Registrant and Michael J.
                  Assante dated August 22, 1996.

   10.3*** Lease for 509 Madison Avenue, New York, New York 10022 dated April 29, 1996.

   10.4*** Lease for 20-10 Maple Avenue, Fair Lawn, New Jersey dated April 11, 1991.

   10.5* License Agreement between the Registrant and Europe Craft Imports, Inc. dated May 15, 1996.

   10.6* Stock Purchase and Sale Agreement dated July 17, 1996 by and among Michael J. Assante, Azurel Ltd., Private Label Cosmetics, Inc., P.L.C. Specialties, Inc., International Cosmetic Group, Inc. and Fashion Laboratories, Inc.

   10.7* Agreement by and between Scent Overnight, Inc. and Scent 123, Inc. dated September 9, 1996.

   10.8*          Registrant's 1997 Stock Option Plan.

   10.9* Registrant's Promissory Note dated August 22, 1996 in the principal amount of $1,675,000 issued to Michael J. Assante.

   10.10*         Registrants' Promissory Note dated  August  22,
                  1996 in the principal amount of $83,750 issued to Louis DiVita.

   10.11* Consulting Services Agreement dated August 12, 1993 between Louis DiVita and Private Label Cosmetics, Inc. PLC Specialties, Inc., Fashion Laboratories, Inc., Contemporary Cosmetic Group, Inc., International Cosmetic Group, Inc., D.A. Advertising Group International, Inc. and Intra-Africa Corporation.

   10.12*         Security Agreement dated February 16, 1996 between
                  Finova Capital Corporation and the Private Label Group and Guaranty by Michael J. Assante and Denise Assante.

   10.13*         Collective Bargaining Agreement, dated May 24, 1995. between

   10.14*         Rubigo Cosmetics Agreement - January 1992

   10.15*         Revolving Credit Agreement and Guarantees.


   10.16* Agreement by and among Azurel, Ltd., Scent Overnight, Inc. and Gerard Semhon dated July 14, 1997.

   21.1*          Subsidiaries of the Registrant.



   23.1*          Consent of Independent Certified Public Accountants for the
                  Registrant.

   23.2* Consent of Gersten, Savage, Kaplowitz & Curtin, LLP counsel for Registrant (included in Exhibit 5.1).


   24.1*          Power of Attorney (Included with signature page).

   27.1           Financial Data Schedule


--------------
*     Previously filed.
**    To be filed by amendment.
***   Exempt from filing because Registrant received a harship exemption.
****  Filed herewith

Item 28.          Undertakings

(a) The undersigned Registrant hereby undertakes:


   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any additional or changed material information with respect to the plan of distribution;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangements, statute or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) For purposes of determining any liability under the Securities Act, the Registered will treat the information omitted from the from of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


For purposes of determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and treat that offering of the securities at that time as the initial bona fide offering of those securities.

(g) Transactions with or by Selling Security Holders; Lock-Up Periods.

The undersigned small business issur hereby undertakes:

     (1) To file a post-effective amendment to this Registration Statement in the event that there is a change in the plans, proposals, agreements, arrangements or understandings, if any, with respect to transactions with or by Selling Security Holders or plans to waive or shorten the lock-up periods applicable to such Selling Security Holders from those set forth in the Registration Statement; and

     (2) In the event that all or a port of the Selling Security Holders are released by the Underwriter from their respective lock-up agreements, to file (i) a post-effective amendment to this Registration Statement if more than 10% of the Selling Security Holders' Securities are proposed to be released and (ii) a sticker prospectus supplement if between 5% and 10% of the Selling Security Holders' Securities are proposed to be released.

                                   SIGNATURES



         In accordance with the requirements to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on July 15, 1997.



                                       AZUREL LTD.


                                       By:/s/ Gerard Semhon
                                          Gerard Semhon, Chief Executive
                                          Officer and Chairman of the Board
                                          (Principal Executive Officer,
                                          Principal Financial and Accounting
                                          Officer)




         In accordance with the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                          Date




/s/ Gerard Semhon        Chief Executive Officer and              July 15, 1997
Gerard Semhon            Chairman of the Board (Principal
                         Executive Officer, Principal
                         Financial and Accounting Officer)

/s/ Constantine Bezas    President and Director                   July 15, 1997
Constantine Bezas

/s/ Joseph Truitt Bell   Executive Vice President and Director    July 15, 1997
Joseph Truitt Bell

/s/ Van Christakos       Secretary, Treasurer and Director        July 15, 1997
Van Christakos